Exhibit 10.64

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into this 21 of August, 2015, by and between SOLO CUP OPERATING CORPORATION, a Delaware corporation (“Sublessor”) and HORIZON PHARMA USA, INC., a Delaware corporation (“Sublessee”).

RECITALS

A.        Pursuant to a certain Office Lease Agreement dated August 26, 2008 (the “Lease”), by and between Sublessor, as lessee, and Lake Forest Landmark II, LLC, an Illinois limited liability company, the successor in interest to Opus North Corporation, an Illinois corporation, as lessor (“Prime Lessor”), Sublessor leased from Prime Lessor certain premises commonly known as Suites 150, 200, 300 and 400 and more particularly identified in the Prime Lease (the “Premises”) of the office building at 150 South Sanders Road, Lake Forest, Illinois (the “Building”) and located on the real property more particularly described in the Prime Lease (the “Property”), which Lease was amended by that certain First Amendment to Office Lease Agreement (the “First Amendment”) dated November 23, 2010 and that certain Second Amendment to Office Lease Agreement (the “Second Amendment”) dated August 30, 2012 (the Lease, First Amendment and Second Amendment are collectively referred to herein as the “Prime Lease”).

B.        Sublessor desires to sublet to Sublessee the Premises containing approximately 133,218 square feet of net rentable area and a portion of the certain storage area leased to Sublessor located on the lower level of the Property as further described in the Prime Lease consisting of approximately 6,815 rentable square feet of storage space (the “Storage Area” and together with the Premises, collectively, the “Subleased Premises”), and Sublessee desires to sublet the Subleased Premises from Sublessor, all in accordance with the terms, covenants and conditions herein set forth.

AGREEMENT

IN CONSIDERATION of the foregoing recitals, the mutual covenants hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, it is agreed by and between the parties as follows:

1.     DEMISE, POSSESSION AND TERM.    Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises for a term (the “Term”) commencing on January 1, 2016 (the “Sublease Commencement Date”) and ending on the “Sublease Expiration Date” (as defined below), unless sooner terminated as provided herein. Sublessor shall deliver to Sublessee non-exclusive access to and Sublessor shall vacate the Subleased Premises other than the areas located on the second floor occupied by Sublessor including, without limitation, the Server Room and Associated Facilities, defined below (“Sublessor Space”) within one (1) business day after the date (the “Early Access Date”) on which the latest of the following events shall have occurred: (x) the full execution of this Sublease, and (y) the Prime Lessor consents to this Sublease and approves the Sublessee Improvements (as defined below). During the period of time from the Early Access Date until six (6) full weeks prior to the Sublease Commencement Date, Sublessee shall have the right to construct its Sublessee Improvements and to install its furniture, fixtures, equipment and other personal property and its data lines and other cabling in the Subleased Premises (other than the Sublessor Space). . Sublessee shall not construct any Sublessee Improvements without first having obtained any permits or other approvals from all applicable governmental authorities required in connection with such construction of the Sublessee Improvements (collectively, the “Governmental Approvals”). Sublessor shall deliver to Sublessee exclusive possession of the Subleased Premises as of January 1, 2016. During the period from the date of full execution of this Sublease until the Early Access Date, Sublessor shall provide Sublessee with access to the Subleases Premises other than the Sublessor’s Space for inspections and for access in relation to the design and space planning for the Subleased Premises. During the period of time commencing upon the later of (a) six (6) full weeks prior to the Sublease Commencement Date and (b) the Early Access Date until the Sublease Commencement Date (the “FF&E Period”), Sublessor shall have fully vacated the Subleased Premises (other than the Sublessor Space) and Sublessee shall have the right to move and relocate its personal property and equipment into the Subleased Premises, construct any of the Sublessee Improvements and complete any related wiring and cable and otherwise make the Subleased Premises ready for its operations provided that Sublessee is in compliance with all terms and provisions of this Sublease, including, without limitation, with respect to insurance, except as provided in the next sentence. During the FF&E Period, Sublessor shall reasonably cooperate with Sublessee in order for Sublessee to have non-exclusive access the Sublessor Space to begin construction of Sublessee’s improvements and installation of Sublessee’s furniture, fixtures, equipment and data and other lines. Notwithstanding the foregoing, Sublessor acknowledges and agrees that it was a material inducement for Sublessee to enter into this Sublease that as of the first day of the FF&E Period (the “Server Room Access Date”) that Sublessor provide Sublessee with such non-exclusive access and use of the server room and the equipment and data and communications lines, risers, towers, feeders, closets, facilities and other conduits necessary for the installation Sublessee’s data and other communications lines and equipment (collectively, the “Server Room and Associated Facilities”) to provide data and other communications for Sublessee throughout the Subleased Premises. Sublessee’s non-exclusive access to the Server Room and Associated Facilities prior to the Sublease Commencement Date shall at all times be subject to Sublessor’s use and occupancy of the Server Room and Associated Facilities and Sublessee shall not disrupt or interfere with Sublessor’s use and occupancy. Sublessee’s use and occupancy of the Server Room and Associated Facilities shall be limited to the use and occupancy as described on Schedule 2 attached hereto. In the event that Sublessee does not have such non-exclusive access to the Server Room and Associated Facilities as of the Server Room Access Date and Sublessor’s acts or omissions are substantially responsible for such delay (as opposed to the Third Party Conditions, as defined below), then Sublessee shall receive fifteen (15) calendar days of additional abatement of Base Rent (in addition to any other free or abated Base Rent that Sublessee is entitled to hereunder) and for each additional day after the Server Room Access Date that Sublessee is not permitted such non-exclusive access and use the Server Room and Associated Facilities and Sublessor’s acts or omissions are substantially responsible for such delay (as opposed to any Third Party Conditions), Sublessee shall receive two (2) additional days of abated Base Rent. In the event that Sublessor has not fully vacated the Subleased Premises and transferred full possession of the Subleased Premises to Sublessee on the Sublease Commencement Date and Sublessor’s acts or omissions are substantially responsible for such delay (as opposed to any Third Party Conditions), then for each day after the Sublease Commencement Date that Sublessee has not received full possession of the entire Subleased Premises (including, without limitation, the Sublessor Space), then Sublessee shall receive one and one-half (1 and 1/2) days of additional abated Base Rent. In the event that Sublessor has not fully vacated the Subleased Premises and transferred full possession of the Subleased Premises to Sublessee within fifteen (15) calendar days after the Sublease Commencement Date and Sublessor’s acts or omissions are substantially responsible for such delay (as opposed to the Third Party Conditions), then for each day after such date that Sublessee has not received full possession of the entire Subleased Premises (including, without limitation, the Sublessor Space), then Sublessee shall receive two (2) days of additional abated Base Rent. Notwithstanding anything to the contrary contained herein, during the period of time from the Early Access Date until the Sublease Commencement Date, Sublessee shall only be responsible for paying for the pro rata portion separately metered utilities for the portions of the Subleased Premises in which Sublessee is constructing Sublessee Improvements and shall not be responsible for paying any other Additional Rent or Base Rent. For the purposes of this Sublease, “Third Party Conditions” shall mean any acts or omissions of any party other than Sublessor, including without limitation, Prime Lessor, Sublessee or any governmental authority, and for purposes of clarity, Third Party Conditions may include

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Prime Lessor’s failure to approve Sublessee’s Improvements or to grant any other required approvals and/or the failure of Sublessee to obtain any Governmental Approvals.

1.1.        Sublease Expiration Date.    Sublease Expiration Date shall mean March 31, 2024. Notwithstanding the foregoing, in the event that Sublessee notifies Sublessor at least ninety (90) days prior to the Sublease Expiration Date that Sublessee does not intend to take title to the Furniture, then the Sublease Expiration Date shall instead by January 31, 2024 and Sublessor shall then be responsible for the removal of the Furniture per the terms of the Lease. In addition, in the event that Sublessee notifies Sublessor at least ninety (90) days prior to the Sublease Expiration Date that Sublessee does not intend to be responsible for the removal of Sublessor’s data lines and wiring in the Subleased Premises and all other removal and restoration obligations of Sublessor as tenant under the Prime Lease, then the Sublease Expiration Date shall instead by January 31, 2024 and Sublessor shall then be responsible for the removal of such data lines and wiring.

1.2.        Sublessor Representations and Warranties.    As an inducement to Sublessee to enter into this Sublease, to Sublessor’s knowledge, Sublessor represents and warrants with respect to the Subleased Premises that the following statements are true as of the date hereof:

1.2.1.    The Prime Lease is in full force and effect and has not been amended or otherwise modified.

1.2.2.    There exists under the Prime Lease no default by either party or event of default by either party, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default by either party.

1.2.3.    Sublessor has not received any notice of any requirements by any jurisdictional or environmental agency or department or any insurance company requiring any work to be performed at the Subleased Premises or that the Subleased Premises or the Building are in violation of applicable laws.

1.2.4.    There are no oral modifications to the Prime Lease.

1.2.5.    Sublessor has not assigned its interest in the Prime Lease or subleased or otherwise permitted any other parties to occupy any part of the Subleased Premises pursuant to any agreement that has not been terminated prior to the date hereof.

1.2.6.    Lake Forest Landmark II, LLC, an Illinois limited liability company is the successor-in-interest to Opus Development Corporation, an Illinois corporation (formerly known as Opus North Corporation), as Prime Lessor.

1.2.7.    Solo Cup Operating Corporation, a Delaware corporation is the Tenant under the Prime Lease.

1.2.8.    For purposes of this Sublease, “Sublessor’s knowledge” or phrases of similar import shall mean the present, actual knowledge of Steven A. Mills without any duty of inquiry or investigation.

2.        RENT.

2.1.        Base Rent.    Commencing on September 1, 2016 (the “Rent Commencement Date”), Sublessee shall pay to Sublessor, as base rent for the Subleased Premises, monthly rent (the “Base Rent”) for each calendar month or portion thereof during the Term of this Sublease in the amounts set forth on

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Exhibit A attached hereto. Such Base Rent shall be due and payable, in advance and in equal monthly installments, on or before the first business day of each calendar month during the Term. On or before the Sublease Commencement Date, Sublessee shall pay to Sublessor the Security Deposit payable hereunder.

2.2.        Additional Rent; Utilities.    Commencing on the Rent Commencement Date, Sublessee shall pay to Sublessor, as additional rent for the Subleased Premises (excluding the Storage Space), a sum equal to all amounts due as “Additional Rent,” as defined in the Prime Lease and payable under the Prime Lease, including, without limitation, “Tenant’s Share of Expenses” with respect to “Property Taxes” and “Operating Expenses”, as each such term is defined in the Prime Lease, and the cost of any utilities paid by Sublessor, as tenant, to Prime Lessor under the Prime Lease with respect to the Term of this Sublease, provided however, Sublessee shall not be responsible for paying any Additional Rent that solely arises out of Sublessor’s default under the Prime Lease, Prime Lessor’s “gross up” of any “Operating Expenses” under the Prime Lease, but only to the extent the amount of Operating Expenses attributable to such “gross up” is available from Prime Lessor or results solely from Sublessor’s or its employees’ and agents’ negligence and willful misconduct. Sublessor agrees to use commercially reasonable efforts to obtain the “gross-up” detail described above from Prime Lessor. During the Term, Additional Rent payable pursuant to this Section 2.2 shall be paid within ten (10) days after Sublessee’s receipt of an invoice for such Additional Rent and at such other intervals as are required under the Prime Lease in the event that such payment is to be made directly to the Prime Lessor by Sublessee, provided however, if such Additional Rent is not a regularly recurring monthly payment, except as otherwise set forth in this Sublease, Sublessee shall have thirty (30) days after receipt of an invoice therefor to pay it. All Base Rent, Additional Rent and any other sums due hereunder shall be paid in lawful money of the United States of America. Commencing on the Sublease Commencement Date, Sublessee shall be responsible for paying directly to any utility companies, prior to delinquency, all separately metered or separately charged utilities. For avoidance of doubt, Sublessee shall not be responsible for any Rent prior to the Rent Commencement Date, except for Rent arising out of Sublessee’s default. Sublessor acknowledges and agrees that Sublessee shall have the same rights to audit and review the Prime Lessor’s books and records as Sublessor does under the Prime Lease. In addition, Sublessor acknowledges and agrees that, subject to the terms and provisions of this Prime Lease, Sublessee shall have the same rights to audit and review the Sublessor’s books and records as Sublessor has to audit and review the Prime Lessor’s books and records under the Prime Lease relating solely to this Sublease.

2.3.        Security Deposit.    Within three (3) business days after the full execution and delivery of this Sublease, Sublessee shall deliver to Sublessor an irrevocable letter of credit (“L/C”) issued by Silicon Valley Bank (the “Issuer”) and in form and substance reasonably acceptable to Sublessor, in the amount of $2,000,000 (the “Security”), representing security for the performance by Sublessee of the covenants and obligations hereunder. In addition to any other items that Sublessor may reasonably require, the L/C shall: (a) name Sublessor as its beneficiary; (b) have an initial term of no less than one year; (c) automatically renew for one year periods unless the issuer provides Sublessor with at least 60 days’ advance written notice that the L/C will not be renewed; (d) permit partial draws; (e) the sole and exclusive condition to any draw on the L/C shall be that Sublessor certifies to the issuer that either or both of the following is/are true: (i) Sublessee is the debtor in a pending bankruptcy proceeding; and (ii) Sublessee is in an Event of Default; and (f) be transferable to any successor to Sublessor hereunder on as many occasions as desired. In the event that: (w) the expiration date of any L/C occurs before the Sublessee Expiration Date, (x) the issuer has advised Sublessor that the issuer will not automatically renew the L/C; (y) Sublessee fails to deliver to Sublessor at least forty-five (45) days prior to the expiration of such L/C either (A) an amendment thereto extending the expiration date of such L/C for not less than twelve (12) months, or (B) a new L/C, in form and substance in accordance with (a) through (f) above and otherwise satisfactory to Sublessor (in its reasonable discretion) or (z) (1) the credit rating of the Issuer is down-graded (from its rating in effect on the date on which the L/C is initially issued) by a

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reputable rating agency such as Moody’s or Standard & Poor’s; (2) Sublessor advises Sublessee that, as a result of the Issuer down-grade, Sublessor desires Sublessee to procure a new L/C from an Issuer reasonably acceptable to Sublessor, which new L/C shall be in form and substance to satisfy the requirements of (a) through (f) above and otherwise satisfactory to Sublessor (in its reasonable discretion); and (3) Sublessee fails to deliver such new L/C satisfying the requirements set forth in clause (2) above within forty-five (45) days after Sublessor’s request, then in any of the instances described in (w) through (z), Sublessor may draw on the L/C then in Sublessor’s possession, and thereafter (in addition to any other remedies available to Sublessor under this Sublease) apply the proceeds of such L/C to cure the Event of Default. In the event that, upon the occurrence of any of the instances described in (w) through (z), Sublessee delivers to Sublessor a new L/C that satisfies the requirements of this Section 2.3, then upon Sublessor’s receipt of such new L/C, Sublessor shall promptly release the original L/C to Sublessee. If Sublessee fails to comply with any or all of its covenants or obligations hereunder, Sublessor may, without notice to Sublessee, draw on the L/C and apply the proceeds in whatever manner Sublessor deems appropriate, in addition to any and all other remedies available to Sublessor under this Sublease. In the event Sublessor draws against the L/C, Sublessee shall, upon demand, at Sublessee’s option, immediately either (aa) deposit with Sublessor a sum equal to amount drawn under the L/C or (bb) deliver to Sublessor an additional L/C in an amount equal to the amount drawn. If Sublessee fully and faithfully complies with all the covenants hereunder, the Security (or any balance thereof) together with Sublessor’s written consent to the cancellation of any and all outstanding L/Cs constituting part of the Security shall be delivered to Sublessee within thirty (30) days after the last to occur of (1) the date the Term expires or terminates or (2) delivery to Sublessor of possession of the Subleased Premises.

Sublessor may deliver the Security to any purchaser of Sublessor’s interest in the Subleased Premises or any successor Sublessor, if applicable, whereupon Sublessor shall be discharged from any further liability with respect to the Security. In the event that Sublessor exercises its right under the preceding sentence, Sublessee shall fully cooperate with Sublessor, in all reasonable respects, to cause the L/C to be assigned and conveyed to, or reissued to, such purchaser or Successor Sublessor, as the case may be, and Sublessee shall bear any expenses incurred in connection therewith. Notwithstanding the foregoing, in the event that Sublessee has paid all Base Rent and Additional Rent as and when required by this Sublease for twelve consecutive calendar months and is not in an Event of Default, as confirmed by Sublessor, then the L/C shall terminate and the original L/C shall be returned to Sublessee within ten (10) business days thereafter.

2.4.        General Provisions Regarding Payments.    All Base Bent, Additional Rent and other fees, charges or amounts due from Sublessee under this Sublease (collectively, the “Rent”) shall be paid promptly when due, without notice or demand, and without offset or deduction for any reason whatsoever, to Sublessor at its address set forth in the notice provisions below, or to such other person or at such other address as Sublessor may designate by notice to Sublessee. After an Event of Default described in Section 12.1(a) herein, interest at the Default Rate (as defined herein) shall be payable on any past due Rent from the date due through the date received by Sublessor (or its designated payee). Any such interest shall be considered Additional Rent due hereunder and paid by Sublessee promptly upon demand.

3.        SUBORDINATION; ATTORNMENT.

3.1.        Subject to Prime Lease.

3.1.1.        This Sublease is subject and subordinate in all respects to the Prime Lease, and, Sublessee shall be bound by, the terms, conditions and provisions of the Prime Lease, except as altered, modified or otherwise agreed to herein and except for those duties and obligations set forth in the Basic Terms 4, 5, 6, 7, 9, 10, 11, 12, 13 and 14 and the following Sections of the Prime Lease: 1.2.5, 1.5, 2.1,

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3.8, 4.2, 9.3, 17, and the first sentence of Section 18.8. Notwithstanding anything to the contrary contained herein, no provision hereof granting Sublessee any power, right, benefit or privilege shall be operative or effective, if and to the extent that exercise or enjoyment of the same would constitute or result in any breach of or default under, or termination of, the Prime Lease. Sublessor shall request a Recognition Agreement (as defined in the Prime Lease) from the Prime Lessor for Sublessee that complies with Section 13.9 of the Prime Lease.

3.1.2.        In the event of any termination or expiration of the Prime Lease during the Term for any reason, this Sublease shall automatically terminate contemporaneously with termination or expiration of the Prime Lease, and Sublessor and Sublessee shall be relieved of all liability and obligation hereunder, except for liabilities and obligations (i) under the indemnification and default provisions (including, without limitation, Sections 12, 13.2, 14 and 15) hereof, (ii) accruing prior to such termination, or (iii) on account of acts, omissions, conditions or circumstances occurring or obtaining prior to such termination. The liabilities and obligations, identified in clauses (i) through (iii) above are referred to herein as “Surviving Obligations.” Unless Sublessee is in a monetary Event of Default or a material non-monetary Event of Default, Sublessor agrees that Sublessor shall have no right to voluntarily terminate the Prime Lease without Sublessee’s consent, in its sole discretion, unless the Prime Lessor agrees to recognize this Sublease as a direct deal with the Sublessee.

3.1.3.        Sublessor represents that it has provided Sublessee a complete and accurate copy of the Prime Lease. Sublessee acknowledges receipt of a complete and accurate copy of the Prime Lease, and represents that it has read and understood the Prime Lease. In the event of any conflict between the terms and provisions of the Prime Lease and those of this Sublease, the terms and provisions of the Prime Lease shall control, in all events (except with respect to the amounts of Base Rent and Additional Rent due hereunder). Subject to the terms of this Sublease, Sublessee shall, at its own cost and expense, fully observe, perform and comply with all of the obligations of Sublessor, as lessee, under the Prime Lease, to the extent that such obligations relate to the Subleased Premises, including, without limitation, obligations as provided in the Prime Lease with respect to use of the Subleased Premises, maintenance and alterations of the Subleased Premises and assignment and subletting. Subject to the terms of this Sublease, Sublessor shall, at its own cost and expense, fully observe, perform and comply with all of the obligations of lessee, under the Prime Lease, to the extent that such obligations have not been assumed by Sublessee as part of this Sublease. Sublessee shall not cause, or permit its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder) to cause, whether by act or omission, any breach of, default under or termination of the Prime Lease. Sublessor shall not cause, or permit its agents, employees or assigns (whether or not permitted hereunder) to cause, whether by act or omission, any breach of, default under or termination of the Prime Lease and Sublessor shall not enter into any amendments to or modifications of the Prime Lease that would, in effect, impose any greater duties and obligations upon Sublessee without the prior written consent of Sublessee.

3.1.4.        As to all matters requiring the consent or approval of, or notice to, Prime Lessor under the Prime Lease, Sublessee shall not act without the prior written consent or approval of, or without notice to, as the case may be, both Prime Lessor and Sublessor, which consent from Sublessor shall not be unreasonably withheld, conditioned or delayed. All matters required under the Prime Lease to be satisfactory to or as prescribed by Prime Lessor shall be satisfactory to or as prescribed by both Prime Lessor and Sublessor.

3.1.5.        Furthermore, Sublessor covenants not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Prime Lease on the part of the tenant. Whenever the consent of Prime Lessor shall be required by, or Prime Lessor shall fail to perform its obligations under, the Prime Lease, Sublessor agrees to use commercially reasonable efforts to obtain such consent and/or performance

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on behalf of Sublessee. So long as Sublessee is not in any material default in the good faith reasonable opinion of Sublessor or as determined by Prime Lessor, Sublessor covenants as follows: (i) not to voluntarily terminate the Prime Lease unless and until Prime Lessor, has agreed in writing to continue this Sublease in full force and effect as a direct lease or sublease between Prime Lessor, and Sublessee upon and subject to the terms, covenants and conditions of this Sublease; (ii) not to modify the Prime Lease so as to adversely affect Sublessee’s rights or obligations hereunder; (iii) to take all commercially reasonable actions necessary to preserve the Prime Lease, including without limitation, the payment of rent and all other sums payable by Sublessor thereunder and (iv) to perform the covenants, agreements, terms, provisions or conditions contained in the Prime Lease and to comply with the terms of this Sublease. Sublessor shall indemnify, defend, protect and hold Sublessee harmless from all claims, reasonable, out-of-pocket costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the (i) breach by Sublessor of any of the covenants set forth in the immediately preceding sentence, and (ii) the use and/or occupancy of the Subleased Premises prior to the Delivery Date or Sublessee’s earlier occupancy of the Subleased Premises. If Sublessor fails, after using commercially reasonable efforts (which shall include bringing legal action in the event that Prime Lessor is not complying with its obligations under the Prime Lease as Sublessee’s sole cost of expense), to cause Prime Lessor under the Prime Lease, to observe and/or perform its obligations under the Prime Lease, upon prior notice to Sublessor, Sublessor shall non-exclusively assign to Sublessee Sublessor’s right under the Prime Lease, to enforce such provisions of the Prime Lease, and Sublessor, upon Sublessee’s reasonable request and at Sublessee’s sole cost and expense, shall reasonably cooperate with Sublessee in this regard.

3.1.6.        Sublessor shall have the right to assign all or any part of its interest in this Sublease or the Prime Lease provided, however, that in the event of any such assignment, Sublessor shall not be released of its obligations under this Sublease and the original Sublessor shall be deemed to be jointly and severally liable with its successor in interest for any claims by made by Sublessee against Sublessor hereunder.

3.1.7.        Without limiting the generality of the provisions of this Section 3 and for purposes of clarity, Sublessee hereby acknowledges and agrees that Sublessor has not conveyed to Sublessee any of the rights or benefits granted to Sublessor, as tenant, under Sections 1.2.5, 1.5 and Article 17 of the Prime Lease.

3.2.        Subordination to Mortgage.    Sublessee’s interest under this Sublease is and shall be subject and subordinate in all respects to any mortgage, trust deed or other method of financing now or hereafter placed against the Property, if required by the Prime Lessor. Sublessor shall provide Sublessee with a non-disturbance agreement in customary form from the Prime Lessor’s lender (the “Lender”) providing that in the event that Lender forecloses on the Property and provided that Sublessor is not in default after the expiration of applicable notice and cure periods under the Prime Lease that Sublessor’s use and occupancy of the Premises in accordance with the terms of the Prime Lease shall not be disturbed.

3.3.        Subordination to Easements, Covenants and Restrictions.    Sublessee’s interest under this Sublease is and shall be subject and subordinate in all respects to any easements, operating agreement, declarations of covenants, conditions and restrictions or similar documents of record now or hereafter affecting the Property or the Subleased Premises, provided that Sublessor shall not agree to any new easements, declarations of covenants, conditions and restrictions or similar documents of record, which will affect Sublessee’s use and occupancy and access to the Subleased Premises and parking, without first obtaining Sublessee’s prior consent unless otherwise required by the Prime Lease.

3.4.        Attornment.    In the event of a sale or assignment of (i) the Property or a portion thereof which includes the Subleased Premises or (ii) Sublessor’s leasehold estate therein by Prime Lessor or

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Sublessor; or if the Property or said leasehold estate come into the possession of a mortgagee or other person, whether because of a mortgage foreclosure or otherwise, Sublessee shall (a) attorn to the purchaser, assignee, mortgagee or other person, (b) recognize the purchaser, assignee, mortgagee or other person as Prime Lessor or Sublessor, as the case may be, and (c) execute and deliver upon request any document or instrument reasonably requested to evidence further or confirm Sublessee’s attornment as set forth herein. In the event Prime Lessor elects to cause Sublessee to attorn to Prime Lessor pursuant to Section 3.1.2 above, Prime Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of the option, but Prime Lessor shall not be (i) liable for any prepayment of rent more than one month prior to when it is due or any security deposit paid by Sublessee, (ii) liable for any previous act or omission of Sublessor under the Prime Lease or for any other defaults of Sublessor under this Sublease, (iii) subject to any defenses or offsets previously accrued which Sublessee may have against, or (iv) bound by any changes or modifications made to this Sublease without the written consent of Prime Lessor. Sublessor agrees that Sublessee shall pay any such rents and any other sums to Prime Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary. Sublessor shall not have any right or claim against Sublessee for any such rents or any other sums so paid by Sublessee to Prime Lessor.

4.        REPAIR AND CONFORMITY TO LAW.    Sublessee is subleasing the Subleased Premises in “as is”, “with all faults” condition, without any representation or warranty of any kind from Sublessor, and acknowledges and agrees that Sublessor has no obligation to make any improvements, repairs, replacements or alterations in the Subleased Premises. Except as otherwise expressly provided for herein, Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation as to the condition of the Subleased Premises or the suitability of the Subleased Premises for Sublessee’s intended use. Sublessee represents and warrants that it has made its own inspection of and inquiry regarding the condition of the Subleased Premises and is not relying on any representation of Sublessor with respect thereto. Except as otherwise expressly provided for in the Prime Lease as an obligation of Prime Lessor, Sublessee, at its own expense, shall keep the interior of the Subleased Premises, all mechanical and other systems serving the Subleased Premises exclusively, in neat, clean, safe and sanitary condition, and shall maintain all such parts of the Subleased Premises (and any portion of the Property damaged or destroyed by the act or omission of Sublessee, or its agents, contractors, employees, subtenants, licensees, invitees, concessionaires or assigns) in good repair and condition, except for ordinary wear and tear, and will take all action and will make all foreseen and unforeseen and ordinary changes, replacements and repairs which may be required to keep all such parts of the Subleased Premises (and any portion of the Property damaged or destroyed by the act or omission of Sublessee, or its agents, contractors, employees, subtenants, licensees, invitees, concessionaires or assigns) in good repair and condition and Sublessee shall be responsible for, and comply with, all maintenance and repair requirements of Sublessor under the Prime Lease. Any and all repairs and work done by Sublessee in or about the Subleased Premises shall be expeditiously completed, and all such repairs and work shall be performed in a good and workmanlike manner, using labor and materials of good quality. Sublessee will keep, maintain and occupy the Subleased Premises in conformity with the terms and provisions of the Prime Lease and all applicable laws, ordinances, rules and regulations (including, without limitation, those relating to building, zoning, health, fire, environmental protection and safety) of duly constituted authorities. In addition, Sublessee shall have the same right to use the riser space as Sublessor pursuant to Section 4.10 of the Prime Lease. In the event that Prime Lessor is not complying with its repair, maintenance and replacement obligations under the Prime Lease, Sublessor shall use commercially reasonable efforts to cause Prime Lessor to comply with such requirements.

5.        USE.    Sublessee shall not allow the Subleased Premises to be used for any purpose or in any manner that could increase the premium payable for any insurance thereon, nor for any purpose other than the use(s) permitted under the Prime Lease. Sublessee shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Subleased Premises or the Property, or do or permit anything to be

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done in the Subleased Premises or the Property, in any manner that does or may (a) violate any Certificate of Occupancy for the Subleased Premises or the Property; (b) cause, or be liable to cause, injury to the Subleased Premises or the Property or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies; (d) impair or tend to impair the character, reputation, good will or appearance of the Subleased Premises or the Property; (e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Subleased Premises or any other improvements, if any, situated on the Property or any equipment, facilities or systems therein; (f) violate any of the covenants and conditions or other provisions of the Prime Lease; (g) increase the fire hazard of the Subleased Premises or the Property or any other improvements, if any, situated on the Property; or (h) disturb or annoy the other occupants or customers of the Property.

6.        ASSIGNMENT AND SUBLETTING.

6.1.        Prohibition.    Sublessee shall not (by operation of law or otherwise) sell, assign, mortgage, encumber, pledge, sublease or in any manner transfer or otherwise dispose of this Sublease or any interest therein, or all or any part of the Subleased Premises nor grant licenses, occupancy rights therein, without Sublessor’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Further, to the extent Prime Lessor’s consent is required under the Prime Lease for any Disposition (as defined below) by tenant under the Prime Lease, Sublessor’s and Prime Lessor’s consent shall be required for such Disposition, provided that Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed. Consent by Sublessor to any such sale, assignment, mortgage, encumbrance, pledge, sublease, transfer, disposition, license, occupancy or lease (any “Disposition”) on any one occasion shall not obviate the necessity for obtaining consent to any subsequent Disposition. Notwithstanding anything contained in this Sublease to the contrary, Sublessee shall have the right to assign, sublet (all or any part of), license (all or any part of) or transfer the Sublease or any interest in or to the Subleased Premises to (i) a parent corporation or any subsidiary or affiliate of Sublessee (ii) to any entity which acquires or purchases all or a portion of the assets of Sublessee or the division or business unit of Sublessee of which this Sublease is a part or (iii) to any successor by way of merger, consolidation, inversion, stock or other equity interest purchase or transfer, spin-off, initial public offering or other transaction. Sublessor acknowledges and agrees that Sublessee shall be released from any rights and obligations that Sublessee’s assigns or otherwise transfers pursuant to clauses (ii) and (iii) above, shall not require the Sublessor’s consent, but shall require ten (10) business days’ prior notice to Sublessor and shall be subject to all requirements of the Prime Lease. In addition, Sublessor acknowledges and agrees that Sublessee’s permitted use of the Subleased Premises may include the short-term or interim use of a portion of the Subleased Premises by Sublessee’s customers or other parties with whom Sublessee has a business relationship (together, “Business Partners”) for purposes related to the conduct of Sublessee’s business operated in the Subleased Premises. Sublessee’s Business Partners shall be entitled to use the Subleased Premises for the uses permitted in this Sublease at no additional charge to Sublessee or sharing of revenues and occupancy of the Subleased Premises by such Business Partners shall not constitute an assignment or subletting for purposes of this Sublease except as otherwise provided in the Prime Lease and Sublessee and its Business Partners shall comply with all terms and provisions of the Prime Lease with respect to Prime Lessor’s rights related to such use. Subject to the terms and provisions of the Prime Lease, Sublessor shall have no right to recapture portions of the Subleased Premises or terminate the Sublease in the event that Sublessee seeks an assignment, sublease or other transfer of the Sublease or its Subleased Premises.

6.2.        Continuing Liability of Sublessee.    If any Disposition occurs (with or without Sublessor’s consent as herein required), Sublessor may collect rent and other amounts from any assignee and if Sublessee is in an Event of Default, Sublessor may collect rent from any sublessee, licensee or other occupant and apply the same to the Rent reserved by this Sublease, but no such Disposition or

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collection of Rent shall be deemed a consent to such Disposition, or a waiver of any of Sublessee’s obligations under this Sublease, or an acceptance of such assignee, sublessee, licensee or other occupant as “Sublessee,” or a release of Sublessee from the performance or payment by Sublessee of any of its covenants, agreements or liabilities contained in this Sublease. Notwithstanding any Disposition (with or without consent), Sublessee shall remain fully liable for the performance of all terms, covenants and provisions of this Sublease.

7.        ALTERATIONS, ADDITIONS AND IMPROVEMENTS.    Except as required by Section 4 hereof, no alterations, additions or improvements shall be made to any part of the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed and the consent of the Prime Lessor to the extent required by the Prime Lease. All permitted alterations, additions or improvements to the Subleased Premises (“Sublessee’s Work”) shall be made in compliance with any applicable terms and provisions of the Prime Lease, all applicable laws, ordinances, rules and regulations, and at the expiration or termination of the term of this Sublease for any reason, shall remain for the benefit of Sublessor or shall, at the request of Sublessor, be removed by Sublessee, at Sublessee’s sole cost, and Sublessee shall repair any damage caused by such removal. Notwithstanding the foregoing, Sublessee shall not be required to remove and/or restore any Sublessee Improvements (as hereinafter defined below) unless such removal is required by the Prime Lease, improvements which were in the Subleased Premises as of the Sublease Commencement Date or improvements which were made by Sublessor or Prime Lessor (collectively, the “Existing Alterations”). If such removal or restoration is required pursuant to the Prime Lease, Sublessor (at its sole cost) shall remove any and all Existing Alterations made to the Subleased Premises upon termination of this Sublease and shall restore the Subleased Premises to the condition required by the Prime Lease. For any other alterations, Sublessor shall notify Sublessee at the time of Sublessor’s and Prime Lessor’s consent (if required) whether such alterations will have to be removed and/or restored at the expiration of the Term. In the event that Prime Lessor does not require removal and/or restoration of such alterations at the expiration of the Term, then Sublessor shall also not require removal and/or restoration of such alterations. All permit, license and similar costs and fees (including, without limitation, costs of architectural renderings, sign elevation drawings, mechanical plans, and other plans and specifications) required by statute or ordinance and associated with Sublessee’s Work shall be paid by Sublessee. Any initial improvements (the “Sublessee Improvements”) to be made to the Subleased Premises by Sublessee shall be subject to the reasonable prior approval of Sublessor and the approval of the Prime Lessor in accordance with the terms and provisions of the Prime Lease and Sublessee shall be responsible for the removal of the Sublessee Improvements and the restoration of the Subleased Premises if and to the extent required by the Prime Lessor at the Sublease Expiration Date or earlier termination of this Sublease. During the period of design and construction of the Sublessee Improvements and installation of Sublessee’s furniture, fixtures and equipment, Sublessee shall not be required to pay Sublessor or Prime Lessor for, (1) contractor, subcontractor, consultants, and architect parking, (2) the use of freight elevator, restrooms, loading docks, or security, (3) charges for temporary power, lights, and HVAC (except as otherwise expressly provided for herein), (4) tap in fees to connect to the Building’s utility, security or health safety systems and equipment, or (5) supervisory, administrative or other fees regarding the management of such work and Sublessor shall pay such costs to the extent required by Prime Lease; provided, however, in the event Sublessee requests consent for any additional alterations or improvements, Sublessee shall be solely responsible for any costs and expenses related thereto.

8.        WAIVER.    Except for Sublessor’s or its agents’, contractors’, employees’ or invitees’ negligence and intentionally wrongful conduct or as otherwise expressly provided for herein, Sublessor and its agents and employees shall not be liable for, and, to the maximum extent permitted by law, Sublessee waives all claims against Sublessor for, damage or injury to persons, property or otherwise, including, without limitation, lost profits and consequential damages, sustained by Sublessee or any person claiming by, through or under Sublessee resulting from any accident or occurrence in or upon any portion of the

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Subleased Premises or the Property including, without limitation, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) the failure to keep any part of the Property in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring, gas or water pipes or equipment, steam pipes, stairs, porches, railings or walks or the installation or operation thereof; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank; (h) the escape of steam or hot water; (i) water, snow or ice upon (or coming through the roof of) the Subleased Premises or the Property; (j) the falling of any fixture, brick, roofing material, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Sublessee or others; (l) acts or omissions of persons in the Subleased Premises or the Property, occupants of nearby properties, or any other person; (m) acts or omissions of owners of adjacent or contiguous property or of Sublessor, its agents or employees; and (n) nonperformance by Prime Lessor of any obligation, covenant or agreement contained in the Prime Lease. All property of Sublessee kept in the Subleased Premises or on the Property shall be so kept at Sublessee’s sole risk and except to the extent arising out of Sublessor’s or Prime Lessor’s or their employees’ , contractors’ or agents’ negligence or willful misconduct, Sublessee shall and hereby does indemnify and hold Sublessor and Prime Lessor harmless from any and all claims arising out of damage to the same, including subrogation claims by Sublessee’s insurance carrier. The foregoing indemnity shall survive the termination or expiration of this Sublease.

9.        CASUALTY; CONDEMNATION.    If all or any part of the Subleased Premises are damaged or destroyed by fire or other casualty, or taken by condemnation or acquired by sale in lieu thereof, Sublessor shall have the rights and obligations of Prime Lessor under the Prime Lease, and Sublessee shall have the rights and obligations of Sublessor, as tenant under the Prime Lease. In the event of any such damage, destruction, taking, or acquisition, Sublessee shall be bound by any determination called for by the Prime Lease as to untenantability, materiality of any damage or destruction, or similar matters, whether reached by agreement between Prime Lessor and Sublessor or otherwise as provided in the Prime Lease. Sublessee shall not be entitled to any portion of any condemnation award or sale proceeds, or to any proceeds of any policy of insurance maintained by Prime Lessor or Sublessor, and shall not assert any separate claim therefor in any proceeding, if such claim would directly reduce Prime Lessor’s or Sublessor’s award. Subject to the terms and provisions of the Prime Lease, in the event of any fire or other casualty, all insurance proceeds payable under any insurance policy maintained by Sublessee with respect to its furniture, equipment, supplies and other personal property located in the Subleased Premises shall belong exclusively to Sublessee. Notwithstanding anything to the contrary contained herein, in the event that pursuant to the Prime Lease, Sublessor receives an abatement of rent related to such casualty and such casualty affects the Subleased Premises, Sublessor shall provide Sublessee with Sublessee’s equitable share of such abatement to applied to Sublessee’s Base Rent payable hereunder.

10.      ENTRY.    Sublessor shall have the right to enter upon the Subleased Premises at all reasonable times during ordinary business hours, upon at least one business day prior notice, (and, in the case of any emergency, at any time) to view the state and condition thereof, or to make any repairs or alterations which Sublessor may see fit to make, or to exercise any right or remedy of Sublessor hereunder, provided that Sublessor shall use reasonable efforts not to interfere with Sublessee’s business operations, but nothing in this Sublease shall be construed as obligating Sublessor to make repairs or alterations of any kind or nature to the Subleased Premises except as otherwise expressly provided in this Sublease and agrees to comply with Sublessee’s access, security and confidentiality procedures. Sublessee may reasonably designate a certain reasonable number of areas within the Subleased Premises as “Secured Areas” should Sublessee require such areas for the purpose of securing certain valuable property, such as its server room or Data room or confidential information. Sublessor may not enter such Secured Areas except in the case of an emergency or in the event of a Sublessor inspection, in which case Sublessor shall provide Sublessee with at least one (1) business days prior written notice and provided that Sublessor

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complies with Sublessee’s rules and regulations regarding security, health and safety. Sublessee and its permitted assignees and sublessees shall have the right to use the Building’s card access system in accordance with the Prime Lessor’s requirements.

11.        SERVICES.

11.1.        Signs.    During the Term of this Sublease, Sublessee shall have the exclusive right, at its sole cost and expense, subject to Section 4.6 of the Prime Lease, to signage rights to lobby, monument and Building signage and shall have the right to: (a) install its standard signage in the first-floor lobby of the Building and (b) install signage on the existing monument signs for the Building fronting on Route 60 and between the Building and the adjacent 100 building. Any signage to be installed by Sublessee pursuant to this subsection (b) shall be subject to the prior approval of any governmental authorities having jurisdiction over the Building, including, without limitation, the Village of Lake Forest (if applicable). All signage of Sublessee shall comply with the terms and provisions of the Prime Lease. In the event that Sublessee wishes to add signage to the exterior of the Building, Sublessor shall use commercially reasonable efforts to cooperate in obtaining Prime Lessor’s approval and shall execute any applications for any governmental approvals reasonably approved by Sublessor that are required for such signage.

11.2.        Rooftop Rights.    Sublessee shall have the right to use Sublessor’s “Tenant’s Rooftop Rights” as described in Section 4.7 of the Prime Lease, subject to all requirements and restrictions set forth in the Prime Lease.

11.3.        Parking.    Sublessee shall have the right to Sublessor’s parking rights, as tenant, under the Prime Lease, including, without limitation, Sublessor’s 46 executive underground parking spaces, subject to all requirements and restrictions set forth in the Prime Lease.

11.4.        Generator.    Sublessee shall have the same rights of Sublessor, as tenant, under the Prime Lease to install one or more electrical generators on the Property, at Sublessee’s sole cost and expense, subject to all requirements and restrictions set forth in the Prime Lease.

11.5.        Kitchen.    Subject to the terms and provisions of the Prime Lease and the consent of Prime Lessor if required, Sublessee shall have the right to install and operate a full kitchen in the Subleased Premises in accordance with the Sublessee Improvements, including, a black-iron exhaust and make-up air brought to the Subleased Premises.

11.6.        Fitness Center.    Subject to the terms and provisions of the Prime Lease and the consent of Prime Lessor if required, Sublessee shall have the right to install and operate a fitness center, including, without limitation, shower and restroom facilities, in the Subleased Premises for use by Sublessee and its employees and agents in accordance with the Sublessee Improvements.

11.7.        Other Services.    Sublessee shall have the same rights as Sublessor, as tenant, to any additional services required to be provided by Prime Lessor under the Prime Lease, including, without limitation, as provided for in Section 5.7, Article 6, Section 7.1, Section 13.6, Section 13.10 and Section 14.7 of the Prime Lease and the use of any common areas or amenities required to be provided by Prime Lessor under the Prime Lease, subject to all requirements and limitations set forth in the Prime Lease. In the event that Sublessee is not receiving any of such services, Sublessor shall use commercially reasonable efforts to cause Prime Lessor to deliver such services as required by the Prime Lease.

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12.        DEFAULT; REMEDIES.

12.1.        Events of Default.    It shall constitute an “Event of Default” hereunder if any or all of the following occur: (a) Sublessee fails to pay (x) any Base Rent hereunder, and said failure continues for two (2) business days after notice from Sublessor of such failure and (y) any Additional Rent hereunder and said failure continues for five (5) business days after notice from Sublessor of such failure; (b) Sublessee makes any Disposition of any right to or interest in this Sublease or the Subleased Premises, except as expressly permitted by Section 6 hereof; (c) Sublessee fails in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Sublease (other than those referred to in the foregoing subparagraphs (a) and (b) of this Section) for a period of thirty (30) days after notice from Sublessor to Sublessee specifying the items in default, or in the case of a default which cannot, with due diligence, be cured within said thirty (30) day period, Sublessee fails to proceed within said thirty (30) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30) day period that the time of Sublessee within which to cure the same shall be extended for an additional thirty (30) day period); (d) there is instituted against Sublessee any proceeding in bankruptcy, insolvency or reorganization pursuant to any federal or state law now or hereafter enacted, which proceeding is not dismissed within sixty (60) days after the institution thereof, or any receiver or trustee is appointed for all or any portion of Sublessee’s business or property, or any execution or attachment is issued against Sublessee or any of Sublessee’s business or property or against the leasehold estate created hereby; (e) Sublessee makes an assignment for the benefit of creditors, or admits its inability to pay its debts as they become due, or is found to be unable so to pay its debts by any court of competent jurisdiction, or files a voluntary petition in bankruptcy or insolvency, or petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Sublessee’s creditors under any federal or state law now or hereafter enacted; or (f) Sublessee causes Sublessor to be in Default under the Prime Lease, as the term Default is defined therein, provided that Sublessee shall have the same time to cure such event as Sublessor has pursuant to Prime Lessor. In the event any of Sublessee’s cure rights pursuant to this Section 12.1 exceed the rights of Sublessor, as tenant, under the Prime Lease, the cure rights and time periods therefor set forth in the Prime Lease shall control, provided that Sublessor shall promptly notify Sublessee of any notices of default that Sublessor either receives or sends regarding the Prime Lease.

12.2.        Remedies.    Upon the occurrence of any Event of Default, Sublessor shall have the immediate right, at its option, to pursue any one or more of the following remedies: (a) terminate this Sublease; (b) reenter and take possession of the Subleased Premises, and evict Sublessee and remove its property therefrom; (c) relet the Premises, and collect and retain all rents, charges, fees and other costs payable pursuant to such reletting; (d) any other remedy available to Prime Lessor under the Prime Lease in the event of a breach thereof or default thereunder by Sublessor; and (e) any other remedy available at law or in equity.

12.3.        Damages.    In the event Sublessor exercises its remedies under Section 12.2(a), (b) or (c) hereof, Sublessee shall pay to Sublessor, as part of Sublessor’s damages: (i) if Sublessor fails to relet the Subleased Premises, upon demand, an amount equal to the sum of all Rent provided for herein to be paid by Sublessee for the Term of the Sublease remaining from and after the Event of Default and (ii) if Sublessor relets the Subleased Premises, from time to time upon demand, the amount by which all Rent due from the date Sublessor terminates this Sublease exceed the rents, charges, fees and costs paid by a new tenant pursuant to the terms of such reletting, after deducting therefrom all reasonable costs of decoration, repairs, remodeling, alterations, advertising, brokers’ commissions and other items in connection with such reletting. Without limiting the generality of Section 14 hereof, all expenses and costs (including, without limitation, attorneys’ reasonable fees and costs) incurred by Sublessor in exercising any remedy provided for in this Section 12 shall be covered by the indemnification set forth in

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Section 14 hereof, and Sublessee shall pay and/or reimburse Sublessor therefor, promptly upon demand, together with interest on any amounts paid by Sublessor at a per annum rate (the “Default Rate”) equal to the “prime” or “reference” rate of interest publicly announced as such, from time to time, by JP Morgan Chase NA, plus two percent (2.0%) per annum. All such damages shall be considered Additional Rent.

12.4.        Sublessor’s Right to Cure.    If (a) an Event of Default occurs, or (b) any breach hereof or default hereunder by Sublessee continues after the applicable notice and cure periods, or (c) any other event or state of affairs in or about the Subleased Premises or the Property constitutes a breach of or default under the Prime Lease which continues after the applicable notice and cure periods, or, in Sublessor’s reasonable determination, poses a significant risk of injury or damage to any person or property, or, in Sublessor’s reasonable determination, creates an unsightly condition, then Sublessor shall have the right, but not the obligation, at Sublessee’ s sole cost and expense, to cure the same, and Sublessee shall pay and/or reimburse Sublessor for any expenses incurred by Sublessor in connection with such cure promptly upon demand therefor, together with interest on any amounts paid by Sublessor at the Default Rate from the date paid through the date reimbursed (inclusive of interest), all of which shall be considered Additional Rent.

12.5.        Waiver.    Sublessee hereby waives all notice of any election made by Sublessor hereunder, demand for rent, notice to quit, demand for possession, and any and all notices and demands whatsoever, except the notices of default and other notices explicitly required hereunder, of any and every nature which may or shall be required by any statute of the State where the Property is located relating to forcible entry and detainer, or any other statute, or by the common law or otherwise.

12.6.        Sublessee’s Right to Cure.    If (a) any breach hereof or default hereunder by Sublessor under this Sublease continues thirty (30) days after notice from Sublessee or in case of a default which cannot be cured within said thirty (30) day period, such period of the cure shall be extended for an additional thirty (30) days, or (b) any other event or state of affairs in or about the Subleased Premises or the Property constitutes a breach of or default under the Prime Lease which continues after the applicable notice and cure periods and such breach or default was not caused by Sublessee’s actions, or, in Sublessee’s reasonable determination, poses a significant risk of injury or damage to any person or property, then subject to the terms and provision of the Prime Lease, Sublessee shall have the right, but not the obligation, at Sublessor’s sole cost and expense, to cure the same, and Sublessor shall pay and/or reimburse Sublessee for any expenses incurred by Sublessee in connection with such cure promptly upon demand therefor, and if such amounts are not reimbursed to Sublessee within thirty (30) days after Sublessor’s receipt of an invoice therefor, or at Sublessor’s option, Sublessee shall have the right to offset Rent due hereunder by such amounts.

13.        INSURANCE.

13.1.        Types of Coverage.    Sublessee shall, at all times during the Term, carry commercial general liability, commercial property and any other types of insurance as required of Sublessor, as tenant, under the Prime Lease, and Sublessee shall be required to comply with all insurance requirements of Sublessor, as tenant, under the Prime Lease. Sublessor, Prime Lessor and any mortgagee of the Property or of Sublessor’s leasehold estate under the Prime Lease shall each be named as an additional insured on such commercial general liability policies, which policies shall be written on an occurrence basis, be primary and not contributing with any coverage carried by Sublessor or Prime Lessor and which shall include contractual liability coverage. Each such policy of insurance shall not be subject to cancellation or modification (to no longer comply with the requirements herein) except after at least ten (10) days’ prior notice to Sublessor and the other additionally insured parties, and shall contain the insurer’s waiver of subrogation rights. Sublessee shall furnish Sublessor with a certificate of each such policy of insurance (in form and substance reasonably satisfactory to both Prime Lessor and Sublessor) or, at Sublessor’s

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reasonable request, with the original of any such policy to the extent Sublessor requires additional insurance information than that contained in the applicable certificate of insurance, together with evidence satisfactory to Sublessor of payment of premiums therefor. Sublessor or its designee shall have the exclusive right to adjust any loss covered by any such policy of insurance to the extent it relates to the Subleased Premises and not the personal property of Sublessee.

13.2.        Waiver of Subrogation.    Sublessor and Sublessee and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or relating to any casualty, hazard or other occurrence to, at or in connection with the Subleased Premises or the Property to the extent covered by insurance, and hereby waive any right of subrogation which might otherwise exist on account thereof; provided, however, that such waiver and release shall not operate in any case where the effect would be to invalidate such insurance coverage.

14.        INDEMNIFICATION.

14.1.        Indemnification by Sublessee.    Except for Sublessor’s negligence or willful misconduct, Sublessee shall and hereby does protect, indemnify, defend and hold any and all of the Sublessor and its members, partners, officers, directors, employees and agents of Sublessor from and against any and all liabilities, losses, damages (actual, but not incidental, consequential or punitive), claims, suits, causes of action, settlements, judgments, out-of-pocket costs and expenses (including, without limitation, attorneys’ reasonable fees and costs) arising from, in connection with, or relating to: (a) any negligent act or omission of (including, without limitation, any breach of, or default under, this Sublease or the Prime Lease by) any or all of Sublessee or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns; or (b) any default of Sublessee hereunder after the expiration of any notice and cure or grace period.

14.2.        Indemnification by Sublessor.    Except for Sublessee’s negligence or willful misconduct, Sublessor shall and hereby does protect, indemnify, defend and hold any and all of the Sublessee, the Prime Lessor and the respective members, partners, officers, directors, employees and agents of both the Sublessee and the Prime Lessor from and against any and all liabilities, losses, damages (actual, but not incidental, consequential or punitive), claims, suits, causes of action, settlements, judgments, costs and expenses (including, without limitation, attorneys’ reasonable fees and costs) arising from, in connection with, or relating to: (a) any injury to, or death of, any person, or damage to, or destruction of, any property, on or about the Subleased Premises or the Property caused by any or all of Sublessor or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns; (b) any negligent act or omission of (including, without limitation, any breach of, or default under, this Sublease or the Prime Lease by) any or all of Sublessor or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns; or (c) any default of Sublessor hereunder or under the Prime Lease.

15.        LIENS.    Sublessee agrees: (a) to pay promptly, when due, the entire costs of Sublessee’s Work or any other work performed by Sublessee; (b) to obtain from each contractor with whom Sublessee contracts for such work, prior to paying any amount to such contractor, a statement in writing under oath, or verified by affidavit, of the names of all parties furnishing materials and labor for such work and the amounts due, or to become due, to each and, at the time of payment, obtain from each contractor and from each such person or entity a waiver of lien in the amount paid to each; (c) to keep the Subleased Premises and the Property at all times free of liens and claims for liens for labor and materials for work undertaken by or on behalf of Sublessee, except to the extent that such work was performed by or for Prime Lessor or Sublessor; (d) to furnish Sublessor copies of all such sworn statements and waivers of lien; (e) at Sublessor’s written request, to only use contractors previously and reasonably approved in writing by Sublessor; (f) to perform such work in such manner as to ensure proper maintenance of good labor

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relationships; and (g) to defend, indemnify, save and keep both Sublessor and Prime Lessor harmless from and against all liability, losses, damages (actual, but not incidental, consequential or punitive), injury, claims, suits, actions, judgments and costs to any person or property occasioned by or growing out of such work. If any claim for a mechanics lien arises against any part of the Subleased Premises or the Property by reason of work undertaken by Sublessee, and such claim is not discharged as required by the Prime Lease, Sublessor may pay such claim and proceed to obtain the discharge and release thereof, and Sublessee shall pay Sublessor as Additional Rent (with interest thereon at the Default Rate) the amount paid by Sublessor to obtain the discharge and release thereof, together with court costs and reasonable attorneys’ fees, upon demand. Notwithstanding anything to the contrary contained herein, Sublessee may contest the validity of any charge or lien in good faith by appropriate proceeding, provided that (a) such contest could not result in any sale or forfeiture of the Property or any part thereof or interest therein, and (b) Sublessee shall furnish Sublessor with such security as Sublessor may reasonably request to ensure the ultimate payment, removal or discharge of such charge or lien.

16.        COMPLIANCE WITH LAW.

16.1.        Definitions.

16.1.1.        Relevant Laws.        “Relevant Laws” means all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, the Property or the subject matter of this Sublease, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Fair Labor Standards Act, the Foreign Investment In Real Subleased Premises Tax Act, Environmental Laws (defined below), and The Americans With Disabilities Act.

16.1.2.        Environmental Laws.    “Environmental Law” means any law or regulation by a governmental authority having jurisdiction over the Property, including, without limitation, substances regulated under the Resources Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 52 U.S.C. Section 9601 et seq., any state or local environmental law, or any common law theory based on nuisance or strict liability.

16.1.3.        Hazardous Substance.    Hazardous Substance means any matter regulated by any Environmental Law.

16.2.        Covenants and Agreements.

16.2.1.        Throughout the Term, Sublessee shall, at Sublessee’s expense, comply with all Relevant Laws related to Sublessee’s obligations herein, except to the extent that such compliance is Prime Lessor’s obligation pursuant to the Prime Lease. Except to the extent that such compliance is Prime Lessor’s obligation under the Prime Lease, Sublessee shall, at Sublessee’s expense, comply with all laws and requirements of any governmental or administrative authorities that have jurisdiction over the Property and that impose any violation, order or duty on Sublessor or Sublessee arising from any or all of: (a) Sublessee’s particular use of the Subleased Premises; (b) the manner or conduct of Sublessee’s business or operation of its installations, equipment or other property therein; (c) any cause or condition created by, or at the instance of, Sublessee; (d) breach of any of Sublessee’s obligations hereunder, regardless whether such compliance requires work that is structural or non-structural, ordinary or extraordinary, foreseen; and Sublessee shall pay all the costs, expenses, fines, penalties and damages that are imposed upon either or both of Sublessor and the Prime Lessor, by reason of, or arising out of, Sublessee’s failure to fully and promptly comply with and observe the provisions of this Section.

16.2.2.        Sublessee shall promptly provide Sublessor copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private

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entity relating in any way to a violation of any Relevant Law regarding the Subleased Premises, Sublessee’s obligations under this Section and/or, to the presence, release, threat of release, placement on or in the Subleased Premises or the Property, or the generation, transportation, storage, use, treatment, or disposal at the Subleased Premises or the Property, of any Hazardous Substance.

17.        NOTICES.    Notices hereunder shall be sent by overnight delivery service (such as Federal Express, United Parcel Service, and the like) or by telecopy or by email, addressed as follows:

If to Sublessor:

SOLO CUP OPERATING CORPORATION

Attn.: Steve Mills

3120 Sovereign Drive, Suite 4B

Lansing, MI 48911

Fax: 517.244.3601

Email: steve.mills@dart.biz

With a copy to:

SOLO CUP OPERATING CORPORATION

Attn.: Jeffrey C. Hicks

Legal

500 Hogsback Road

Mason, MI 48854

Fax: 517.244.3989

Email: jeff.hicks@dart.biz

If to Sublessee prior to the Sublease Commencement Date:

HORIZON PHARMA USA, INC.

Attn.: Senior Vice President, Global Business Operations and Government Affairs

520 Lake Cook Road, Suite 520

Deerfield, IL 60015

rmetz@horizonpharrna.com

with a copy to:

HORIZON PHARMA USA, INC.

Attn.: Executive Vice President, General Counsel

520 Lake Cook Road, Suite 520

Deerfield, IL 60015

bbeeler@horizonpharma.com

If to Sublessee on or after to the Sublease Commencement Date:

HORIZON PHARMA USA, INC.

Attn.: Senior Vice President, Global Business Operations and Government Affairs

150 South Sanders Road

Lake Forest, Illinois 60045

rmetz@horizoripharma.com

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with a copy to:

HORIZON PHARMA USA, INC.

Attn.: Executive Vice President, General Counsel

150 South Sanders Road

Lake Forest, Illinois 60045

bbeeler@horizonpharma.com

All notices shall be deemed received on the day delivered (or the day on which delivery is refused or cannot be consummated due to addressee having vacated the premises, or otherwise).

18.        AUTHORITY.    This Sublease shall not be binding upon either party until executed by Sublessor and Sublessee. Each party executing this Sublease represents and warrants that the party signing on behalf of their respective entity is fully authorized and intends to bind, and does bind, their entity thereto by affixing his/her signature hereto.

19.        SURRENDER.    Upon the expiration of the Term or termination of this Sublease, Sublessee shall peaceably surrender to Sublessor complete and exclusive possession of the Subleased Premises, broom clean, in good order and repair, in a condition the same as or better than on the date hereof, ordinary wear and tear and unavoidable casualty or other damages for which Sublessee is expressly not responsible for hereunder excepted, and except as otherwise provided for herein, otherwise in the condition in which Sublessor, as tenant, is required to surrender the Subleased Premises under the Prime Lease. At that time, Sublessee shall deliver all keys to the Subleased Premises to Sublessor. Subject to the rights of the Prime Lessor under the Prime Lease, and provided that Sublessee is not in default of its obligations hereunder, Sublessee shall purchase all of the Furniture (as hereinafter defined in Section 23) on the Sublease Expiration Date for $1.00, unless Sublessee provides Sublessor with at least ninety (90) days notice prior to the Sublease Expiration Date of Sublessee’s election to not purchase the Furniture. In the event Sublessee purchases the Furniture, Sublessee shall be responsible for the payment of any taxes payable to any governmental authority with respect to such sale and upon payment of such $1.00 and request to Sublessor, Sublessor shall provide Sublessee a Bill of Sale to transfer Sublessor’s right, title and interest in such Furniture to Sublessee in a form reasonably acceptable to Sublessor and Sublessee.

20.        ESTOPPEL CERTIFICATES.    Sublessee shall, at any time and from time to time, as requested by Sublessor, execute and deliver to Sublessor (and to any existing or prospective mortgage lender, or other party reasonably designated by Sublessor), within ten (10) business days after the request therefor, an estoppel certificate in the form required by the Prime Lease or Prime Lessor, as the case may be. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Sublessor may be dealing, regardless of independent investigation. At Sublessor’s option, Sublessee’s failure to deliver such statement within such time shall be an Event of Default under this Sublease or shall be conclusive upon Sublessee (i) that this Sublease has not been canceled or terminated; (ii) that the last date of payment of Rent and the time period covered by such payment is as set forth by Sublessor; (iii) that there are no existing breaches or defaults by Sublessor under this Sublease known to Sublessee; (iv) that there are no existing claims or defenses in favor of Sublessee against infringement of this Sublease; and (v) that other factual statements customarily included in estoppel certificates of tenants of first class office buildings in the northern suburban Chicago, Illinois office market as Landlord, any lender, prospective lender, investor or purchaser may reasonably request, are true as set forth by Sublessor. Sublessor shall, at any time and from time to time (but not more than one time in any calendar year), as requested by Sublessee, execute and deliver to Sublessee (and to any other party reasonably designated by Sublessee), within ten (10) business days after the request therefor, an estoppel certificate in the form required by the Prime Lease or Prime Lessor, as the case may be.

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21.        MISCELLANEOUS.

21.1.        Partial Invalidity.    The unenforceability, invalidity, or illegality of any provision of this Sublease shall not render any other provision hereof unenforceable, invalid or illegal. Any such unenforceable, invalid or illegal provision shall be limited to the minimum extent necessary to render it enforceable, valid and legal and enforced to the maximum extent permitted by law, or excised from this Sublease, as circumstances may require.

21.2.        Choice of Law.    This Sublease shall be construed and enforced in accordance with the internal laws of the state in which the Property is located, without regard to its conflict of laws or choice of law rules.

21.3.        Integration.    This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly set forth herein. This Sublease may be amended or modified only by a written instrument signed by Sublessor and Sublessee.

21.4.        Binding Character.    Subject to Section 6 hereof, all of the terms and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, transferees and assigns.

21.5.        Captions.    Section headings are included solely for convenience, do not constitute part of this Sublease, and do not modify, explain or fully or accurately describe the content of any section or provision of this Sublease.

21.6.        Holding Over.    Sublessee has no right to renew this Sublease or extend the Term or to hold over following expiration or termination of the Term, any of which shall constitute an immediate Event of Default (and no notice or grace period shall be applicable) hereunder entitling Sublessor to exercise all of its rights and remedies under Section 12 hereof. Acceptance of rent or other sums from Sublessee after expiration or termination of the Term shall not constitute consent to any holding over or agreement to any renewal or extension; provided, however, that, at Sublessor’s option, any holding over by Sublessee shall constitute Sublessee’s agreement to a tenancy from month to month, at one hundred fifty percent (150%) of the Rent payable hereunder during the Term, and otherwise on the terms of this Sublease. In no event and under no circumstances, however, may any holding over continue, at any cost whatsoever, beyond the expiration or termination of the term of the Prime Lease.

21.7.        Waivers; Consents.    No consent(s) to any proposed action of Sublessee, and no waiver(s) of, or failure to assert, any right or remedy hereunder, by Sublessor (and/or Prime Lessor) on any one or more occasions shall constitute a course of dealing or a consent to such action or a waiver of such right or remedy on any other occasion. No waiver shall be effective hereunder unless set forth in a writing signed by Sublessor. In the event that Prime Lessor’s consent or approval is required for an action that Sublessee wishes to take that is permitted under the Prime Lease, Sublessor agrees to use commercially reasonable efforts to cooperate with and assist in obtaining Prime Lessor’s consent or approval, as applicable, in accordance with the terms and provisions of the Prime Lease.

21.8.        Relationship of Parties.    Nothing contained herein is intended, nor shall it be construed, to evidence, confirm or create any relationship of principal and agent, partnership, joint venture, master and servant, or any other relationship between the parties hereto other than the relationship of sublessor and sublessee. The parties expressly disclaim the existence of any relationship between them other than as sublessor and sublessee.

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21.9.        Recording.    Neither this Sublease, nor any memorandum or “short form” hereof, nor any notice of Sublessee’s interest hereunder, shall be recorded by Sublessee, and any such recording shall be deemed an Event of Default entitling Sublessor to exercise all of its rights and remedies under Section 12 hereof.

21.10.        Counterparts.    This Sublease may be executed in any number of identical counterparts, any of which may contain he signatures of less than all parties, but all of which together shall constitute a single instrument.

21.11.        Confidentiality.    Neither party shall issue or make any public announcement, press release or other public disclosure regarding this Sublease or its subject matter or the parties without the other party’s prior written consent, except for any such disclosure that is, either required for a party to comply with its rights and obligations under the Sublease, or which in the opinion of the disclosing party’s counsel, required by law or the rules of a stock exchange on which the securities of the disclosing party are listed. In the event a party is, in the opinion of its counsel, required to make a public disclosure by law or the rules of a stock exchange on which its securities are listed, such party shall submit the proposed disclosure in writing to the other party at least five (5) days prior to the date of disclosure for an opportunity to comment thereon.

21.12.        Brokers.    Sublessor represents and warrants to Sublessee that Sublessor has not dealt with any brokers, agents or similar representatives in connection with this transaction other than Sublessor’s Broker Colliers International, do Newmark Grubb Knight Frank, 27725 Stansbury Blvd, Suite 300, Farmington Hills, MI, 48334. Sublessee represents and warrants to Sublessor that Sublessee has not dealt with any brokers, agents or similar representatives in connection with this transaction other than CBRE, 321 N. Clark Street, Suite 3400, Chicago, IL 60654 (“Sublessee’s Broker”). Sublessor shall pay a real estate commission in the amount of $1,373,810.63 to CBRE within five (5) business days after the latest to occur of the following: full execution of this Sublease and Prime Lessor’s approval of this Sublease, and no commission will be deemed earned until then (the “Commission Agreement”). Sublessor shall have no liability or obligation of any kind with respect to any other broker for any brokerage commissions or fees due in connection with the transaction contemplated by this Sublease. Sublessor and Sublessee each hereby indemnifies and agrees to hold harmless the other from and against any and all losses, costs, damages and expenses (including reasonable attorneys’ fees) arising, resulting, sustained or incurred by the other by reason of any claim by any broker, agent, finder or other person or entity based upon any arrangement or agreement made or alleged to have been made by the indemnifying party in connection with the transaction contemplated under this Sublease. Within three (3) business days after the full execution and delivery of this Sublease, Sublessor shall deposit the commission amount (“Sublessee’s Broker’s Commission”) owed to Sublessee’s Broker into a strict joint order escrow (the “Escrow”) with First American Title Insurance Company. In the event that Sublessee’s Broker’s Commission is not paid to Sublessee’s Broker upon Prime Lessor’s consent to this Sublease, then such funds held in such Escrow shall automatically be released to Sublessee’s Broker on Sublessee’s sole direction.

21.13.        Attorneys’ Fees.    If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

21.14.        Consent by Lessor.    THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO IN ITS ENTIRETY BY PRIME LESSOR ON OR BEFORE THE SUBLEASE COMMENCEMENT DATE. In the event that Prime Lessor’s consent is not obtained for this Sublease within thirty (30) days after the time period required for such consent by Prime Lessor pursuant to Section 13.2 of the Prime Lease (the “Outside Consent Date”), either Sublessor or Sublessee

20

shall have the right to terminate this Sublease by written notice to the other party on or before the date that is ten (10) business days after the Outside Consent Date.

21.15.        Time.    Time is of the essence under this Sublease.

21.16.        Waiver of Jury Trial.    SUBLESSOR AND SUBLESSEE, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS SUBLEASE WITH RESPECT TO THIS SUBLEASE, THE SUBLEASED PREMISES, OR ANY OTHER MATTER RELATED TO THIS SUBLEASE OR THE SUBLEASED PREMISES.

21.17.        Electronic Signatures.    Delivery of executed counterpart documents by facsimile transmission, Adobe Corporation’s Portable Document Format, or other electronic transmission means shall be as effective as delivery of a manually executed counterpart hereof.

22.        OPTION FOR ADDITIONAL STORAGE SPACE.    From and after the Sublease Commencement Date, Sublessor hereby covenants and agrees that Sublessee shall have the right to use the Storage Space, subject to the requirements of the Prime Lease.

23.        USE OF FURNITURE.    From and after the Sublease Commencement Date, Sublessor hereby covenants and agrees that Sublessee shall have the right to use the furniture, equipment, workstations, telephone switch and handsets, chairs, file cabinets and other equipment located in the Subleased Premises owned by Sublessor (collectively, the “Furniture”), which Furniture is more particularly identified on Schedule 1 attached hereto and made a part hereof. Sublessee shall maintain such Furniture in its as is condition, subject to normal wear and tear and shall have the right to modify and/or rearrange the Furniture during the Term in accordance with the terms and provisions of the Prime Lease.

24.        SEPARATE MAILING ADDRESSES.    To the extent that Sublessee needs additional mailing addresses assigned to the Subleased Premises by the United States Postal Service for Sublessee’s business needs, to the extent that Prime Lessor consents to such additional mailing addresses, Sublessor shall also consent. In addition, Sublessor shall use commercially reasonable efforts to obtain Prime Lessor’s consent to such additional mailing addresses.

25.        COMMERCIALLY RESPONSIBLE EFFORTS.    For purposes of clarity, at any time Sublessor is required to use “commercially reasonable efforts” under this Sublease, such efforts shall not include litigation or the threat of litigation and Sublessor shall not be required to incur any material cost or expense, provided however, in the event that Sublessee agrees to pay Sublessor’s out of pocket costs related to Sublessor’s efforts to enforce Prime Lessor’s obligations under the Prime Lease, then if requested by Sublessee, Sublessor shall institute litigation or the threat of litigation or take such other reasonable enforcement actions as reasonably requested by Sublessee.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed on the year and day first written above.

SUBLESSOR: SOLO CUP OPERATING CORPORATION, a Delaware corporation

By:	/s/ Francis X. Liesman

Name:	Francis X. Liesman

Its:	Vice President

SUBLESSEE: HORIZON PHARMA USA, INC., a Delaware corporation

By:	/s/ Timothy P. Walbert

Name:	Timothy P. Walbert

Its:	Chairman, President and CEO

S-1

Exhibit A

Base Rent

Base Rent for the Premises:

Cash Flows
Year	Annual Rent	Monthly Rent
2016*	$1,865,052.00	$155,421.00
2017	$1,921,003.56	$160,083.63
2018	$1,978,633.68	$164,886.14
2019	$2,037,992.64	$169,832.72
2020	$2,099,132.40	$174,927.70
2021	$2,162,106.48	$180,175.54
2022	$2,226,969.60	$185,580.80
2023	$2,293,778.76	$191,148.23
2024	$2,362,592.04	$196,882.67

* Note: Requirement to pay 2016 Base Rent shall commence on the Rent Commencement Date.

Base Rent for the Storage Area:

Cash Flows
Year	Annual Rent	Monthly Rent
2016*	$47,705.04	$3,975.42
2017	$49,136.16	$4,094.68
2018	$50,610.24	$4,217.52
2019	$52,128.60	$4,344.05
2020	$53,692.44	$4,474.37
2021	$55,303.20	$4,608.60
2022	$56,962.32	$4,746.86
2023	$58,671.12	$4,889.26
2024	$60,431.28	$5,035.94

* Note: Requirement to pay 2016 Base Rent shall commence on the Rent Commencement Date.

A-4

Schedule 1

List of Furniture

Network Distribution and Wifi Gear	Quantity	Description

Firewall

Line Card

Line Card

Line Card

Line Card

Line Card

Line Card

Router

Router

Router

Router

Router

Router

Router

Router

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Switch

Wireless AP

Wireless Controller

2 3 2 24 1 1 2 1 1 3 1 1 1 1 1 I 3 1 4 1 1 1 1 2 1 1 1 6 2 1 28 4

Cisco PIXFirewall 525

WS-SUP32P-10GE

WS-SUP720-3B

WS-X6148A-GE-45AF

WS-X6148A-GE-TX

WS-X6148-GE-TX

WS-X6724-SFP

Cisco 3845

Cisco Catalyst 3560-G24TS

Cisco 3725

Cisco Catalyst 3560-G48TS

Cisco WS-C6509-V-E

Cisco WS-C6509-V-E

Cisco ASA 5540

Cisco 7206 VXR

Cisco 3750 Catalyst

Cisco 6509 Catalyst

Cisco AIR-AP 1210/1230 series

Cisco 3560 Catalyst G24TS

Cisco WSC 6513

Cisco 37XX Catalyst

Cisco 37XX Catalyst

Catalyst Switch Module 3110X

Cisco Catalyst 3560-G48TS

Cisco Catalyst 295024T

Cisco Catalyst 295048T

Cisco Catalyst 295024G

Linksys 24 port POE Ethernet Switch

Cisco 2851

Cisco VG224

Cisco AIR-LAP1142N-A-K9

4402 Wireless Lan Controller

Schedule 1-1

Voice Equipment	Qty	Description
Executive Phones	100	Cisco 7975 Phones
Cubicle Phones	100	Cisco 7945 Phones
Wall Phones	10	Cisco 7905 Phones
Speaker Phones	7	Cisco 7935 Phones
Servers for Call Mgr/Unity, 911, Receptionist Console, ETC. software licensing not included	10	Cisco MCS Servers
PL380 software licensing not included	1	HP Proliant Server

Temperature Monitoring	Qty	Description
Wireless temperature monitoring device	6	Temperature alert Wifi edition

Computer Room Racks	Qty	Description
Data Center	14	4 post
Lab	5

Cellular Repeater	Qty	Description
Internal cell phone signal enhancing system	16

Video Monitoring System	Qty	Description
Security Camera	9	Ipela SNC-DM110

Access System hardware
Access system Micro	5	Micro PXNplus

Schedule 2-1

Schedule 2

Use and Occupancy of Server Room and Associated Facilities

1) Sublessor will provide Sublessee’s personnel non-exclusive access to the second floor server room and basement network room at the Premises beginning on November 15, 2015. At that time, Sublessee shall have the right to begin installing technical infrastructure components (switches, routers, servers, etc.) in the space. Sublessee will have physical access to cages, racks, power, and existing infrastructure (patch panels for 3rd and 4th floor connectivity, etc.) to begin Sublessee Improvements. Prior to this access being given, a Sublessor I.T. network employee will thoroughly explain the workings of the IDF’s and all incoming and outgoing wiring and connectivity to the appropriate Sublessee personnel.

2) Sublessor shall have the right to use and occupy the Server Room and Associated Facilities and the basement network room to maintain connectivity and functionality. On or before November 15, 2015, Sublessor shall consolidate this equipment to one rack or cabinet in the server room on the 2nd floor of the Premises.

3) Sublessee agrees to not tamper with, “power-off”, modify, or otherwise disturb any equipment operated by Sublessor. Sublessor agrees to not tamper with, “power-off”, modify, or otherwise disturb any equipment operated by Sublessee. Both parties agree to keep confidential any information obtained about the other party or its business or operations as a result of this arrangement.

4) In order to build-out the Sublessee’s infrastructure at the Premises, Sublessee intends to engage with telecommunications partners (AT&T, XO, Comcast, etc.) to deliver network and telephone services to the Premises. These partners may need to access certain parts of the Building beginning in October to provision these services. Sublessor agrees, subject to Sublessee’s and its providers compliance with all requirements of the Prime Lease and upon reasonable prior written notice to Sublessor, to allow these carriers to work in the Building on behalf of Sublessee to facilitate this work. Prior to this access being given, a Sublessor I.T. network employee will thoroughly explain the workings of the MDF/DC and all incoming and outgoing wiring and connectivity to the appropriate Sublessee personnel.

5) Sublessor and Sublessee each agree to log access to the server room on the 2nd floor and basement network room, and to provide these access logs to the other party if requested.

6) Any technical configuration or physical infrastructure changes made by either party to the technology in the basement network room or 2nd floor server room shall be vetted and approved by representatives of Sublessor and Sublessee prior to any such changes being made. This is intended not to create an obstacle in service delivery or functionality, but to ensure that both parties are aware and agree to changes that could potentially impact the other party.

7) Neither Sublessor nor Sublessee shall discontinue provider service without a sync check with the other party to avoid accidental network connectivity shutdowns.

Schedule 2-2

SUBLEASE CONSENT AND RECOGNITION AGREEMENT

THIS SUBLEASE CONSENT AND RECOGNITION AGREEMENT (this “Agreement”) is entered into as of October 2, 2015 (the “Effective Date”) by and among LAKE FOREST LANDMARK II, LLC, an Illinois limited liability company (“Prime Landlord”), SOLO CUP OPERATING CORPORATION, a Delaware corporation (“Sublandlord”), and HORIZON PHARMA USA, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.      Pursuant to that certain Office Lease Agreement, dated as of August 26, 2008 (as amended by that certain First Amendment to Office Lease Agreement, dated as of November 23, 2010, and that certain Second Amendment to Office Lease Agreement, dated as of August 30, 2012, collectively, the “Prime Lease”), between Opus North Corporation, the predecessor-in-interest to Prime Landlord, and Sublandlord (a copy of which is attached to this Agreement as Exhibit A), Prime Landlord is leasing to Sublandlord, and Sublandlord is leasing from Prime Landlord, certain premises consisting of 133,218 rentable square feet and commonly known as Suites 150, 200, 300 and 400 and approximately 6,815 rentable square feet of storage space (collectively, the “Leased Premises”) in the building known as Landmark of Lake Forest II and located at 150 South Saunders Road, Lake Forest, Illinois (the “Building”). The Leased Premises are more particularly described in the Prime Lease.

B.      Pursuant to that certain Sublease, dated August 26, 2015 (the “Sublease”), between Sublandlord and Subtenant, a copy of which is attached to this Agreement as Exhibit B, Sublandlord has agreed to sublease the entire Leased Premises to Subtenant, as more particularly described in the Sublease.

C.      Sublandlord is required by the terms of the Prime Lease to obtain the prior written consent of Prime Landlord to the Sublease, and Prime Landlord is prepared to consent to the Sublease and to agree upon the terms on which the Sublease may become a direct lease between Prime Landlord and Subtenant, all as more particularly set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Prime Landlord, Sublandlord and Subtenant agree as follows:

1.      Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Prime Lease.

2.      Consents.

(a) Prime Landlord hereby consents to the Sublease. Neither the Sublease nor this Agreement shall be construed to relieve Sublandlord of any liabilities or obligations whatsoever under the Prime Lease, and nothing in the Sublease shall be deemed to modify or amend the Prime Lease in any way, except as expressly set forth in this Agreement. Sublandlord shall continue to be liable to Prime Landlord for the full performance of all obligations of the tenant under the Prime Lease for the remainder of the Term. Sublandlord shall not dissolve or otherwise change its legal or corporate existence until Sublandlord has satisfied all such obligations and liabilities under the Prime Lease. Any dissolution by Sublandlord prior to its satisfaction of all such obligations and liabilities under the Prime Lease shall be deemed an immediate Event of Default without any further notice or opportunity to cure.

(b)      Prime Landlord further consents to the use by Subtenant of the portions of the Building affected by the rights granted to Subtenant pursuant to Section 11 of the Sublease pursuant to, and subject to all applicable requirements and restrictions set forth in, the applicable sections of the Prime Lease governing the corresponding rights of Sublandlord to use the same.

3.      Relationship of the Parties Prior to Recognition Event. The provisions of this Section 3 shall be applicable at all times prior to a Recognition Event.

(a)      Prime Landlord shall not be deemed to have any obligation to Subtenant under the Prime Lease, and Prime Landlord shall have no obligation to fulfill any term of the Sublease or to provide any rights thereunder, in each case, except to the extent expressly provided in this Agreement. Subtenant shall not have the direct right to enforce the Prime Lease against Prime Landlord, and Subtenant shall not have the right to proceed against Prime Landlord in Sublandlord’s name with respect to any matter arising under the Prime Lease.

(b)      Whenever the Prime Lease gives Prime Landlord a right of involvement, such as a right to approve, consent, cooperate or decide a certain matter, Prime Landlord shall have such right with respect to both Sublandlord and Subtenant. If Prime Landlord and Sublandlord disagree over any decision requiring both of their consents or approvals, Prime Landlord’s decision shall govern and control.

(c)      Prime Landlord shall be named as an additional insured on any insurance maintained by Subtenant under the Sublease.

(d)      If any Event of Default occurs, Prime Landlord may so notify Subtenant, and Subtenant shall thereafter pay all sums due under the Sublease directly to Prime Landlord on behalf, and for the account, of Sublandlord and such payment by Subtenant shall be deemed as if Subtenant had made such payment directly to Sublandlord, as between Sublandlord and Subtenant. Subtenant shall have the right to accept such notice from Prime Landlord and shall have no duty to inquire as to the correctness of such notice, and Prime Landlord shall not have any liability to Sublandlord in connection with the giving of such a notice, except to the extent that such notice were given in bad faith and without any reasonable cause. Sublandlord agrees that no acceptance of such rents from Subtenant shall be deemed a waiver by Prime Landlord of any failure of performance by Sublandlord under the Prime Lease nor a waiver of any right or remedy of Prime Landlord in connection with such failure of performance, although Prime Landlord shall credit any sums so received against the obligations of Sublandlord under the Prime Lease, applying such sums to the obligations most recently becoming due.

(e)      The initial improvements and alterations that are contemplated to be made to the Leased Premises (the “Initial Improvements”) shall constitute Consent Alterations, and shall therefore be subject to all requirements and restrictions set forth in Article 8 and any other applicable provisions of the Prime Lease (but, for the avoidance of doubt, the provisions of Article 17 shall be inapplicable thereto), including, without limitation, the requirement that Prime Landlord shall have approved the plans and specifications for the Initial Improvements.

4.      Recognition of Sublease Upon Recognition Event.

(a)      The Sublease and all of Subtenant’s rights thereunder shall be subject and subordinate in all respects to the Prime Lease. Notwithstanding the foregoing, in the event of the termination of the Prime Lease for any reason other than expiration of the Term or as a result of a condemnation or a fire or other casualty in accordance with the terms of the Prime Lease (any such other termination, a “Recognition Event”), (i) Subtenant shall attorn to Prime Landlord and perform all of Subtenant’s obligations under the Sublease directly to Prime Landlord, as if Prime Landlord were the sublandlord under the Sublease, and (ii) provided that, at the time of termination of the Prime Lease, Subtenant is not in default under the terms of the Sublease beyond any applicable cure period, Prime Landlord shall continue to recognize the estate of Subtenant created under the Sublease and the Sublease shall continue with the same force and effect as if Prime Landlord and Subtenant had entered into a lease as of the Recognition Event on the same provisions as those contained in the Sublease (including all applicable provisions of the Prime Lease incorporated therein by reference), other than as set forth in the remainder of this Section 4. Both Prime Landlord and Subtenant shall execute and deliver, at the other’s request, an instrument confirming Subtenant’s attornment and other obligations pursuant to this Agreement and Prime Landlord’s agreement to be bound by the terms of the Sublease as modified pursuant to this Agreement (or, at Prime Landlord’s option, enter into a new lease containing all of the terms and provisions of the Sublease as modified by this Agreement); provided, however, that no failure of either of them to do so shall affect the provisions or effect of this Agreement.

(b) From and after the date of a Recognition Event, but subject to the remainder of this Section 4, Prime Landlord shall have the same rights as against Subtenant as Sublandlord had under the Sublease, and Subtenant shall have the same rights as against Prime Landlord as it had as against Sublandlord under the Sublease. The foregoing and the other provisions of this Agreement notwithstanding, Prime Landlord shall not (i) be liable for, or required to cure, any event, occurrence or condition that preceded the Recognition Event or any act or omission of Sublandlord and/or its agents or contractors, provided, however, that nothing herein shall diminish Prime Landlord’s obligation to perform continuing obligations of Sublandlord under the Sublease from and after the date that Prime Landlord succeeds to the interest of Sublandlord under the Sublease, (ii) be subject to any offsets or defenses that Subtenant then has against Sublandlord, (iii) be bound by any prepaid rent, security deposit, or other prepaid sum that Subtenant has then previously paid in advance to Sublandlord, except to the extent the same was or is actually delivered to Prime Landlord, (iv) subject to Prime Landlord’s repair, maintenance and other obligations under the Prime Lease, have any obligation to Subtenant with respect to the condition of the Leased Premises as of the date of the Recognition Event, it being agreed that Subtenant shall be conclusively deemed to have accepted the condition of the Leased Premises as of the date of the Recognition Event irrespective of any then-existing breach by the Sublandlord of its obligations under the Sublease (all such breaches being hereby waived by Subtenant as against Prime Landlord, but not as against Sublandlord), (v) be bound by any restrictive covenant, restriction or other restriction on competition set forth in the Sublease, (vi) be obligated to perform any construction that is the obligation of the Sublandlord under the Sublease, (vii) be obligated to provide, pay for, or give Subtenant credit for any work or construction to be performed by Subtenant, however characterized under the Sublease, (viii) be bound by any amendment to the Sublease not expressly consented to by Prime Landlord in writing, and/or (ix) be bound by any obligation of Sublandlord to indemnify or defend Subtenant. In addition, other than as expressly provided in this Agreement, Subtenant shall not have any remedy against Prime Landlord which is excess of the remedies available to the Sublandlord against Prime Landlord for any breach by Prime Landlord of the Prime Lease or for any negligence or other wrongful act on the part of Prime Landlord, and all remedies of Sublandlord shall be limited in the same manner as the remedies of Sublandlord under the Prime Lease (including limitations on the types of assets of Prime Landlord out of which any claim against Prime Landlord may be satisfied and the parties against whom a claim could be made or liability imposed such that, notwithstanding Section 3.1.1 of the Sublease, the first sentence of Section 18.8 of the Prime Lease shall be applicable as between Prime Landlord and Subtenant following a Recognition Event).

(c)      Upon a Recognition Event, the Sublease shall be deemed modified such that all references to “Sublessor” shall be deemed to refer to Prime Landlord, provided that, notwithstanding anything to the contrary in the Sublease and without limitation to the foregoing provisions of this Section 4, (i) Subtenant shall pay to Prime Landlord the Basic Rent payable by Sublandlord pursuant to the Prime Lease in lieu of the Base Rent (as defined in the Sublease), (ii) Subtenant shall pay the Rent and any other amount due to Sublandlord under the Sublease directly to Prime Landlord at its address set forth in Section 11 below and (iii) the following provisions of the Sublease shall be inapplicable and the subject matter thereof shall be governed solely by the applicable provisions of the Prime Lease: (A) all of Section 1, other than the first sentence of the initial paragraph thereof and the first sentence of Section 1.1, (B) Section 2, (C) all of Section 3.1, other than the first sentence of Section 3.1.1 (except that the reference to the first sentence of Section 18.8 of the Prime Lease shall be deemed to be deleted therefrom), (D) all of Section 3.4, other than the first sentence thereof, and (E) Sections 4 through 25.

(d)      It is the intention of Subtenant and Prime Landlord that, although the Prime Lease terminates upon a Recognition Event, all references to the Prime Lease within the Sublease shall survive and be binding upon Prime Landlord and Subtenant and the obligations of Subtenant and Prime Landlord under the Sublease shall be interpreted as though the Prime Lease were still in effect. To the extent that, due to any provision of the Prime Lease, (i) the rights or obligations of Sublandlord, as tenant under the Prime Lease, would have been less or greater than those of Subtenant under the Sublease prior to the Recognition Event or (ii) the rights or obligations of Prime Landlord under the Prime Lease would have been less or greater than those of Sublandlord, as sublandlord under the Sublease, prior to the Recognition Event, such provision of the Prime Lease shall continue to be effective after the Recognition Event, such that the applicable rights and obligations of Subtenant and Prime Landlord under the Sublease are equivalent to the corresponding rights and obligations that Sublandlord and Prime Landlord, respectively, would have had had the Prime Lease continued in effect as a direct lease between Prime Landlord and Subtenant.

(e)      Within ten (10) Business Days following a Recognition Event, Subtenant shall obtain all policies of insurance which were to have been obtained by Sublandlord under the Prime Lease with respect to the Leased Premises and the Building and shall deliver to Prime Landlord such evidence of such policies as would have been required of Sublandlord under the Prime Lease. Subtenant and its insurance carriers shall be bound by the covenants pertaining to waivers of subrogation contained in the Prime Lease with respect to all policies of property insurance maintained by Subtenant.

5.      Termination of Sublease.    Subtenant agrees that, if the Prime Lease is terminated and the same does not constitute a Recognition Event, then the Sublease shall be deemed to have been automatically terminated concurrently with the termination of the Prime Lease.

6.      Modification of Prime Lease.    Nothing in this Agreement shall be deemed to amend or otherwise modify the Prime Lease, except that Prime Landlord and Sublandlord hereby agree as follows:

(a)      The Prime Lease is amended by deleting therefrom Section 1.2.5 and all text related to the subject matter thereof, including, without limitation, references in the Prime Lease to any extension of the Term or the Term, as extended.

(b)       The Prime Lease is amended by deleting Section 1.5 therefrom.

7.      Direct Obligations of Subtenant.    Each of Article 15 and Section 18.19 of the Prime Lease shall be deemed to be applicable to the Sublease and the rights of Subtenant thereunder, and Subtenant agrees to comply with the terms of said Article 15 and Section 18.19 as if it were Sublandlord for purposes thereof, including, providing directly to Prime Landlord such documentation as is required to be provided by Sublandlord thereunder as and when the same is required to be delivered pursuant thereto.

8.       Representations and Warranties.

(a)      Prime Landlord hereby represents and warrants to each of Sublandlord and Subtenant, as of the Effective Date, that (i) it is a limited liability company, duly formed and validly existing under the laws of the State of Illinois, (ii) it has and is duly qualified to do business in the State of Illinois, (iii) it has full limited liability company power and authority to enter into this Agreement and to perform all of its obligations hereunder, (iv) the person executing this Agreement on its behalf is duly and validly authorized to do so, (v) the Prime Lease constitutes the entire agreement between Prime Landlord and Sublandlord with respect to the Leased Premises and the copy of the Prime Lease attached hereto as Exhibit A is true, correct and complete, (vi) the Prime Lease is in full force and effect, (vii) no default exists on its part under the Prime Lease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute a default on its part under the Prime Lease, and (viii) to its knowledge, no Event of Default or circumstance that, but for the giving of notice or the passage of time, or both, would constitute an Event of Default exists.

(b)      Sublandlord hereby represents and warrants to each of Prime Landlord and Subtenant, as of the Effective Date, that (i) it is a corporation, duly formed and validly existing under the laws of the State of Delaware, (ii) it has and is duly qualified to do business in the State of Illinois, (iii) it has full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (iv) the person executing this Agreement on its behalf is duly and validly authorized to do so, (v) the Prime Lease constitutes the entire agreement between Prime Landlord and Sublandlord with respect to the Leased Premises and the copy of the Prime Lease attached hereto as Exhibit A is true, correct and complete, (vi) the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the Leased Premises and the copy of the Sublease attached hereto as Exhibit B is true, correct and complete, (vii) each of the Prime Lease and the Sublease is in full force and effect, (viii) no Event of Default exists under the Prime Lease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute an Event of Default, (ix) to its knowledge, no default exists on the part of Prime Landlord under the Prime Lease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute a default on the part of Prime Landlord under the Prime Lease, (x) no default exists on its part under the Sublease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute a default on its part under the Sublease, and (xi) to its knowledge, no default exists on the part of Subtenant under the Sublease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute a default on the part of Subtenant under the Sublease.

(c)      Subtenant hereby represents and warrants to each of Prime Landlord and Sublandlord, as of the Effective Date, that (i) it is a corporation, duly formed and validly existing under the laws of the State of Delaware, (ii) it has and is duly qualified to do business in the State of Illinois, (iii) it has full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (iv) the person executing this Agreement on its behalf is duly and validly authorized to do so, (v) the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the Leased Premises and the copy of the Sublease attached hereto as Exhibit B is true, correct and complete, (vi) the Sublease is in full force and effect, (vii) no default exists on its part under the Sublease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute a default on its part under the Sublease, and (viii) to its knowledge, no default exists on the part of Sublandlord under the Sublease and, to its knowledge, there exists no circumstance that, but for the giving of notice or the passage of time, or both, would constitute a default on the part of Sublandlord under the Sublease.

9.      Effect of Agreement.    This Agreement shall not relieve Sublandlord of its obligation to obtain Prime Landlord’s consent to any assignment of the Prime Lease or any further sublease of all or part of the Leased Premises as and to the extent required by the Prime Lease. Prime Landlord and Subtenant agree that, notwithstanding anything to the contrary in the Prime Lease, the Sublease or this Agreement, the provisions of Article 13 of the Prime Lease shall be applicable to Subtenant and all references therein to “Tenant” shall be deemed to be references to Subtenant for purposes of evaluating any proposed Transfer (including a determination of whether the same is a Permitted Transfer) and any conditions thereto. By its execution of this Agreement, Sublandlord waives any right, claim or demand which Sublandlord may have against Subtenant by reason of Subtenant’s compliance with its obligations hereunder, including, without limitation, Subtenant’s complying with Prime Landlord’s direction to pay sums due to Sublandlord under the Sublease directly to Prime Landlord in accordance with Section 3(d) above.

10.      Brokerage Commissions.    Each of Sublandlord and Subtenant hereby agrees to indemnify, defend and hold Prime Landlord harmless from claims for any commission or finder’s fee charges by any real estate broker or other person or entity arising from an agreement, whether express or implied, between Sublandlord or Subtenant and such broker or other person or entity in connection with the execution of the Sublease, the making of this Agreement and/or any matter described in this Agreement (including, without limitation, the creation of a direct lease between Prime Landlord and Subtenant upon the occurrence of a Recognition Event).

11.      Notices.    All notices, demands and communications permitted or required to be given hereunder shall be in writing, and shall be delivered (a) personally, (b) by United States registered or certified mail, postage prepaid, (c) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice) or (d) by email. Any such notice to a party shall be addressed at the address set forth below (subject to the right of a party to designate a different address for itself by notice similarly given):

Prime Landlord:	Lake Forest Landmark II, LLC c/o Newsweb Corporation 2401 N. Halsted Street, Suite 200 Chicago, Illinois 60614 Attention: Charley Gross Email: cgross@newsweb.com

With a copy to:	Perkins Coie LLP 131 South Dearborn Street, Suite 1700 Chicago, Illinois 60603 Attention: Matthew A. Shebuski, Esq. Email: mshebuski@perkinscoie.com

Sublandlord:	Solo Cup Operating Corporation 3120 Sovereign Drive, Suite 4B Lansing, Michigan 48911 Attention: Steve Mills Email: steve.mills@dart.biz

With a copy to:	Solo Cup Operating Corporation 500 Hogsback Road Mason, Michigan 48854 Attention: Jeffrey C. Hicks, Legal Email: jeff.hicks@dart.biz

Subtenant:	Horizon Pharma USA, Inc. 520 Lake Cook Road, Suite 520 Deerfield, Illinois 60015 Attention: Senior Vice President, Global Operations and Government Affairs Email: rmetz@horizonpharma.com

With a copy to:	Horizon Pharma USA, Inc. 520 Lake Cook Road, Suite 520 Deerfield, Illinois 60015 Attention: Executive Vice President, General Counsel Email: bbeeler@horizonpharma.com

Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused), as shown by the addressee’s return receipt, and if by certified mail, as confirmed by the courier service if by courier. Notices given by email transmission shall be deemed given on the date of receipt (if a Business Day), otherwise the first Business Day following receipt; provided, however, that a notice delivered by email transmission shall only be effective if such notice is also delivered by hand, deposited in the United States mail, postage prepaid, registered or certified mail, or given by nationally recognized private courier on or before two (2) Business Days after its delivery by email transmission unless waived by the recipient.

12.      Miscellaneous Provisions.

(a)      Waiver of Covenants, Conditions, or Remedies. The waiver by one party of the performance of any covenant, condition, or promise under this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by it of any other covenant, condition, or promise under this Agreement. The waiver by any party or parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision in this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded.

(b)      Governing Law. This Agreement shall be construed in accordance with the laws of the State of Illinois.

(c)      Further Assurances. In addition to the documents and instruments to be delivered as herein provided, each of the parties hereto shall, from time to time at the request of any other party, execute and deliver to such other party such other documents and shall take such other action as may be reasonably required to more effectively carry out the terms of this Agreement. The provisions of this Section 12(c) shall not be construed to require any party to take any action or execute any document which would be contradictory to, or inconsistent with, the terms of this Agreement.

(d)      Relationship.    Nothing contained in this Agreement shall be deemed or construed by the parties or by any third person to create a relationship of principal and agent or a partnership or a joint venture among Sublandlord, Subtenant and Prime Landlord or between any two of them or between any one or more of them and any third party.

(e)      Successors and Assigns.    The terms, covenants and conditions of this Agreement shall apply to and bind the permitted successors and assigns of all the parties hereto.

(f)      Interpretation.    The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to it or any document executed and delivered by either party in connection with this Agreement.

(g)      Severability.    If any provision of this Agreement is determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Agreement and all such other provisions shall remain in full force and effect.

(h)      Final Agreement.    This Agreement, together with the provisions of the Sublease and the Prime Lease, contains the entire agreement among the parties hereto regarding the matters which are the subject of this Agreement, and all prior agreements, understandings or representations with respect to the subject matter of this Agreement are hereby superseded, terminated and cancelled in their entirety and are of no further force or effect. In the event of any conflict between the provisions of this Agreement and the provisions of the Prime Lease or the Sublease, the provisions of this Agreement shall prevail.

(i)      Amendments.    This Agreement may not be amended or otherwise modified except by a writing executed by each of Prime Landlord, Sublandlord and Subtenant.

(j)      Attorneys’ Fees.    If any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

(k)      Time of the Essence.    Time is of the essence of this Agreement and of each provision hereof.

(l)      Counterparts; PDF.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same Agreement. The delivery of an executed counterpart of this Agreement by facsimile or as a

PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(m)      Incorporation of Exhibits.    All exhibit references herein and attached to this Agreement are hereby incorporated in this Agreement by reference.

(n)      Prime Landlord’s Costs.    Within five (5) days of receiving an invoice therefor, Sublandlord shall reimburse Landlord for all of its reasonable, out-of-pocket costs and expenses incurred in reviewing the Sublease and in preparing this Agreement, including Landlord’s reasonable attorney’s fees, provided that such costs, expenses and fees shall not exceed $7,500 in the aggregate. For the avoidance of doubt, the covenant contained in this subsection shall not be subject to the limitations set forth in Section 13.7 of the Prime Lease.

[Remainder of page intentionally left blank]

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PRIME LANDLORD:

LAKE FOREST LANDMARK II, LLC, an Illinois limited liability company

By:	NWB Real Estate Company, an Illinois corporation, its Managing Member

	By:	/s/ Charles F. Gross
	Name:	Charles F. Gross
	Title:	President

SUBLANDLORD:

SOLO CUP OPERATING CORPORATION, a Delaware corporation

By:	/s/ Kevin M. Fox
Name:	Kevin M. Fox
Title:	Treasurer

SUBTENANT:

HORIZON PHARMA USA, INC., a Delaware corporation

By:	/s/ Timothy P. Walbert
Name:	Timothy P. Walbert
Title:	Chairman, President and CEO

EXHIBIT A

Prime Lease

[See Following Pages]

Office Lease Agreement

Opus North Corporation, an Illinois corporation — Landlord

and

Solo Cup Operating Corporation, a Delaware corporation — Tenant

Opus Landmark of Lake Forest II — Lake Forest, Illinois

Dated as of August 26, 2008 (with Effective Date as provided in Lease)

Section 18.5 Relationship of Parties	44
Section 18.6 Entire Agreement; Amendment	44
Section 18.7 Severability	44
Section 18.8 Landlord’s Limited Liability	44
Section 18.9 Survival	44
Section 18.10 Attorneys’ Fees	44
Section 18.11 Brokers	44
Section 18.12 Governing Law	45
Section 18.13 Time is of the Essence	45
Section 18.14 Joint and Several Liability	45
Section 18.15 Intentionally0mitted	45
Section 18.16 Authority	45
Section 18.17 Force Majeure	45
Section 18.18 Management	45
Section 18.19 Financial Statements; Confidentiality	45
Section 18.19.1 Financial Statements	45
Section 18.19.2 Confidentiality	46
Section 18.20 Quiet Enjoyment	46
Section 18.21 Recording	46
Section 18.22 Press Release	46
Section 18.23 Construction of Lease and Terms	46
Section 18.24 Certain Interpretational Rules	47
Section 18.25 Waiver of Trial by Jury	47
Section 18.26 Landlord’s Representations and Warranties	47
Section 18.27 Incentives	47
Section 18.28 Recycling	47

Exhibits	1

Exhibit A Definitions	1
Exhibit B Legal Description of the Land	1
Exhibit C Floor Plan	1
Exhibit D Form of Commencement Date Memorandum	1
Exhibit E Building Rules	1
Exhibit F Outline Specifications for Landlord’s Improvements/Base Building	1
Exhibit G General Description of Building Standard	1
Exhibit H General Description of Landlord’s Janitorial Services	1
Exhibit I General Depiction of Storage Space	1
Exhibit J-1 General Depiction of Façade Signage	1
Exhibit J-2 Details for Building Monument Signage	1
Exhibit J-3(a) General Depiction of Interior Common Area Tenant Signage	1
Exhibit J-3(b) General Depiction of Interior Common Area Tenant Signage	1
Exhibit J-4 Tenant Reception Desk	1
Exhibit K Form of SNDA Agreement	1
Exhibit L Pre-Approved List of Possible Tenant’s General Contractors	1

v

Office Lease Agreement

This Office Lease Agreement is made and entered into as of the Effective Date by and between Opus North Corporation, an Illinois corporation, as Landlord, and Solo Cup Operating Corporation, a Delaware corporation, as Tenant.

Definitions

Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT “A.”

Basic Terms

The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:

Suites 150, 200, 300 and 400, consisting of approximately 133,218 rentable square feet (subject to Section 1.1 below) and located on the first, second, third and fourth floors of the Building. The Premises are depicted on the Floor Plan attached as EXHIBIT “C.” (See Section 1.1)

2.	Building:	Four-story office building at 150 South Saunders Road, Lake Forest, Illinois, consisting of approximately 160,085 rentable square feet and commonly known as Opus Landmark of Lake Forest II

3.	Lease Term:	180 months (See Section 1.2), as the same may be extended as set forth herein

4.	Term Extension/Renewal Options:	Two five-year periods (See Section 1.2.5)

5.	Scheduled Delivery Date:	October 1, 2008 (See Section 1.2)

6.	Commencement Date:

April 1, 2009; provided, however, that if the Delivery Date does not occur on or before the Scheduled Delivery Date (as contemplated by Section 2.2 below), other than as a result of Tenant Delays, then the Commencement Date shall be the date that is six months after the Delivery Date.

7.	Basic Rent:

	Months	Annual Basic Rent (based on 133.218 rentable square feet)/ Annual Basic Rent per rentable square foot of the Premises (See Section 2.1)	Monthly Installments of Basic Rent (based on 133,218 rentable square feet)

	1	$2,464,533.00 (annualized)/ $18.50	$205,377.75

	2 through 5	$-0-/$-0-	$-0-

	6 through 12	$2,464,533.00 (annualized)/ $18.50	$205,377.75

48

	13 through 24	$2,525,813.28/$18.96	$210,484.44

	25 through 36	$2,589,757.92/$19.44	$215,813.16

	37 through 48	$2,655,034.74/$19.93	$221,252.90

	49 through 60	$2,720,311.56/$20.42	$226,692.63

	61 through 72	$2,788,252.74/$20.93	$232,354.40

	73 through 84	$2,857,526.10/$21.45	$238,127.18

	85 through 96	$2,929,463.82/$21.99	$244,121.99

	97 through 108	$3,002,733.72/$22.54	$250,227.81

	109 through 120	$3,077,335.80/$23.10	$256,444.65

	121 through 132	$3,154,602.24/$23.68	$262,883.52

	133 through 144	$3,233,200.86/$24.27	$269,433.41

	145 through 156	$3,314,463.84/$24.88	$276,205.32

	157 through 168	$3,397,059.00/$25.50	$283,088.25

	169 through 180	$3,482,318.52/$26.14	$290,193.21

8.	Tenant’s Share of Expenses Percentage:

83.217%, subject to adjustment in the event that the respective rentable areas of the Building and/or the Premises are subsequently modified (as provided in Section 1.1) so that Tenant’s Share of Expenses Percentage is equal to the percentage of the rentable square footage of the leaseable office area in the Building (excluding, without limitation, all Common Area), as determined by Landlord in accordance with BOMA Standards, represented by the rentable square footage of the Premises as also determined by Landlord in accordance with BOMA Standards

9.	Improvement Allowance:	$7,326,990 (i.e., $55.00 per rentable square foot of the Premises)

10.	Abatement:	Basic Rent and Tenant’s Share of Expenses during Months 2 through 5 of the Term

11.	Current Property Manager/Rent Payment Address:	Opus North Management Corporation Suite 900 9700 Higgins Road Rosemont, Illinois 60018-4713

12.	Address of Landlord for Notices:	Opus North Corporation Suite 900 9700 Higgins Road Rosemont, Illinois 600 18-4 713 Attn: President

	With a copy to:	Opus Corporation 10350 Bren Road West Minnetonka, Minnesota 55343 Attn: Legal Department

	With a copy to:	Property Manager at the address described above in the Basic Terms.

13.	Address of Tenant for Notices prior to the Commencement Date:	Solo Cup Operating Corporation 1700 Old Deerfield Road Highland Park, Illinois 60035 Attn: General Counsel

	Address of Tenant for Notices prior from and after the Commencement Date:	Solo Cup Operating Corporation 150 South Saunders Road Lake Forest, Illinois 60045 Attn: General Counsel

14.	Broker(s):	CB Richard Ellis, Inc. Cushman & Wakefield of Illinois, Inc. (See Section 18.11)

ARTICLE 1

LEASE OF PREMISES AND LEASE TERM

Section 1.1        Premises.    In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The rentable area of the Premises for purposes of this Lease is the rentable area specified in the Basic Terms. From and after the Effective Date, neither Landlord nor Tenant shall have any right tore-measure or re-calculate the rentable square footage of the Building or the Premises under this Lease, except that in the event of an actual reconfiguration, addition or modification to the Building and/or the Premises, Landlord shall re-determine the rentable area of the Building and/or the Premises, as applicable (as well as Tenant’s Share of Expenses Percentage), based on BOMA Standards. Tenant shall have the right to confirm the accuracy of any such re-determination of the rentable square footage of the Building and/or the Premises (as applicable) by Landlord. If Tenant disagrees with any such re-determination by Landlord, then Tenant may notify Landlord thereof within 60 days after Landlord provides notice to Tenant of any such re-determination. Thereafter, Landlord and Tenant shall work jointly and cooperatively to determine the appropriate extent of the applicable re-measurement (if any) based on BOMA Standards.

Section 1.2        Term, Delivery and Commencement.

Section 1.2.1        Commencement and Expiration of Term.    The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and, unless earlier terminated in accordance with the terms and conditions of this Lease, expires on the last day of the last calendar month of the Term.

Section 1.2.2        Tender of Possession; Delay in Tender of Possession.

Section 1.2.2.1    Tender of Possession.    Landlord will tender possession of the entire Premises (and the other portions of the Property that Tenant has the right to use and/or occupy hereunder) to Tenant no later than the Scheduled Delivery Date specified in the Basic Terms. The actual date on which such delivery of possession occurs is herein called the “Delivery Date;” provided, however, that the Delivery Date will not occur prior to the Scheduled Delivery Date unless Tenant accepts delivery of possession, occupies or commences any construction activities or other work or business operations in the Premises prior to the Scheduled Delivery Date (any such date prior to the Scheduled Delivery Date on which Tenant accepts delivery of possession, occupies or commences any construction activities or other work or business operations in the Premises being the Delivery Date hereunder). For purposes of this Lease, Landlord’s tender of possession under this Lease will be effected and satisfied by Landlord’s delivery to Tenant of keys to the Premises, and Landlord’s permitting Tenant to access the Premises under this Lease. Landlord’s aforesaid tender of possession of the entire Premises (and the other portions of the Property that Tenant has the right to use and occupy hereunder) to Tenant will be for the purpose of permitting Tenant to (a) commence and perform construction of Tenant’s Improvements and the Other Tenant Work pursuant to Article 17, (b) install Tenant’s furniture, fixtures, equipment, personal property, trade fixtures and testing systems, and/or (c) use and occupy the Premises and the Property for all other purposes permitted under this Lease, including conducting Tenant’s business therein. Any occupancy of the Premises and/or the Property by Tenant prior to the Commencement Date of this Lease is herein called “Early Occupancy.” All of the terms and conditions of this Lease, other than the obligations to pay Basic Rent and Tenant’s Share of Expenses (which obligations to pay Basic Rent and Tenant’s Share of Expenses shall not commence until the Commencement Date), shall apply to any Early Occupancy by Tenant (including the obligation to pay all utility costs incurred by Tenant in connection with Tenant’s use and occupancy of the Premises during any period of Early Occupancy in accordance with Article 17), even though the Commencement Date will not yet have occurred.

Section 1.2.2.2    Delay in Tender of Possession.    If Landlord fails, for any reason other than Tenant Delay or Force Majeure, to cause the Delivery Date to occur on or before the Scheduled Delivery Date, then this Lease will remain in full force and effect (except as expressly provided below); provided, however, that if the Delivery Date has not occurred by the date that is 30 days after the Scheduled Delivery Date, then (in addition to, and not in lieu of, the automatic extension of the Commencement Date resulting therefrom as provided in the Basic Terms) Landlord will credit to Tenant against Rent first becoming due under this Lease an amount equal to two days’ Basic Rent for each day of delay after the date that is 30 days after the Scheduled Delivery Date until the

Delivery Date occurs; and provided further, however, that in no event will Tenant be entitled to a credit against Rent in excess of an amount equal to 240 days of Basic Rent, even if the Delivery Date does not occur within 120 days after the Scheduled Delivery Date. For clarity, the parties acknowledge that any such credit will be in the amount of two times the daily Basic Rent payable with respect to first full month of the Term for which Tenant is responsible for paying Basic Rent (i.e., not two times the daily Basic Rent of $0 per rentable square foot allocable to months 2 through 5 of the Term). In addition, if the Delivery Date does not occur on or before the date that is one hundred 120 days after the Scheduled Delivery Date (“Termination Date”), then Tenant may terminate this Lease by delivering written notice of termination to Landlord not later than the earlier of (a) five Business Days after the Termination Date, or (b) the date on which the Delivery Date occurs. If Tenant timely delivers such notice of termination, then this Lease will terminate and the parties will have no further rights or obligations hereunder, except as expressly provided herein. Any failure by Tenant to timely deliver any such termination notice to Landlord (as provided above) will constitute a waiver of Tenant’s right to terminate pursuant to this Section 1.2.2.2, and this Lease will remain in full force and effect. For purposes of this Lease, the Scheduled Delivery Date will be extended to the extent Landlord’s failure to cause the Delivery Date to occur arises by reason of Tenant Delay or Force Majeure. Tenant’s rights under this Section 1.2.2.2 will be Tenant’s sole and exclusive rights and remedies against Landlord for any failure by Landlord to cause the Delivery Date to occur on or before the Scheduled Delivery Date.

Section 1.2.3        Commencement Date Memorandum.    Within a reasonable time after the Commencement Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks relating to dates completed with dates that Landlord derives in accordance with this Lease. Tenant, within 10 Business Days after receipt thereof from Landlord, will execute and deliver to Landlord the Commencement Date Memorandum. The failure of either party to execute and/or deliver the Commencement Date Memorandum will not affect any obligation of the parties under this Lease.

Section 1.2.4        Limitation on Occupancy.    Tenant will not occupy the Premises before the Delivery Date, but Landlord shall permit Tenant to have reasonable access to the Premises and Property prior to the Delivery Date in order to inspect the same, take measurements and perform similar activities, subject to Landlord’s reasonable scheduling requirements and such other reasonable limitations as Landlord may impose. However, subject to all of the terms, provisions and conditions of this Lease, Tenant will have the right to Early Occupancy of the Premises (and other portions of the Property which Tenant has the right to use and/or occupy hereunder) between the Delivery Date and the Commencement Date for the purposes set forth in (and subject to) Section 1.2.2; provided, however, that during such Early Occupancy, Tenant will not be obligated to pay any Basic Rent or any of Tenant’s Share of Expenses.

Section 1.2.5        Extension Options.

Section 1.2.5.1    Extension of Term.    Provided that no monetary or material nonmonetary Event of Default exists at the time of exercise, Tenant may extend the Term for up to two consecutive periods of five years each. Tenant must exercise each such right of extension by delivering written notice of Tenant’s exercise at least 12, but not more than 18, months prior to the expiration of the then-current Term (as may have been extended). Each extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Basic Rent, which shall be determined as set forth below in this Section 1.2.5. Subject to this Section 1.2.5.1, Basic Rent for each extension period will be 95% of the fair market rental rate for such extension period, determined in relation to comparable (in quality, location and size) space located in the Building and/or in other first-class office facilities in the northern suburban Chicago, Illinois office market, and taking into account all relevant factors (including then market concessions (such as tenant improvement allowances and free rent) (“Fair Market Basic Rent”). Landlord will reasonably determine such Fair Market Basic Rent and deliver Landlord’s determination to Tenant at least 11 months prior to the expiration of the then-current Term. These extension rights are personal to Tenant and may not be assigned or transferred in any manner except in connection with an approved Transfer (or a Transfer or Permitted Transfer which does not require Landlord approval) under Article 13.

Section 1.2.5.2    Basic Rent Appraisal.    If Tenant disputes Landlord’s determination of the Fair Market Basic Rent for an extension of the Term, Tenant will deliver notice of such dispute, together with Tenant’s proposed Fair Market Basic Rent, to Landlord within 10 Business Days after Tenant’s receipt of Landlord’s determination. The parties will then attempt in good faith to agree upon the Fair Market Basic Rent. If the parties fail to agree within 10 Business Days after the delivery of Tenant’s notice of dispute, then either party will be entitled to give notice to the other electing to have the Fair Market Basic Rent selected by an appraiser as provided in this Section 1.2.5.2. Upon delivery and receipt of such notice, the parties will, within five Business Days thereafter, mutually appoint an appraiser who will select (in the manner set forth below) the Fair Market Basic Rent (“Deciding Appraiser”). The Deciding Appraiser must have at least five years of full-time commercial appraisal experience with projects comparable to the Property in the northern suburban Chicago, Illinois office market, and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association. The Deciding Appraiser may not have any material financial or business interest in common with either Landlord or Tenant or their respective Affiliates. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such five Business Days, each party will within the next five Business Days thereafter separately select an appraiser meeting the criteria set forth above, which two appraisers will, within five Business Days after their selection, mutually appoint a third appraiser meeting the criteria set forth above to be the Deciding Appraiser. Within 10 Business Days after the appointment (by either method) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser their respective determinations of Fair Market Basic Rent and any related information that Landlord or Tenant, as the case may be, wishes the Deciding Appraiser to consider. Within 20 days after such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party’s submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Fair Market Basic Rent. Subject to the previous sentence, if the Deciding Appraiser timely receives one party’s submittal, but not both, the Deciding Appraiser must designate the submitted proposal as the Fair Market Basic Rent for the applicable extension of the Term. Any determination of Fair Market Basic Rent made by the Deciding Appraiser in violation of the provisions of this Section 1.2.5.2 will be beyond the scope of authority of the Deciding Appraiser and will be null and void. If the determination of Fair Market Basic Rent is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, 50% of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

Section 1.3        Parking.

Section 1.3.1    Underground Parking.    Subject to this Section 1.3, Landlord will make available to Tenant during the Term (and any period of Early Occupancy), at no additional cost to Tenant (other than Tenant’s payment of all Rent otherwise due under this Lease), all 46 automobile parking spaces in the Building’s underground parking area (“Tenant Reserved Spaces”), which Tenant Reserved Spaces will be for the exclusive use of Tenant. Landlord will not permit any person or entity other than Tenant to use the Tenant Reserved Spaces for any purpose during the Term (or any period of Early Occupancy).

Section 1.3.2    General Parking.    In addition to the right to use the Tenant Reserved Spaces as set forth above, Landlord will make available to Tenant during the Term (and any period of Early Occupancy), at no additional cost to Tenant (other than Tenant’s payment of all Rent otherwise due under this Lease), 427 unreserved parking automobile parking spaces in the surface parking area at the Property (“Tenant Unreserved Spaces;” and together with the Reserved Spaces, “Tenant Parking Spaces”). The use of the Tenant Unreserved Spaces by Tenant shall be on a first-come, first-serve basis with the other tenants of the Building, and Landlord will not permit the use of parking spaces in the surface parking area at the Property such that Tenant would not have the use of all of Tenant’s Unreserved Spaces at all times. Landlord will dedicate (and appropriately designate) 12 of the Tenant Unreserved Spaces agrees for use by visitors and invitees of Tenant (“Visitor Parking Area”), and the Visitor Parking Area shall be in that portion of the Property’s surface parking area which is located closest to the Building.

Section 1.3.3    Parking Rights Generally.    All Tenant Parking Spaces will be available to Tenant at all times during the Term (and any period of Early Occupancy), 24-hours per day, 7 days per week; provided, however, that Tenant’s use of the Tenant Unreserved Spaces will be available on a first come, first serve basis in common with the other tenants of the Building (as provided in Section 1.3.2). In addition, the use of all Tenant Parking Spaces will be subject to such reasonable rules and regulations as Landlord may from time to time institute (which rules shall in no event adversely affect Tenant’s use of the Tenant Parking Spaces in any material respect) and all Laws. Further, Landlord may reserve parking spaces in the surface parking areas in locations from time to time designated by Landlord, for the exclusive use of visitors to the Building and for the exclusive use of other tenants in the Building (and their respective employees, licensees and invitees), so long as any such reservation by Landlord does not decrease the total number of the Tenant Unreserved Spaces.

Section 1.4        Storage.    Subject to this Section 1.4, Landlord will let to Tenant, and Tenant will lease and hire from Landlord, during the entire Term, approximately 6,815 square feet of storage space on the lower level of the Building in the location shown on EXHIBIT “I” hereto (“Storage Space”). Tenant may use the Storage Space for storage of records as well as furniture, equipment, supplies, attic stock and other materials of the type customarily used by office building tenants. Landlord shall deliver possession of the Storage Space to Tenant on the Delivery Date, and Tenant shall have the right to use, and occupy the Storage Space prior to the Commencement Date upon the same terms and conditions as Tenant’s Early Occupancy of the Premises pursuant to Section 1.2.2. Tenant shall pay, as rent for its use and occupancy of the Storage Space, annual gross rental rate of $9.30 per gross square foot per year, to be increased by 2.5% for each year thereafter (“Storage Space Rent”), commencing on the Commencement Date (it being agreed that Tenant shall not be required to pay any Storage Space Rent in connection with any use or occupancy of the Storage Space prior to the Commencement Date). Tenant will pay the Storage Space Rent to Landlord, in advance, in equal monthly installments on the first day of each calendar month beginning on the Commencement Date; provided, however, that Tenant shall not be required to pay any Storage Space Rent with respect to months 2 through 5 of the Term (it being agreed that all Storage Space Rent for such period shall be fully abated). In addition, Tenant, at its sole cost and expense, will be responsible for replacing and paying for all lighting bulbs, tubes, ballasts and starters deemed necessary by Tenant for its use of Storage Space. Landlord shall provide such services (including electricity as part of Operating Expenses hereunder, but specifically excluding janitorial services) to the Storage Space as are customarily provided to storage space in comparable first-class office buildings in the northern suburban Chicago, Illinois office market. Tenant shall maintain the Storage Space in good and clean condition during the Term, subject to normal wear and tear, damage by fire or other casualty, Taking and Landlord’s negligence or intentional misconduct. The releases and insurance, indemnity and liability provisions and waivers of the parties in this Lease apply to the Storage Space as if it were a part of the Premises. Tenant’s use of the Storage Space, at any time or from time to time during the Term, will be subject to all Laws and other Requirements.

Section 1.5        Right of First Offer.    So long as no Event of Default then exists under this Lease, then subject to (a) the terms, provisions and conditions of this Section 1.5, and (b) the existing (as of the Effective Date) rights of Icon Clinical Research, Inc. (which is the other tenant in the Building as of the Effective Date), or its successors or assigns under its lease, Tenant will have the first right to be offered by Landlord the opportunity to lease any additional office space in the Building (“First Offer Space”). If at any time during the Term, Landlord intends to enter into negotiations for the lease of any First Offer Space (“Available Space”), Landlord will deliver written notice thereof to Tenant (“Available Space Notice”). Within 10 Business Days after Landlord’s delivery of any Available Space Notice, Tenant will deliver, if at all, its written notice to Landlord that Tenant desires to enter into negotiations for its lease of the Available Space (“First Offer Election Notice”). If Tenant fails to deliver the First Offer Election Notice to Landlord within such 10-Business Day period, then Tenant will be conclusively deemed to have elected not to exercise its rights hereunder with respect to the Available Space, and (subject to the proviso at the end of this sentence) all of Tenant’s rights and all of Landlord’s obligations hereunder with respect to the Available Space will automatically terminate and be of no further force or effect; provided, however, that if following any such election (or deemed election) by Tenant not to exercise its rights under this Section 1.5 as to any Available Space, Landlord leases the Available Space to a person or entity other than Tenant, and the lease with such other tenant expires or otherwise terminates (including, without limitation, the expiration or other termination of all extension or renewal rights granted to such other tenant) prior to the expiration or earlier termination of the Term of this Lease, then Landlord, prior to offering such Available Space for lease to any other person or entity, will again offer the same to Tenant for lease as provided above in this Section 1.5, in which event Tenant’s rights under this Section 1.5 will again apply to such Available Space. Following Tenant’s timely delivery of its First Offer Election Notice, Landlord and Tenant will, diligently and in good faith, negotiate an amendment to this Lease with respect to Tenant’s lease of all, and not less than all, of the Available Space at a fair market rental rate and otherwise for the inclusion of the Available Space as part of the Premises under this Lease. If by the date which is 60 days after Landlord’s delivery of the Available Space Notice, Landlord and Tenant have not executed and entered into a binding written amendment as provided in this Section 1.5, then all of Tenant’s rights and all of Landlord’s obligations under this Section 1.5 with respect to the Available Space will automatically terminate and be of no further force or effect (subject to the proviso at the end of the fourth sentence of this Section 1.5). Anything in this Section 1.5 or elsewhere in this Lease to the contrary notwithstanding, Landlord will be under no obligation to construct any improvements within or with respect to the Available Space. The purpose of this Section 1.5 is to provide notice to Tenant so that Tenant may be in a position to offer to lease any Available Space prior to others, and, anything in this Section 1.5 to the contrary notwithstanding, nothing in this Section 1.5 will be deemed to be a right of first refusal. At any time within 10 days after Landlord’s request therefor, Tenant will, without charge, certify by written instrument reasonably acceptable to Landlord and Tenant, whether Landlord has fulfilled its obligations under this Section 1.5 and whether Tenant has any further rights hereunder, or if Tenant believes, in good faith, that Landlord has not fulfilled one or more of its obligations hereunder, a written summary thereof. Tenant’s rights under this Section 1.5 are personal to Tenant and may not be assigned or transferred in any manner except in connection with an approved Transfer (or a Transfer or Permitted Transfer which does not require Landlord approval) under Article 13.

ARTICLE 2

RENTAL AND OTHER PAYMENTS

Section 2.1        Basic Rent.    Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction (except as expressly provided in this Lease), commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term; provided, however, that Basic Rent will abate during the second through fifth months of the Term, as provided in the Basic Terms. Tenant will make all Basic Rent payments to Landlord in care of Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord’s previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

Section 2.2        Additional Rent.    Article 3 of this Lease requires Tenant to pay Tenant’s Share of Expenses pursuant to estimates that Landlord delivers to Tenant. Tenant will make all payments of the estimated amount of Tenant’s Share of Expenses in accordance with Sections 3.3 and 3.4, as well as all other payments of Additional Rent in accordance with this Lease, without deduction or offset (except as expressly provided in this Lease); provided, however, that Tenant’s Share of Expenses will abate during the second through fifth months of the Term, as provided in the Basic Terms. Except as specifically set forth in this Lease, Tenant will pay all other Additional Rent which is not estimated under Sections 3.3 and 3.4 within 30 days after receiving Landlord’s written invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as provided herein, in the same manner as Tenant’s Basic Rent payments.

Section 2.3        Delinquent Rental Payments.    If Tenant does not pay any installment of Basic Rent or Additional Rent when due, then Tenant will pay Landlord an additional amount equal to interest on the delinquent payment calculated at the Maximum Rate from the date when the payment was initially due through the date the payment is made; provided, however, that Tenant will not be assessed the late payment interest on the first two late payments in any calendar year if such payments are made within five days after Tenant’s receipt of notice of nonpayment from Landlord. Landlord’s right to such compensation for the delinquency is in addition to all of Landlord’s rights and remedies under this Lease, at law or in equity.

Section 2.4        Independent Obligations.    Anything in this Lease to the contrary notwithstanding, except as expressly provided herein, (a) Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’ covenants, obligations, warranties or representations in this Lease; and (b) Tenant will pay Rent without any right of offset or deduction, except as expressly provided herein.

Section 2.5        Rent Tax.    Tenant will pay to Landlord all Rent Tax (if any) due on the payment of the Basic Rent by Tenant hereunder, which Rent Tax will be paid by Tenant to Landlord concurrently with each payment of Basic Rent made by Tenant to Landlord under this Lease. Tenant’s obligation to pay Rent Tax hereunder shall be without duplication of Tenant’s obligation to pay Tenant’s Share of Expenses, as provided in Article 3 below, or any other component of Rent (as provided herein).

ARTICLE 3

PROPERTY TAXES AND OPERATING EXPENSES

Section 3.1        Payment of Property Taxes and Operating Expenses.    Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant’s Share of Expenses for each and every calendar year of the Term. If the Term includes any partial calendar years, or Tenant is otherwise required under this Lease to pay Tenant’s Share of Expenses for only part of a full calendar year, then Landlord will prorate Tenant’s Share of Expenses for the applicable calendar year on a per diem basis based on the number of days of the Term within such calendar year or period within which Tenant is required to pay Tenant’s Share of Expenses (as applicable).

Section 3.2        Estimation of Tenant’s Share of Expenses.    Landlord will deliver to Tenant a written estimate (as reasonably determined by Landlord) of the following for each calendar year of the Term: (a) Property Taxes, (b) Operating Expenses, (c) Tenant’s Share of Expenses, and (d) the annual and monthly Additional Rent attributable to Tenant’s Share of Expenses. Such estimate shall include a reasonably detailed breakdown of each category of expense which comprises Expenses, and the manner in which Landlord’s estimate of Tenant’s Share of Expenses has been calculated.

Section 3.3        Payment of Estimated Tenant’s Share of Expenses.    Tenant will pay the amount that Landlord reasonably estimates as Tenant’s Share of Expenses under Section 3.2 for each and every calendar year of the Term in equal monthly installments, in advance, commencing on the Commencement Date and continuing on the first day of each and every month during the Term (subject to the full abatement of Tenant’s Share of Expenses with respect to months two through five of the Term, as provided herein). Landlord hereby notifies Tenant that Landlord’s good faith, but non-binding estimate of Expenses for the first calendar year of the Term (i.e., 2009) will equal the amount of $8.00 (approximately $5.80 in Operating Expenses and approximately $2.20 in Property Taxes) multiplied by the total rentable square footage of the Building. If Landlord has not delivered the estimates to Tenant by the first day of January of any subsequent applicable calendar year, then Tenant will continue paying Tenant’s Share of Expenses based on Landlord’s estimates for the previous calendar year. When Tenant receives Landlord’s estimates for the current calendar year, Tenant will pay the estimated amount (less amounts that Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

Section 3.4        Re-Estimation of Expenses.    Landlord may re-estimate Property Taxes, Operating Expenses and Tenant’s Share of Expenses for any calendar year from time to time during the Term but shall not do so in a manner that would result in an increase in such estimates more frequently than twice during any such calendar year. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant’s Share of Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate at least 30 days in advance of the effective date thereof, and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

Section 3.5        Confirmation of Tenant’s Share of Expenses.

Section 3.5.1    Landlord’s Statement.    No later than 120 days after the end of each calendar year within the Term, Landlord will determine the actual amount of Property Taxes, Operating Expenses and Tenant’s Share of Expenses for the expired calendar year, and will deliver to Tenant a written statement of such amounts (“Landlord’s Statement”); provided, however, that Landlord shall use commercially reasonable efforts to deliver each Landlord’s Statement to Tenant within 90 days after the end of each calendar year within the Term. Each Landlord’s Statement shall be binding on Landlord once delivered (except as provided in Section 3.5.2), and shall contain a reasonably detailed breakdown of the various components of Expenses, showing how Tenant’s Share of Expenses was determined. If Tenant paid less than the actual amount of Tenant’s Share of Expenses specified in Landlord’s Statement, Tenant will pay the difference to Landlord as Additional Rent within 30 days after its receipt of Landlord’s Statement in the manner Section 2.2 describes. If Tenant paid more than the actual amount of Tenant’s Share of Expenses specified in Landlord’s Statement, Landlord will, at Tenant’s option, either (a) refund the excess amount to Tenant within 30 days after delivery of Landlord’s Statement, or (b) credit the excess amount against Tenant’s next due monthly installment or installments of Rent; provided, however, that if Tenant elects to require Landlord to provide such credit for any such excess in lieu of refunding the same to Tenant, but the amount of such credit is in excess of the amount of Rent due for the balance of the Term, then Landlord shall pay the amount by which the total amount of the credit exceeds the remaining Rent to Tenant within 30 days after the end of the Term. If Landlord is delayed in delivering any Landlord’s Statement to Tenant, such delay does not constitute a waiver of either party’s rights under this Section 3.5. The respective obligations of Landlord and Tenant to reconcile the payment of Tenant’s Share of Expenses, as set forth above, shall survive the expiration of the Term or sooner termination of this Lease for a period of one year.

Section 3.5.2        Audit Rights.    If Tenant desires to audit Landlord’s determination of the actual amount of Tenant’s Share of Expenses for any calendar year, Tenant must deliver to Landlord written notice of Tenant’s election to audit within 12 months after Landlord’s delivery of Landlord’s Statement under Section 3.5.1. If such notice is timely delivered, Tenant (but not any subtenant) may, at Tenant’s sole cost and expense, cause a reputable certified public accountant or other appropriate, reputable professional to audit Landlord’s records relating to such amounts. Such audit will take place during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains the applicable records). Tenant’s election to audit Landlord’s determination of Tenant’s Share of Expenses is deemed withdrawn unless Tenant completes and delivers the audit report to Landlord within 90 days after the date Tenant delivers its notice of election to audit to Landlord under this Section, except to the extent that any such failure to complete the audit report within such time period results from Landlord’s failure to make its records relating to Tenant’s Share of Expenses available to Tenant and its designated accountant or consultant within a time frame that reasonably enables Tenant to cause the completion of such audit report within such 90-day period. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Expenses was greater than the amount this Article 3 obligates Tenant to pay, unless Landlord reasonably contests the audit by delivering written notice of such dispute to Tenant within 60 days after Landlord’s receipt of the audit report from Tenant, Landlord will refund the excess amount to Tenant, together with interest on the excess amount (computed at the Maximum Rate from the date Tenant delivers its dispute notice to Landlord), within 30 days after Landlord receives a copy of the audit report. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord all estimated amounts of Tenant’s Share of Expenses in accordance with Section 3.1. In addition, if Tenant’s audit discloses that Landlord overcharged Tenant for Tenant’s Share of Expenses by more than 5%, then Landlord will pay Tenant’s reasonable, third party out-of-pocket costs for the audit, not to exceed 10% of the overcharged amount. If requested by Landlord, Tenant will execute a reasonable and customary confidentiality agreement prior to conducting any audit of Tenant’s Share of Expenses. If Landlord timely disputes any audit report of Tenant as aforesaid, then Landlord and Tenant will work diligently to resolve the same.

Section 3.6        Personal Property Taxes.    Tenant, prior to delinquency, will pay all taxes (if any) charged against Tenant’s trade fixtures and other personal property located at the Property. The parties will use all reasonable efforts to have such trade fixtures and other personal property of Tenant taxed separately from the Property. If any of Tenant’s trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant’s trade fixtures and other personal property to Landlord as Additional Rent within thirty 30 days after Landlord’s written invoice therefor is delivered to Tenant, in which event Landlord shall pay such taxes to the appropriate governmental authority(ies) prior to delinquency. Tenant’s payment of the taxes described in this Section 3.6 shall not be in duplication of Tenant’s obligation to pay any component of Tenant’s Share of Expenses.

Section 3.7        Landlord’s Right to Contest Property Taxes.    Landlord shall pay all Property Taxes when due directly to the appropriate governmental authorities prior to delinquency. Landlord may, but is not obligated to (except as expressly provided below in this Section 3.7), contest the amount or validity, in whole or in part, of any Property Taxes in accordance with applicable law. In the event of any such contest, Landlord will provide Tenant with notice of such contest concurrently with Landlord’s delivery of such notice to the applicable governmental entity. If Property Taxes are reduced (or if a proposed increase is avoided or reduced) because Property Taxes are contested, Landlord may include in its computation of Property Taxes the costs and expenses incurred in connection with such contest, including without limitation reasonable attorney’s fees, up to (but not exceeding) the amount of any Property Tax reduction obtained in connection with the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Landlord will contest Property Taxes if and to the extent such contest is commercially reasonable, but Tenant may not contest Property Taxes.

Notwithstanding the foregoing, if Tenant requests that Landlord contest Property Taxes, Landlord shall be under no obligation to contest the same (unless such contest is commercially reasonable, as aforesaid); provided, however, that if Landlord elects not to contest the same following Tenant’s request, then Landlord will provide Tenant with reasonable documentation from Landlord’s property tax advisor to support Landlord’s decision not to contest the same. Landlord shall use commercially reasonable efforts to forward to Tenant, in a timely manner, all material correspondence or other material information relating to assessments of the Property or Property Taxes that Landlord receives from any governmental body and that Landlord has filed with any governmental body relating to assessments of the Property or Property Taxes.

Section 3.8        Adjustment for Variable Operating Expenses.    Anything in this Article 3 or elsewhere in this Lease to the contrary notwithstanding, if less than 95% of the rentable area of the Building is occupied at any time during any calendar year pursuant to leases under which the terms have commenced for such calendar year, then Landlord may reasonably and equitably adjust its computation of Operating Expenses for such calendar year to include all components of Operating Expenses (if any) which vary based on occupancy. Such adjustment will be in an amount equal to Landlord’s reasonable estimate of the amount that such components of Operating Expenses would have been had 95% of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms had commenced for such calendar year. If at any time or from time to time any components of Operating Expenses relate to (a) services or benefits that are received by Tenant but not all other tenants in the Building; (b) costs that are incurred by Landlord solely, or in disproportionate amounts, as a result of Tenant’s particular use or occupancy of the Premises or Property as compared to other tenants in the Building; or (c) services, benefits or costs that are otherwise received or incurred in differing amounts by, for or as a result of Tenant’s particular use or occupancy of the Premises or Property as compared to other tenants of the Building, then Landlord may, in Landlord’s reasonable discretion, adjust Landlord’s computation of such components of Operating Expenses to equitably allocate such components of Operating Expenses among Tenant and the other tenants of the Building, as applicable, in amounts Landlord reasonably determines to be proportionate to the amounts of such services, benefits and costs received by or incurred for or as a result of Tenant and each such other tenant. Tenant’s payments, if any, pursuant to the preceding sentence shall not be in duplication of Tenant’s obligation to pay Tenant’s Share of Expenses pursuant to this Article 3 or to pay any other component of Additional Rent to Landlord as provided in any other provisions of this Lease (including Section 4.1), and if Landlord proposes to adjust any component(s) of Operating Expenses in the manner provided in the preceding sentence, Landlord shall provide prior written notice thereof to Tenant.

ARTICLE 4

USE

Section 4.1        Permitted Use.    Tenant will not use the Premises for any purpose other than general and administrative office, training, storage and cafeteria uses, and any/or other lawful purposes (“Permitted Use”). Tenant will not conduct such Permitted Use of the Premises, or allow such Permitted Use to be conducted by any Tenant Parties, in violation of any Requirements or in any manner which would (a) violate any certificate of occupancy affecting the Property; (b) make void or voidable any insurance that Landlord is required to maintain under this Lease with respect to the Property; or (c) constitute a public or private legal nuisance or waste; provided, however, that that it is acknowledged that the use of the Premises generally for general and administrative offices, training, storage and cafeteria uses in accordance with the other provisions of this Lease will not be deemed to violate the terms of this Section 4.1. Tenant will not use the Common Area in any manner that is inconsistent with the Permitted Use nor in any manner that unreasonably interferes with the use of the Property by other occupants or users of the Property (it being agreed that the Permitted Use and the exercise of Tenant’s rights under this Lease will not be deemed to constitute a violation of the terms of this sentence). If Tenant’s particular use or occupancy of the Premises or Property (other than for general and administrative offices, training or storage uses) causes or requires Landlord to incur any unusual or extraordinary costs or expenses (including, without limitation, costs for any (i) special governmental permits, (ii) special maintenance, monitoring, inspection or reporting requirements which are, in all event, required as a result of Laws first enacted after the Commencement Date, or changes to existing Laws first enacted after the Commencement Date, (iii) additional insurance premiums, surcharges, policies or coverages, or (iv) other matters required solely as a result of Tenant’s particular use or occupancy of the Premises or Property), Landlord may bill Tenant directly therefor and Tenant will pay all such cost and expense so billed to Landlord as Additional Rent. During any period within the Term that Tenant is not occupying and operating the Premises

(excluding any such period during which the Premises are being repaired or restored in connection with a casualty, and then only excluding the portion of the Premises being repaired or restored), Tenant will keep those portions of the Premises visible from the Common Area from appearing abandoned, including, without limitation, keeping such areas lighted during Business Hours, free of stored materials, clean and otherwise maintained such that it is not apparent that business is not being conducted therein.

Section 4.2        Acceptance of Premises.    Except as expressly set forth herein, (a) Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, without limitation, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose; and (b) Tenant’s occupancy of the Premises establishes Tenant’s acceptance of the Premises, the Storage Space, the Building and the Property in an “AS IS —WHERE IS” condition.

Section 4.3        Increased Insurance.    To the extent that Tenant’s specific use of the Property (as opposed to the use of the Property generally for general and administrative office, training, storage and cafeteria uses) causes an increase in the premium of any insurance policy that Landlord is required to carry with respect to the Premises or the Property under this Lease, then Tenant will reimburse Landlord for such increased premium charges within 30 days after Tenant’s receipt of an invoice from Landlord therefor.

Section 4.4        Laws/Building Rules.    This Lease is subject to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT “E.” Landlord may amend the Building Rules from time to time in Landlord’s reasonable discretion, but not in a manner that would materially and adversely interfere with Tenant’s rights under this Lease or Tenant’s use or occupancy of the Premises, Common Areas and other portions of the Property that Tenant has the right to use and/or occupy hereunder (and/or to gain access to and from the same).

Section 4.5        Common Area.    Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building, and their respective agents, employees and invitees, to use Common Area, and any and all easement areas that are appurtenant to the Property from time to time, during the Term (and any period of Early Occupancy), subject to this Lease and all Requirements. Landlord, at Landlord’s sole and absolute discretion, may make changes to the Common Area; provided, however, that (a) in the event such changes would materially and adversely affect Tenant’s use of the Premises and other portions of the Property as provided under this Lease, then Landlord will not make such changes without obtaining Tenant’s prior written consent (which consent may be granted or withheld in Tenant’s sole discretion), and (b) Landlord shall not make changes or Alterations that would affect, in any material respect, the appearance of the main lobby, the exterior of the Building or Property, the elevators of the Building, or the stairways serving the Premises, without obtaining Tenant’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the terms of the preceding sentence, Landlord’s rights regarding Common Area include, without limitation, the right to (i) restrain unauthorized persons from using Common Area; (ii) temporarily close any portion of Common Area (A) for repairs, improvements or Alterations, (B) to discourage unauthorized use, (C) to prevent dedication or prescriptive rights, or (D) for any other reason that Landlord deems sufficient in Landlord’s reasonable judgment; (iv) change the shape and size of Common Area; (v) add, eliminate or change the location of any improvements located in Common Area and construct buildings or other structures in Common Area; and (vi) impose and revise Building Rules concerning use of Common Area, including, without limitation, any parking facilities comprising a portion of Common Area. Notwithstanding the foregoing, Landlord will not exercise such rights in a manner that unreasonably interferes with Tenant’s access to and use of the Premises and other portions of the Property which Tenant has the right to use and occupy hereunder, nor in a manner that is materially inconsistent with Tenant’s rights under this Lease (including Section 4.6).

Section 4.6        Signs.    The provisions of this Section 4.6 will govern and control over any contrary or inconsistent provisions of the Building Rules (including, without limitation, Building Rule No. 1).

Section 4.6.1    Building Signage.    Tenant will have the right to install exterior identification signage of Tenant (i) on the fa9ade of the Building in the location(s) specified on EXHIBIT “J-1” attached hereto, but only if and to the extent that such façade signage is permitted by the City and under all applicable Laws (“Façade Signage”), and (ii) on the monument sign outside of the Building (“Building Monument Sign”) in the location(s) thereon specified on EXHIBIT “J-2” attached hereto (collectively, “Exterior Tenant Signage”), in both cases at Tenant’s sole cost and expense (the cost of which may, at Tenant’s sole option, be defrayed in whole or in part from the Improvement Allowance). Landlord shall keep and maintain the Exterior Tenant Signage in good condition, order and repair, and Tenant shall reimburse Landlord for Landlord’s Actual Costs incurred in connection therewith from time to time within 30 days after receipt of Landlord’s invoices therefor (it being agreed that such costs shall not be included in Operating Expenses). Upon the expiration of the Term (or sooner termination of this Lease) Tenant, at its sole cost and expense, must remove the Exterior Tenant Signage from the Building, and repair any damage to the Building resulting from such removal. Any such Exterior Tenant Signage installed by Tenant shall comply with Landlord’s reasonable signage criteria (which shall in no event prohibit Tenant from displaying its name and logo on any signage in accordance with all Laws, but may include reasonable limitations on the size and configuration of such display consistent with EXHIBITS “J-1”, “J-2”, “J-3(a)” and “J-3(b)” attached hereto) and all applicable Requirements, and the installation thereof by Tenant shall be performed in accordance with the terms of this Lease (including, without limitation, Articles 8 or 17, as applicable). During the period that commences on the Effective Date and ends upon the expiration of the Term (or earlier termination of this Lease), Landlord shall not install or maintain, or permit any other person or entity (including any other tenant of the Building) to install or maintain, any identification signage on the fa9ade of the Building, it being agreed that the Façade Signage shall constitute the exclusive signage located on the fa9ade of the Building during such period. Except for the Exterior Tenant Signage and identification signage reserved for use by other tenants and occupants of the Building on the Building Monument Sign as shown on EXHIBIT “J-2,” Landlord shall not, during the period that commences on the Effective Date and ends upon the expiration of the Term (or earlier termination of this Lease), install or maintain, or permit any other person or entity to install or maintain, any identification signage on the Building Monument Sign.

Section 4.6.2        Interior Identification Signage.    Landlord will provide to Tenant the following (collectively, “Interior Common Area Tenant Signage”) (a) exclusive tenant identification signage as specified on either, but not both of, EXHIBIT “J-3(a)” or EXHIBIT “J-3(b),” as Tenant may elect, on the wall of the first-floor lobby of the Building (i.e., no other person or entity, including any tenant of the Building, will have the right to install or maintain signage in the lobby of the Building, other than identification sign adjacent to the entry door of the premises of any other tenant with premises on the first floor of the Building), and as specified in Section 4.6.3 (“Tenant’s Lobby Signage”), (b) elevator vestibule tenant identification signage on each floor of the Premises on which other tenants occupy space, (c) Building Standard (or otherwise, at Tenant’s sole cost and expense) tenant identification signage adjacent to the main entry door of the Premises on each floor of the Building, and (d) standard building lobby directory listing in a quantity and proportion to the rentable square footage of the Premises relative to the rentable square footage of other tenants in the Building. In addition, Tenant will have the right, at Tenant’s sole cost and expense, to install tenant identification signage on each floor of the Premises that Tenant occupies exclusively (i.e., no other tenants on such floor) (“Interior Exclusive Floor Tenant Signage”), and Tenant, at its sole cost and expense, must remove all such Interior Exclusive Floor Tenant Signage prior to the expiration or earlier termination of this Lease, and repair any damage to the Building or the Property resulting from the removal of such signage (subject to the terms of Section 10.3.2). Landlord will maintain all Interior Common Area Tenant Signage in good condition, order and repair, and Tenant shall reimburse Landlord for Landlord’s Actual Costs incurred in connection therewith from time to time within 30 days after receipt of Landlord’s invoices therefor (it being agreed that such costs shall not be included in Operating Expenses); provided, however, that Landlord may elect to include such costs as Operating Expenses, in which case Tenant will not be obligated to pay Landlord directly therefor under this sentence. Tenant, at its sole cost and expense, shall maintain any Interior Exclusive Floor Tenant Signage in good condition, order and repair. Except as expressly permitted under this Section 4.6.2, Tenant will not install in the Premises any other interior sign, decoration or advertising material of any kind which is readily visible from the exterior of the Building.

Section 4.6.3        Tenant Reception Desk.    Tenant shall have the right (but not the obligation) to install a reception desk in the first floor of the Premises, adjacent to the first floor main lobby of the Building, and the related entrance door improvements and signage on the wall of the first-floor lobby of the Building, all as shown on EXHIBIT “J-4” attached hereto (collectively, “Tenant Reception Desk”). The size, materials and appearance of any such Tenant Reception Desk shall be mutually acceptable to Landlord and Tenant, but in any event shall be consistent with the design and appearance of the main lobby of the Building, except as otherwise depicted on EXHIBIT “J-4.”

Section 4.7        Tenant’s Rooftop Rights.    Subject to this Section 4.7, Tenant may use a portion of the roof of the Building selected by Tenant and reasonably acceptable to Landlord (which area shall consist of at least Tenant’s Percentage Share of Expenses of the total area of the roof which is reasonably available for the installation of rooftop equipment, machinery and facilities) to install, operate and maintain the following (collectively, “Rooftop Equipment”): (i) microwave dishes or similar antennae and/or other equipment/infrastructure for telecommunications solely for Tenant’s use, (ii) equipment and facilities (which may include condensers) which provide supplemental cooling to the Premises and Tenant’s property located therein, and (iii) security equipment of Tenant (which may include cameras and other monitoring devices), at Tenant’s sole cost and expense and free of any charge from Landlord. Tenant’s installation, maintenance, replacement and removal of any Rooftop Equipment must comply with all Requirements, the requirements of any Building roof warranties (provided that Landlord has provided Tenant with true and correct copies of any such roof warranties), all provisions of Article 8 governing Alterations (or Article 17 governing Tenant’s Improvements, if applicable), and the other terms and conditions of this Lease. Among other things, any structural support for the Rooftop Equipment that Landlord reasonably determines is required for the installation of the Rooftop Equipment will be at the sole cost and expense of Tenant, and the installation, operation and maintenance of the Rooftop Equipment will not, among other things, pierce the roof or roof membrane or otherwise cause any material damage to the roof or structural support of the Building, or materially interfere with the operation of any existing Building systems or equipment or with any systems or equipment of other tenants in the Building existing at the time of Tenant’s installation of the Rooftop Equipment. Landlord shall not interfere with, nor shall Landlord permit any other person or entity (including any other tenant of the Building) to interfere with, Tenant’s installation, operation and maintenance of the Telecommunications Equipment. Tenant shall obtain and thereafter maintain any governmental approvals required for the Rooftop Equipment. Tenant will be allowed reasonable access to the Rooftop Equipment area for the purpose of maintaining and servicing Tenant’s Rooftop Equipment. All Rooftop Equipment will remain the personal property of Tenant, will be located and maintained at Tenant’s sole cost and risk, and must be properly removed by Tenant at the end of the Term pursuant to the provisions of Article 16. The provisions of this Section 4.7 will govern and control over any contrary or inconsistent provisions of the Building Rules (including, without limitation, Building Rule No.3).

Section 4.8        Tenant’s Generators.    Subject to this Section 4.8, Tenant will have the right, at Tenant’s sole cost and expense, to install one or more electrical generators (the size and design of which and also the number of which, if more than one, to be subject to Landlord’s reasonable approval) in a location on the Property which is reasonably acceptable to Landlord and Tenant, together with a pad and enclosure for each such generator, ancillary above ground fuel storage tanks and facilities, electrical switches and such pipes, lines, conduits and other facilities which may be required in order to connect such generator to the Premises and Building transformer(s). Tenant’s installation, maintenance, replacement and removal of any such generators must comply with all Requirements, all provisions of Article 8 governing Alterations (or Article 17 governing Tenant’s Improvements, if applicable), and the other terms and conditions of this Lease. Any such generators will remain the personal property of Tenant, will be installed, operated and maintained at Tenant’s sole cost and risk, and must be properly removed by Tenant at the end of the Term pursuant to the provisions of Article 16.

Section 4.9        Telecommunications.    Landlord shall provide one point of entry (in the basement) into the Building for Tenant’s telecommunications, as such point of entry exists as of the Effective Date and as described on the outline specifications set forth on EXHIBIT “F” hereto (“Outline Specifications”). Upon Tenant’s written request, Landlord, at no cost or expense to Landlord, shall take commercially reasonable steps to allow for any telecommunications service provider selected by Tenant to provide telecommunications service to the Building for Tenant’s operations. Tenant shall have the exclusive right to gain access to and use the telecommunications rooms and closets located on the second, third and fourth floors of the Building, and the non-exclusive right (in common with the other tenants of the first floor of the Building) to gain access to and use the telecommunications rooms and closets on the first floor of the Building, in each case for purposes of installing, maintaining and operating Tenant’s telecommunications equipment and facilities therein; provided, however, that nothing in this Section 4.9 shall prevent Landlord from accessing any of the same in order to perform Landlord’s obligations under this Lease, so long as such access does not materially and adversely interfere with Tenant’s access thereto or the use of Tenant’s equipment located therein.

Section 4.10        Riser Space.    Landlord will provide Tenant with access to and through the Building’s telecommunications room(s) and shaft space leading to such telecommunications room(s) to the Premises and from the Premises (including, without limitation, from the Tenant Reception Desk) to the roof of the Building, in each case which is reasonably sufficient for Tenant’s needs, for Tenant’s telecommunications requirements. Landlord will also provide such shaft space for Tenant’s supplemental cooling requirements, and to the Building switch gear and Tenant’s UPS and generator system for Tenant’s emergency power requirements. Such shaft space will comply with the specifications described in EXHIBIT “F” and will be asbestos-free.

ARTICLE 5

HAZARDOUS MATERIALS

Section 5.1        Compliance with Hazardous Materials.    Tenant will not cause any Hazardous Materials to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice related to any Hazardous Materials Tenant causes to be present in, on or under the Property (“Tenant Responsibility Hazardous Materials”); provided, however, that Tenant Responsibility Hazardous Materials shall not include any such materials that are released at the Property (or any neighboring property) to the extent that such release is caused by Landlord’s negligence or intentional misconduct. If Landlord so requests from time to time, Tenant will inform Landlord of any Hazardous Materials that Tenant has brought to the Property (other than small quantities of office cleaning or other office supplies as are customarily contained in normal office equipment (including copy machines) and/or are customarily used by a tenant in the ordinary course in a general office facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will remove from the Property (regardless of whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Tenant Responsibility Hazardous Materials. If and to the extent Tenant brings to the Property any Hazardous Materials in excess of normal quantities of Hazardous Materials contained in customary office equipment (such as, without limitation, copy machines) or otherwise customarily used in normal use (such as, without limitation, cleaning supplies), then upon Landlord’s written request, Tenant will promptly deliver to Landlord reasonable documentation disclosing the nature and quantity of any such Hazardous Material Tenant has located at the Property, and (if available) evidencing the legal and proper handling, storage and disposal of such Hazardous Materials kept at or removed or to be removed from the Property by Tenant. Any such documentation that lists (or is required to list) a party as the responsible party for the Hazardous Materials listed therein will list Tenant or its agent as the responsible party as to any Tenant Responsible Hazardous Materials, and will not attribute responsibility for any such Tenant Responsible Hazardous Materials to Landlord or Property Manager. Tenant will comply with and is solely responsible for all reporting and warning obligations required under Hazardous Materials Laws arising from the presence of any Tenant Responsible Hazardous Materials at the Property. Such reporting and warning obligations are the sole responsibility of Tenant regardless of whether Hazardous Materials Law permit or require Landlord to report or warn. Unless otherwise required by applicable Law, Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Property.

Section 5.2        Notice of Actions.    Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property which result from or in any way relate to any Tenant Responsibility Hazardous Materials, promptly after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened by third parties relating to any Tenant Responsibility Hazardous Materials; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person or entity, including, without limitation, Tenant, to or from any environmental agency relating to any Tenant Responsibility Hazardous Materials, including, without limitation, any complaints, notices, warnings or asserted violations.

Section 5.3        Tenant’s Hazardous Materials Indemnification.    Subject to the terms of Sections 10.3.2 and 18.8, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of any Tenant Responsibility Hazardous Materials in, on, under, upon or from the Property (including, without limitation, water tables and atmosphere), but only to the extent arising from Tenant’s use or occupancy of the Premises or Property, and only to the extent the same constitute Tenant Responsibility Hazardous Materials, as described in Section 5.1 The obligations of Tenant under this Article survive the expiration or earlier termination of this Lease.

Section 5.4        Landlord’s Hazardous Materials Representations.    To Landlord’s knowledge, there are no Hazardous Materials which exist or are located on, in, under or over the Land or any other portions of the Property, except as may be disclosed in that certain Phase I Environmental Site Assessment prepared by URS Corporation (URS Project No. 25366347.00001), dated November 20, 2006 (a copy of which has been provided to Tenant), in that certain Phase I Environmental Site Assessment Report prepared by Hygienetics Environmental Services, Inc. (Project No. 3163.012), dated June 1996 (a copy of which has also been provided to Tenant), or in any of the other materials forwarded by Landlord’s counsel to Tenant’s counsel under e-mail cover correspondence dated August 1, 2008, and except for normal quantities of Hazardous Materials located in the equipment providing services to the Building which are customarily incorporated into such equipment at comparable first class office buildings in the north suburban Chicago, Illinois area, in full compliance with Environmental Laws, and in a manner which does not constitute a health or safety risk.

Section 5.5        Landlord’s Hazardous Materials Indemnification.    To the fullest extent allowable under the Laws, but subject to the terms of Sections 10.3.1 and 18.8, Landlord releases and will indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere), but only to the extent caused by Landlord. The obligations of Landlord under this Article survive the expiration or earlier termination of this Lease.

Section 5.7        Remediation if Neither Party Obligated.    If Hazardous Materials in violation of Hazardous Materials Laws which neither Landlord nor Tenant is obligated under this Lease to remediate are discovered upon the Property, Tenant may notify Landlord thereof and request that Landlord bring the Property (or such portion thereof as may contain or impact the Premises) into compliance with Hazardous Materials Laws at Landlord’s cost. Landlord will notify Tenant, within 30 days of receiving Tenant’s notice (or such longer period, not to exceed 90 days, as may reasonably be necessary to evaluate such Hazardous Materials), whether Landlord intends to voluntarily perform such remediation. If Landlord so elects, Landlord will promptly and diligently proceed to effect such remediation. If Landlord declines, Tenant will, within 30 days after receiving Landlord’s notice, elect by written notice to Landlord either to (a) promptly and diligently bring the Property (or such portion thereof as may contain or impact the Premises) into compliance with Hazardous Materials Laws, at Tenant’s sole cost; (b) remain in the Premises without remediation; or (c) provided such Hazardous Materials endanger persons or property in or about the Premises or materially adversely interfere with Tenant’s use of the Premises, terminate this Lease effective on a date specified in such notice (but no fewer than 45, nor more than 120, days following delivery of such notice to Landlord). If Tenant fails to provide any such notice to Landlord within such 30-day period, Tenant shall be deemed to have elected to proceed under clause (b) of the preceding sentence. If Tenant elects to terminate, Landlord may, within 15 days of receiving Tenant’s termination notice, rescind such termination by notifying Tenant that Landlord will perform remediation reasonably sufficient to eliminate such endangerment and interference at Landlord’s sole cost. If Landlord so elects, Landlord will promptly and diligently proceed to effect such remediation.

ARTICLE 6

SERVICES

Section 6.1        Landlord’s Obligations.    Landlord will provide the following services, the costs of which will be included in Operating Expenses (but only to the extent provided under the definition thereof):

Section 6.1.1        Janitorial Service.    Landlord will provide janitorial service in the Premises and Common Areas, five times per week, 52 weeks per year (on Business Days), including cleaning, trash removal, necessary dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in other first-class office facilities in the vicinity of the Building. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord’s schedule for the Building. The janitorial services furnished to the Premises will be as generally described in, and performed in substantial compliance with, the specifications on the attached EXHIBIT “H.”

Section 6.1.2        Electrical Energy.    Landlord will provide electrical energy to the Premises for lighting of 2.0 watts per square foot installed and for operating personal computers and other office machines and equipment for general office use of similar low electrical consumption plugged into electrical convenience outlets of 5.0 watts per square foot installed, and otherwise in accordance with the specifications set forth on EXHIBIT “F” attached hereto. Tenant will not use any equipment requiring electrical energy in excess of the above-described wattages without receiving Landlord’s prior written consent. Landlord will not withhold such consent unless Tenant’s proposed use in excess of the foregoing capacity would materially and adversely affect any Building systems, but Landlord may condition its consent on Tenant’s installing, or paying Landlord’s Actual Cost of installing, the equipment and facilities necessary to furnish such excess energy, and Tenant’s paying an amount equal to the actual average cost per unit of electricity applied to the excess use as reasonably determined either by an engineer selected by Landlord or by submeter installed at Tenant’s expense.

Section 6.1.3        Heating, Ventilation and Air Conditioning.    During Business Hours, Landlord will provide balanced heating, ventilating and air conditioning to the Premises sufficient to maintain, in Landlord’s reasonable judgment, comfortable temperatures in the Premises (based on standard lighting and general office use only), but in all events sufficient to satisfy the criteria and specifications set forth on EXHIBIT “F” attached hereto. During other times, Landlord will provide heat and air conditioning in accordance with the foregoing standards upon Tenant’s reasonable advance notice (which advance notice will not be later than 3:00 p.m. on the day on which such additional service is requested, or 3:00 p.m. on the last Business Day before a day which is not a Business Day). Any such notice from Tenant need not comply with the formal notice requirements of this Lease, but may instead (without limitation) be made by telephone to the office of the Building, or by e-mail to any on-site representative of Landlord or Property Manager. Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis, initially at the rate of $75.00 per hour per floor; provided, however, that such rate may be reasonably increased from time to time during the Term based on Landlord’s reasonable estimates of its increased costs for such service, but not more than $5.00 per year. If extended service is not a continuation of the service Landlord furnished during Business Hours, Landlord may require Tenant to pay for a minimum of three hours of such service.

Section 6.1.4        Water.    Landlord will provide hot and cold water from standard building outlets for lavatory, restroom and drinking purposes in accordance with the specifications described in EXHIBIT “F.”

Section 6.1.5        Elevator Service.    The parties acknowledge that Tenant is the sole tenant of the second through fourth floors of the Building, and that the Building consists of only four floors. Accordingly, Tenant will be permitted to prohibit (through the use of electronic “lock out” technology in the elevators), at Tenant’s sole cost and expense, access via the elevators to the second through fourth floors of the Building; provided, however, that Landlord and other tenants of the Building will have access to such elevators in order to access the lower level of the Building. All elevators may be used by Tenant for both freight and passenger elevators, but if used by Tenant for freight elevator purposes, Tenant shall take reasonable preventative measures to avoid damage thereto. Tenant shall also have the right to use the fire stairs connecting the floors of the Premises and first floor of the Building as convenience stairs (in addition to use for fire and life safety purposes).

Section 6.1.6        Security.    Landlord shall provide a security system for the Property as described on EXHIBIT “F” attached hereto. In addition, Tenant, at Tenant’s sole cost and expense, shall have the right to provide and install its own security system for the Premises (“Tenant’s Security System”), which may include, without limitation, the installation and maintenance of the following, together with all associated equipment and facilities: (a) components of such security system (which may include security card readers) within the elevators and fire stairs described in Section 6.1.5 (and subject to the rights of others described therein), (b) an electronic security alarm system, security card readers, intercom system and camera system to protect entry and emergency and exterior doors as well as glass areas of the Premises, (c) emergency call stations and/or outdoor cameras in the parking areas at the Property, and (d) equipment and facilities which enable Tenant to co-monitor the Building-wide fire and life safety systems from the Premises. Landlord will have no liability for any failure or other breach of Tenant’s Security System and Landlord’s prior reasonable consent shall be required to the extent that any portion of Tenant’s Security System adversely affects the base Building systems, or otherwise adversely affects the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building. Tenant’s Security System will at all times be maintained, repaired and replaced as needed by Tenant at Tenant’s sole cost and expense. Landlord may require that Tenant’s Security System be integrated with the Building’s security system. Tenant’s Security System will in no event interfere with Landlord’s ability to access the Premises as and when necessary in order for Landlord to fulfill Landlord’s obligations under this Lease. Tenant’s Security System will at all times comply with any and all applicable Laws. Tenant will remove those portions of Tenant’s Security System located outside of the Premises from the Property on or before the expiration or sooner termination of this Lease, and Tenant, at Tenant’s sole cost and expense, will repair any damage to the Property resulting from such removal. Neither Landlord nor Tenant will be liable for any breach of security in respect to the Premises, Building or Property whatsoever. The provisions of this Section 6.1.6 will govern and control over any contrary or inconsistent provisions of the Building Rules (including, without limitation, Building Rule No.8).

Section 6.1.7    Loading Dock.    Tenant will have access at all times during the Term (and any period of Early Occupancy) to the Building’s loading dock area for Tenant’s deliveries, at no additional rent or other charge to Tenant. During its moves into and out of the Premises, Tenant will be entitled to the use of the loading dock area on a priority basis and at no additional rent or other charge to Tenant.

Section 6.1.8    Bicycle Parking.    During the Term (and any period of Early Occupancy), Tenant shall have the right to use a portion of the underground parking garage at the Building mutually acceptable to Landlord and Tenant, or, if Tenant so elects, another portion of the Property reasonably acceptable to Landlord and Tenant, for purposes of parking bicycles.

Section 6.1.9    General Access.    Subject to the Building Rules and other reasonable security restrictions (which shall in no event materially and adversely affect Tenant’s rights of use and access hereunder), and except for events of Force Majeure, Landlord shall allow Tenant to have access to the Building and Property (including, without limitation, pedestrian and vehicular access to the parking areas) on a 24 hours per day, 7 days per week and 365 days per year basis.

Section 6.2        Tenant’s Obligations.    Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts are not Operating Expenses. Except as expressly provided in this Lease (including Sections 6.1 and Article 17), Tenant will also obtain and pay for all other utilities and services that Tenant requires with respect to the Premises (including, without limitation, hook-up and connection charges).

Section 6.3        Other Provisions Relating to Services.

Section 6.3.1    Standards; Untenantability.    All services to be provided by Landlord hereunder will be provided in compliance with all applicable Laws and in a manner consistent with first class office buildings of similar age in the northern suburban Chicago, Illinois office market. Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary governmental guidelines or any Laws. Except as expressly provided to the contrary in this Lease, no interruption in, or temporary stoppage of, any of the services this Article 6 describes is to be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any Rent abatement. Notwithstanding the foregoing or anything to the contrary contained in this Lease, if there is an interruption in utilities, electric power or essential services which is (a) specific to the Building and/or the Property (as opposed to an interruption or curtailment in utilities, electric power or essential services which extends beyond the Building or Property), (b) causes the Premises to be untenantable, and (c) is not caused by an event of Force Majeure, then Tenant will be entitled to deliver Landlord a notice stating that if the untenantability caused by the interruption is not cured within 72 hours of Landlord’s receipt of such notice, Tenant will be entitled to an abatement of Basic Rent as provided in this Section. If Tenant properly delivers such an abatement notice to Landlord, and the untenantability caused by the aforesaid interruption in utilities, electric power or essential services is not remedied within 72 hours after Landlord receives Tenant’s abatement notice, then Tenant shall thereafter be entitled to an abatement of Basic Rent (in proportion to the portion of the Premises rendered untenantable by the interruption in utilities, electric power or essential services) until such utilities, electric power or essential services are restored.

Section 6.3.2        Other Provisions.    Landlord has the right, in its reasonable discretion, to select the provider of any utility or service to the Property and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied; provided, however, that Tenant shall have the right to select its own provider of telecommunications services for the Premises (it being agreed that if Tenant fails to select any such telecommunications service provider, Tenant shall have the right to approve any such telecommunications service provider proposed by Landlord). Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services, so long as such modifications do not reduce such utilities and services below what is required under the specifications contained in EXHIBIT “F”, and are not materially inconsistent with the standards set forth in the first sentence of Section 6.3.1.

Section 6.4        Tenant Devices.    Tenant will not, without Landlord’s prior written consent, use any apparatus or device in or about the Premises which causes substantial noise, odor or vibration that would constitute a nuisance to other tenants of the Building or neighboring properties. Except in connection with any Tenant’s Improvements or other Alterations installed by Tenant in accordance with Articles 17 and 8 respectively, Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets that Landlord installs in the Premises.

ARTICLE 7

MAINTENANCE AND REPAIR

Section 7.1        Landlord’s Obligations.    Except as otherwise provided in this Lease, Landlord will keep and maintain the following in good, clean and fully operative order, condition and repair, and in compliance with all applicable Requirements, reasonable wear and tear excepted: (a) the footings, foundations, slabs, floors, columns, exterior walls, exterior windows, plate glass, exterior doors, roof and all structural systems and elements of the Building (including the structural integrity thereof); (b) the electrical, lighting, mechanical (including elevators), plumbing, heating and air conditioning systems, facilities and components serving the Premises and the Building to the extent the same are Building Standard or constitute Landlord Improvements (or Landlord’s replacements thereof), other than those portions thereof that are located entirely within the Premises and serve no party other than Tenant; (c) light bulbs, tubes, ballasts and starters to the extent the same are Building Standard or constitute Landlord Improvements (or Landlord’s replacements thereof), (d) demising walls in the Building (other than those installed by Tenant, and excluding the interior surfaces of such walls located within the Premises or the premises of any other tenant), and (e) Common Area (subject to and in accordance with all other terms and conditions of this Lease relating to Common Area), including the surface area of any walls, windows, doors and plate glass within the Common Area. Tenant will reasonably cooperate with Landlord to facilitate the performance of Landlord’s obligations under this Section 7.1, including any entry by Landlord into all or any portion of the Premises and the temporary relocation of items of Tenant’s personal property, all as Landlord may determine is reasonably necessary to properly perform such obligations; provided, however, that Landlord will not materially and adversely interfere with Tenant’s use of the Premises during any such entry or temporary relocation. Notwithstanding the foregoing, if Tenant reasonably determines that any such temporary relocation of tenant’s personal property proposed by Landlord would materially and adversely affect Tenant’s use of the Premises, Tenant shall have the right to object to the same, in which event Landlord shall not be permitted to require such relocation; provided, however, that in the event Tenant so objects to such temporary relocation of Tenant’s personal property, and Landlord is not reasonably able to perform Landlord’s obligations set forth in this Section 7.1 without such relocation of Tenant’s personal property, then Landlord will not be required to perform such obligations unless and until Tenant permits such relocation. Landlord’s repair and maintenance obligations under this Section are subject to the provisions of Articles 11 and 12 of this Lease regarding any casualty or Taking. The costs and expenses incurred by Landlord in performing its obligations under this Section will be included in Operating Expenses (but only to the extent provided under the definition thereof). In all events, (a) Landlord will perform Landlord’s obligations under this Section 7.1 in a manner so as to reasonably minimize interference with Tenant’s operations within the Premises, and (b) Tenant agrees to reasonably cooperate with Landlord in connection with such performance.

Section 7.2        Tenant’s Obligations.

Section 7.2.1        Maintenance of Premises.    Except for Landlord’s obligations described in Section 7.1 and any janitorial services provided by Landlord under Article 6, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear excepted, which obligations of Tenant will include, without limitation, the maintenance, repair and replacement of all: (a) interior surfaces of exterior walls and demising walls within the Premises; (b) interior walls, moldings, partitions, and ceilings within the Premises; (c) carpeting within the Premises; (d) nonstructural interior components within the Premises; (e) interior windows, plate glass and doors within the Premises; (f) kitchen or break-room fixtures, appliances and equipment within the Premises; and (g) Tenant’s personal property. Tenant will also perform the repair or replacement of any waste or excessive or unreasonable wear and tear to the Premises or Property caused by Tenant. Any repairs or replacements performed by Tenant pursuant to this Section must be at least equal in quality and workmanship to the original work and be in accordance with all Laws. Tenant’s repair and maintenance obligations under this Section are subject to the provisions of Article 11 and Article 12 of this Lease regarding any casualty or Taking.

Section 7.2.2.1    Alterations Required by Laws.    If, as a result of the enactment of a new applicable Law after the Commencement Date, or a change in existing applicable Laws which first occurs after the Commencement Date, any governmental authority requires any Alteration to the Building or the Premises solely as a result of Tenant’s particular use of the Premises (as opposed to use of the Premises generally for general and administrative office, training and storage uses) or as a result of any Alteration to the Premises made by or on behalf of Tenant, Tenant will pay the actual, reasonable cost of all such Alterations. If any such Alterations are Structural Alterations, Landlord will make the Structural Alterations; provided, however, that Landlord may require Tenant to reimburse Landlord for Landlord’s Actual Cost thereof promptly after Landlord’s completion of the same. If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with Article 8 (or Article 17, if the same constitute Tenant’s Improvements). Any other Alterations to the Property which may be required by Laws shall be made by Landlord, at Landlord’s expense (subject to inclusion in Operating Expenses, to the extent included in the definition thereof).

Section 7.2.2.2    Certain Capital Costs Relating to Cafeteria.    Anything in this Lease (including, without limitation, anything in Section 7.2.2.1 and/or clause (q) of the definition of “Operating Expenses” in EXHIBIT “A”) to the contrary notwithstanding, the provisions of this Section 7.2.2.2 will govern and control with respect to capital improvements which are required in order for the cafeteria, if any, that Tenant constructs or maintains in the Premises, to comply with changes in Laws or the interpretation or enforcement thereof first enacted after the Commencement Date (all such required capital improvements, if any, are herein collectively called “Required Cafeteria Improvements”). If any Required Cafeteria Improvements are to be performed, and Tenant does not elect to modify its cafeteria (or the use thereof) in a manner which eliminates the need for the Required Cafeteria Improvements, then Tenant (at its election) shall either (a) perform the Required Cafeteria Improvements itself at Tenant’s cost pursuant to Section 7.2.2.1 (provided, however, that to the extent the Required Cafeteria Improvements constitute Structural Alterations, Landlord shall have the right to perform the same rather than Tenant pursuant to Section 7.2.2.1), in which case the same shall be governed in all respects by the terms of Section 7.2.2.1, or (b) notify Landlord that Tenant requests that Landlord perform the Required Cafeteria Improvements pursuant to this Section 7.2.2.2, which notice shall set forth both a reasonably detailed description of the Required Cafeteria Improvements and of the reasons for the necessity thereof. Upon Landlord’s receipt of a notice from Tenant pursuant to clause (b) of the preceding sentence, and Landlord’s reasonable confirmation of the necessity thereof in order to comply with the aforesaid changes in Laws, Landlord will construct the Required Cafeteria Improvements in a commercially reasonable and diligent manner, subject to Force Majeure and Tenant Delays. Landlord’s Actual Costs for the design and construction of the Required Cafeteria Improvements (“Required Cafeteria Improvement Costs”) shall be initially paid by Landlord, and Tenant shall reimburse Landlord therefor either, at Tenant’s election, (y) promptly after receipt of an invoice therefor from Landlord after the Required Cafeteria Improvements are completed, as provided in Section 7.2.2.1 (as though the same constituted Structural Alterations performed by Landlord thereunder), or (z) on a deferred basis, amortized over the useful life (as reasonably determined by Landlord) of the Required Cafeteria Improvements (including reasonable charges for interest on the unamortized amount) on a straight-line basis, in which event Tenant will pay such amortized Required Cafeteria Improvement Costs on the first day of each month during the balance of the Term (or until the earlier payment in full of all such amortized Required Cafeteria Improvement Costs); provided, however, that in no event shall Tenant have the right to reimburse Landlord on a deferred basis as provided in clause (z) of this sentence for any amount in excess of $150,000.00 of Required Cafeteria Improvement Costs (it being agreed that Tenant shall be required to reimburse Landlord for any Required Cafeteria Improvement Costs in excess of $150,000.00 in the manner provided in clause (y) of this sentence). If Tenant elects to reimburse Landlord for Required Cafeteria Improvement Costs on a deferred basis as provided in clause (z) of the preceding sentence, then after Landlord’s initial written invoice, statement or notification to Tenant of the monthly installment for any such amortized Required Cafeteria Improvement Costs, no further statements will be required, and Tenant will make the monthly payments thereof as if the same were a part of Tenant’s Share of Expenses. If at the expiration or earlier termination of this Lease (including, without limitation, any extensions of the Term under Section 1.2.5), there remain any unamortized Required Cafeteria Improvement Costs which have not been paid by Tenant to Landlord, then within 30 days after such expiration or earlier termination, Tenant will pay to Landlord an amount equal to any such unamortized and unpaid Required Cafeteria Improvement Costs which are in excess of $10,000.00 (i.e., so that Landlord is responsible for, and only for, the first $10,000.00 of any such then-unamortized and unpaid Required Cafeteria Improvement Costs). Landlord’s and Tenant’s respective rights and obligations under this Section 7.2.2.2 will survive any the expiration or earlier termination of this Lease.

ARTICLE 8

CHANGES AND ALTERATIONS

Section 8.1        Landlord Approval.    Tenant will not make any Structural Alterations to the Premises without Landlord’s written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant will not make any other Alterations without Landlord’s prior written consent, which consent Landlord will not unreasonably withhold or delay; provided, however, that no such consent shall be required (but Tenant must still notify Landlord or Property Manager thereof, in writing, except where the other Alterations are de minimis, which written notice may be given by e-mail if made to Property Manager) in connection with any such non-Structural Alterations to the extent: (i) the same are solely decorative in nature, including, without limitation, painting and carpeting (regardless of cost), or (ii) the costs of the same do not exceed $100,000 in any single instance, but in the case of this clause (ii) Tenant will provide Landlord with notice of Tenant’s intent to perform such non-Structural Alterations prior to so performing, except that, in the case of an emergency or hazardous condition, only such notice as is practical under the circumstances shall be required. Any Alterations which require Landlord’s consent hereunder are referred to herein as “Consent Alterations.” Along with any request for Landlord’s consent to any Consent Alterations, Tenant will deliver to Landlord plans and specifications for the Consent Alterations and names and addresses of all prospective contractors for the Alterations. In addition, in connection with any Consent Alterations proposed by Tenant that would cost in excess of $250,000 in the aggregate, Landlord shall have the right to condition its consent to such Consent Alterations upon receipt from Tenant either (at Tenant’s election): (i) reasonable financial information to establish that Tenant has a reasonably sufficient net worth and credit to pay for the completion of the Alterations, or (ii) payment and performance bonds in an amount not less than the full cost of the Alterations. Landlord shall deliver notice of its consent or withholding of consent in connection with any Consent Alterations proposed by Tenant within 10 Business Days after Landlord receives notice of the same from Tenant (which notice of Landlord shall, in the case of a withholding of consent, contain a description of the reasons for Landlord’s withholding of consent), it being agreed that if Landlord fails to deliver any such notice within such 10-Business Day period, Tenant may deliver a second written notice to Landlord advising of such failure, and if Landlord thereafter fails to deliver notice of its consent or withholding of consent within two Business Days of Landlord’s receipt of such second notice, Landlord shall be conclusively deemed to have consented to the proposed Consent Alterations. If Landlord approves (or is deemed to have approved) the proposed Consent Alterations, Tenant will, before commencing the Consent Alterations, deliver to Landlord certificates evidencing the insurance coverages required by Section 8.2, copies of all necessary permits and licenses required to perform the Consent Alterations, and such other information relating to the Consent Alterations as Landlord reasonably requested in issuing its consent to the same. Tenant, at its sole cost and expense, will remove any Consent Alterations Tenant constructs without obtaining Landlord’s approval as provided in this Article 8 within 30 days after Landlord’s written request and will thereafter fully and promptly repair and restore the Premises and Property to its previous condition, subject to Section 10.3.2. No approval or inspection of Alterations by Landlord constitutes any representation or agreement by Landlord that the Alterations comply with sound architectural or engineering practices or with all applicable Laws, and Tenant is solely responsible for ensuring such compliance. Tenant will provide Landlord with copies of “as built” drawings of such Consent Alterations completed by Tenant or Tenant’s contractors, to the extent that the Consent Alterations in question are of the type for which “as built” drawings are customarily prepared, promptly after such drawings are prepared by Tenant’s contractors. Tenant will construct all Alterations or cause all Alterations to be constructed (a) in the case of Consent Alterations, by a general contractor that Landlord approves in its reasonable discretion, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, and (e) in compliance with Landlord’s commercially reasonable rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

Section 8.2        Tenant’s Responsibility for Cost and Insurance.    Except as otherwise expressly provided in this Lease, Tenant will pay the cost and expense of all Alterations made by or on behalf of Tenant, including, without limitation, for any painting, restoring or repairing of the Premises or the Property (subject to Section 10.3.2). If, in connection with any Consent Alterations proposed by Tenant that would affect the Building systems and/or structure of the Building, Landlord requires (in its reasonable discretion) that plans and specifications for such Consent Alterations be reviewed by any third party technical consultants (it being agreed that any such third party consultant selected by Landlord shall be reasonably acceptable to Tenant), then Tenant will pay Landlord’s Actual Cost of retaining such third party consultants, but in no event shall Tenant be required to pay any other fee, cost or expense for any review, inspection and engineering time incurred by or at the request of Landlord in connection with any Alterations. Prior to commencing the Alterations, Tenant will obtain and/or require: (a) builder’s “all risk” insurance in an amount at least equal to the value of the Alterations, (b) evidence that Tenant or its contractors has in force commercial general liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10, and (c) all necessary permits and licenses for such Alterations. The insurance policies described in clauses (a) and (b) of this Section 8.2 must name Landlord, Landlord’s lender (if any; provided that the identity of such lender has been provided to Tenant) and Property Manager as additional insureds, specifically including completed operations.

Section 8.3        Construction Obligations and Ownership.    Landlord will have the right, upon reasonable advance notice to Tenant, which shall be at least 24 hours in advance (except in the case of an emergency or hazardous condition, in which case only such notice as is reasonable under the circumstances shall be required), and at Landlord’s sole cost and expense, to inspect and observe the performance of any Alterations by Tenant during construction, but in no event shall Landlord interfere with, delay or impede such performance. After completing the Alterations, Tenant will furnish Landlord with customary contractor affidavits, lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations that Tenant constructs in violation of this Article 8 within 10 days after Landlord’s written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations that Tenant makes or installs (which, for clarity, shall exclude telephone, computer and other wiring and cabling and Tenant’s trade fixtures, personal property, furniture and equipment) become the property of Landlord and a part of the Building immediately upon installation; provided, however, that upon the expiration or earlier termination of this Lease, Tenant shall have the right, in its sole discretion, to either remove from· the Premises, or leave in place at the Premises and surrender to Landlord, any Alterations made by Tenant, other than the items described in clauses (a) through (d) in Section 16.1 or as expressly provided in this Lease, and except to the extent that: (i) such Alterations constitute Non-Standard Alterations, and (ii) Landlord notified Tenant, concurrently with Landlord’s approval of such Non-Standard Alterations, that Landlord would either require Tenant to remove or leave in place at the Premises such Non-Standard Alterations (in which event Tenant shall comply with the terms of such notice from Landlord at the end of the Term).

Section 8.4        Liens.    Tenant will pay all costs for Alterations performed by it and will keep the Premises and Property free from any liens arising out of work performed for, materials furnished to or obligation incurred by Tenant. Within 30 days after written notice from Landlord, Tenant shall remove any such lien or encumbrance by bond or otherwise, or provide a title insurance endorsement (or other security (e.g., a letter of credit)) reasonably satisfactory to Landlord, and covering all costs of defense, in which case Tenant shall not be deemed to be in breach and shall have the right to contest in good faith or otherwise deal with such lien claims as Tenant deems best. If Tenant shall fail to do so, Landlord may, after delivery of notice to Tenant of Landlord’s intent so to act, bond over, insure over, or pay the amount necessary to remove such lien or encumbrance. In each case, the amount so paid by Landlord in connection with such failure (including, without limitation, reasonable attorneys’ fees and costs) shall be deemed Additional Rent under this Lease payable within 30 days after Tenant’s receipt of an invoice therefor.

Section 8.5        Application.    Notwithstanding anything to the contrary in the foregoing, the terms of this Article 8 shall govern the performance, construction and installation of any Alterations constructed by Tenant after the completion of the Tenant’s Improvements and Other Tenant Work only, and shall not (except as expressly set forth in Article 17) apply to the performance, construction or installation of the Tenant’s Improvements or Other Tenant Work (it being acknowledged that Article 17 addresses and governs such performance, construction and installation of the Tenant’s Improvements and Other Tenant Work).

ARTICLE 9

RIGHTS RESERVED BY LANDLORD

Section 9.1        Landlord’s Entry.    Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant (which shall be at least 24 hours in advance, except in the case of an emergency or hazardous condition, in which event only such notice as is practical under the circumstances shall be required) enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers and mortgagees; (c) show the Premises to prospective tenants (but only during the last 15 months of the Term or during the continuance of an Event of Default); (d) post notices of non-responsibility or other protective notices available under the Laws, but only during the performance of Alterations by Tenant; or (e) exercise and perform Landlord’s rights and obligations under this Lease. Landlord shall not materially and adversely interfere with Tenant’s use of the Premises in exercising Landlord’s rights under this Section 9.1. Landlord’s entry into the Premises, if made in compliance with this Section 9.1; provided, however, that Tenant acknowledges that Landlord’s entry pursuant to clause (e) may require Tenant to temporarily vacate portions of the Premises; provided, however, Landlord shall coordinate with Tenant to determine a mutually agreeable time, the duration and the extent of such entry, all of which shall be reasonably acceptable to Landlord and Tenant. Tenant agrees that Landlord’s entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Subject to the terms of this Section 9.1, Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the portions of the Premises that are located behind the ceilings, floors and walls of the Premises, if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building, so long as such activities do not materially and adversely interfere with Tenant’s use or occupancy of the Premises or damage, unreasonably interfere with or obstruct any of Tenant’s Alterations, personal property and trade fixtures or equipment. In all events, (i) Landlord will exercise Landlord’s rights under this Section 9.1 in a manner so as to reasonably minimize interference with Tenant’s operations within the Premises, and (ii) Tenant agrees to reasonably cooperate with Landlord in connection with Landlord’s exercise of such rights.

Section 9.2        Control of Property.    Landlord reserves all rights respecting the Property and the Premises not specifically granted to Tenant under this Lease {including Tenant’s rights under Section 4.5 above), including, without limitation, the right to: (a) change the street address of the Building; provided, that Landlord will not designate a name for the Building or change the current name of the Building without the prior written consent of Tenant (which may be granted or withheld in Tenant’s reasonable discretion); (b) designate and approve all types of signs, window coverings, lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Building (subject in all events to Tenant’s rights (including signage rights) set forth in this Lease); (c) grant any party the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right to conduct any business or render any service in the Building does not prohibit Tenant or any then current subtenant, assignee or other transferee of Tenant from any permitted use granted under this Lease or any then-current use by such party (so long as such use is permitted by this Lease); (d) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those that Tenant installs in the Premises solely for use by Tenant; (e) close the Building after Business Hours, except that Tenant may access the Premises after Business Hours in accordance with such reasonable rules and regulations as Landlord may prescribe from time to time for security purposes, and the terms of this subsection (e) shall in no event interfere with Tenant’s ability to access the Building 24 hours per day, 7 days per week in accordance with this Lease; (f) install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (g) impose reasonable security procedures designed to limit and control access to the Building by unauthorized persons; (h) install and maintain pipes, ducts, conduits, wires and structural elements in the walls or above the ceiling within the Premises that serve other parts or other tenants of the Property, provided, however, that no such installation and maintenance shall materially and adversely interfere with anything contained therein serving the Premises; and (i) retain and receive master keys or pass keys to the Premises and all doors in the Premises, provided that Tenant shall have the right to designate certain areas of the Premises to be secure areas to which Landlord is not permitted access, in which event Landlord shall only be provided with keys to such secure areas to the extent required by applicable Laws. If Landlord changes the address of the Building, and such address change is not required by governmental authorities, then Landlord shall reimburse Tenant for the actual, reasonable cost of replacement stationery, business cards and similar items incurred by Tenant by reason thereof (not to exceed $20,000). Anything in this Section 9.2 or elsewhere in this Lease to the contrary notwithstanding, Landlord is not responsible for the security of persons or property on the Property or for the breach of any security-related services, and Landlord is not and will not be liable in any way whatsoever for any breach of security, except to the extent caused by the willful misconduct of Landlord. The provisions of this Section 9.2 will govern and control over any contrary or inconsistent provisions of the Building Rules (including, without limitation, Building Rule No.8).

Section 9.3         Lock Box Agent/Rent Collection Agent.    Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent by written notice thereof to Tenant. Tenant’s payment of Rent to the lock box collection agent or other person in accordance with such notice from Landlord shall fully satisfy Tenant’s obligations to make such payment to Landlord (Landlord hereby expressly authorizing Tenant to make such payments in accordance with such notice), and such payment is deemed to have been made (a) as of the date the lock box collection agent or other person receives Tenant’s payment (if the payment is not dishonored for any reason); or (b) if Tenant’s payment is dishonored for any reason, the date of such dishonor. If Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then (x) Landlord’s or Landlord’s agent’s receipt or collection of such amount does not constitute an accord and satisfaction, (y) Landlord is not prejudiced in collecting the proper amount due Landlord (or in pursuing any rights or remedies available under this Lease, at law or in equity as a result of Tenant’s failure to pay the full amount when due), and (z) Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and apply the same toward amounts due and payable by Tenant under this Lease.

ARTICLE 10

INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS

Section 10.1        Tenant’s Insurance Obligations.    Tenant, at all times during the Term and during any Early Occupancy period, at Tenant’s sole cost and expense, will maintain the insurance that this Section 10.1 describes.

      Section 10.1.1        Liability Insurance.    Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant’s activities in the Premises and upon and about the Property, on an “occurrence” basis, with single limit coverage of $5,000,000 (which limit may be covered in part through the use of excess and/or umbrella insurance), and with a commercially reasonable deductible (as reasonably determined by Tenant). Such insurance must include, without limitation, specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant’s obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an “Additional Insured— Managers or Lessors of Premises” endorsement (or equivalent coverage or endorsement); (c) waiving the insurer’s subrogation rights against all Landlord Parties; (d) providing that the insurer will endeavor to provide Landlord with at least 30 days’ prior written notice of material modification, cancellation, non-renewal or expiration (and in all events will provide, as opposed to endeavor to provide, prior written notice of material modification, cancellation, non-renewal or expiration thereof); (e) expressly stating that Tenant’s insurance will be provided on a primary and non-contributory basis as to any liability insurance maintained by Landlord, and (f) providing that the insurer has a duty to defend all insureds under the policy (including, without limitation, additional insureds), and that defense costs are paid in addition to and do not deplete the policy limits. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a “per location” basis.

      Section 10.1.2        Property Insurance.    At Tenant’s option, property insurance on Tenant’s trade fixtures and other personal property within the Premises and at the Property and business income insurance covering loss of income from Tenant’s business in the Premises.

      Section 10.1.3        Other Tenant’s Insurance.    Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time and generally required of tenants in similar space in similar office buildings in the area in which the Premises is located.

      Section 10.1.4        Miscellaneous Tenant’s Insurance Provisions.    All of Tenant’s insurance will be written by companies rated at least A/VII by A.M. Best Insurance Service. Tenant will deliver a customary certificate evidencing such insurance, or other evidence of insurance reasonably satisfactory to Landlord, (a) on or before the commencement of any Early Occupancy of the Premises by Tenant, (b) not later than the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Tenant elects to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 (or equivalent) certificate. Tenant’s insurance must permit waiver of subrogation as provided in Section 10.3.1.

      Section 10.1.5        Tenant’s Failure to Insure.    Anything in this Lease (including, without limitation, any notice and cure rights that this Lease provides to Tenant) to the contrary notwithstanding, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.4, and if such failure is not cured by Tenant within five Business Days of Landlord’s notice thereof, Landlord may, but is not obligated to, without further demand upon Tenant or notice to Tenant and without waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord’s benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all of Landlord’s Actual Costs incurred in obtaining such insurance. Landlord’s exercise of its rights under this Section 1 0.1.5 does not relieve Tenant from any default under this Lease.

      Section 10.1.6        No Limitation.    The establishment of minimum insurance requirements is not a representation by either party that such limits are sufficient and does not limit either party’s respective liability under this Lease in any manner.

Section 10.2        Landlord’s Insurance Obligations.    Landlord will at all times during the period which commences on the Effective Date and ends upon the expiration or sooner termination of the Term, maintain the insurance that this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance are Operating Expenses (except to the extent excluded therefrom in the definition thereof).

      Section 10.2.1        Property Insurance.    Property insurance on the Building in an amount not less than the full insurable replacement cost of the Building insuring against loss or damage by fire and such other risks as are covered by a standard ISO Special Form policy, and specifically including customary and commercially reasonable amounts of rent loss insurance. Landlord, may, in its reasonable discretion, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies, but in such event the insurance must be made specifically applicable to the Property on a “per location” basis. Such insurance will cover all Alterations (including Tenant’s Improvements) after they have been installed at the Property, but shall not cover or be applicable to any personal property or trade fixtures of Tenant within the Premises or otherwise located at the Property; provided, however, that Landlord’s obligation so to insure Tenant’s Improvements after they have been installed at the Property but prior to the Commencement Date (if applicable) is subject to Tenant’s delivery to Landlord of the written notice which would effect the conclusion of the Build-Out Period under Section 11.3.

      Section 10.2.2        Liability Insurance.    Commercial general liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord’s sole option, Landlord’s lender and some or all of the Landlord Parties, and does not replace or supplement the liability insurance that this Lease obligates Tenant to carry.

      Section 10.2.3        Miscellaneous Landlord’s Insurance Provisions.    If Tenant so requests, Landlord will deliver to Tenant from time to time reasonable evidence of the insurance required of Landlord hereunder.

Section 10.3        Waivers and Releases of Claims and Subrogation.

      Section 10.3.1        By Tenant.    To the fullest extent allowable under the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims for any casualty or other damage (expressly excluding (a) any waste or excessive or unreasonable wear and tear, or (b) any loss, destruction or damage arising or resulting from the placement, disposal or release of Hazardous Materials in, on, under, about or from the Property by either Landlord or Tenant (collectively, the “Excluded Items”), which shall not be governed by this Section 10.3.1) to the Premises, Property or Tenant’s trade fixtures or other personal property, and any resulting loss of use or business interruption, regardless of the cause even if such casualty or other damage (expressly excluding the Excluded Items, which shall not be governed by this Section 10.3.1) is caused by the negligent or intentional acts, omissions, or misconduct of any Landlord Party. Tenant will look only to any insurance coverage Tenant may elect to maintain (regardless of whether Tenant actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Tenant is waiving, releasing and discharging under this Section 10.3.1. Any property insurance Tenant maintains must permit or include a waiver of subrogation in favor of the Landlord Parties consistent with the provisions of this Section 1 0.3.1.

      Section 10.3.2        By Landlord.    To the fullest extent allowable under the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges the Tenant Parties from all Claims for any casualty or other damage (expressly excluding the Excluded Items, which shall not be governed by this Section 10.3.2) to the Premises, Property or Landlord’s trade fixtures or other personal property, and any resulting loss of use or business interruption, regardless of the cause even if such casualty or other damage (expressly excluding the Excluded Items, which shall not be governed by this Section 10.3.2) is caused by the negligent or intentional acts, omissions, or misconduct of any Tenant Party. Landlord will look only to any insurance coverage Landlord is required to maintain or may elect to maintain (regardless of whether Landlord actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Landlord is waiving, releasing and discharging under this Section 10.3.2. Any property insurance Landlord maintains must permit or include a waiver of subrogation in favor of the Tenant Parties consistent with the provisions of this Section 10.3.2.

      Section 10.3.3        Limitation on Waiver.    The provisions of Sections 10.3.1 and 10.3.2 apply only with respect to the Landlord Parties and the Tenant Parties and do not limit or waive, release or discharge any Claims that either Landlord or Tenant may have against any “third-party” person or entity (including without limitation any contractor, service provider, agent, licensee, or invitee which is not a Landlord Party or a Tenant Party) arising from any casualty or other damage to the Premises, Property, Tenant’s personal property or Landlord’s personal property (as applicable) caused by any such third party.

Section 10.4        Tenant’s Indemnification of Landlord.    Except for any Claims expressly waived or limited by Landlord elsewhere in this Lease (including, without limitation, Sections 10.3.2 and 18.8), to the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims brought against Landlord by any third parties arising from (a) any accident, injury, occurrence or damage in or to the Premises, except to the extent caused by Landlord’s negligence or intentional misconduct; and (b) to the extent caused by Tenant’s negligence or intentional misconduct, any accident, injury, occurrence or damage in, on or to the Property (other than within the Premises (which is governed by clause (a) of this sentence)).

Section 10.5        Landlord’s Indemnification of Tenant.    Except for any Claims expressly waived or limited by Tenant elsewhere in this Lease (including, without limitation, Sections 10.3.1 and 18.8), to the fullest extent allowable under the Laws, Landlord releases and will indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant Parties from and against all Claims brought against Tenant by any third parties arising from (a) any accident, injury, occurrence or damage in or to the Property (other than within the Premises), except to the extent caused by Tenant’s negligence or intentional misconduct; and (b) to the extent caused by Landlord’s negligence or intentional misconduct, any accident, injury, occurrence or damage in, on or to the Premises.

ARTICLE 11

DAMAGE OR DESTRUCTION

Section 11.1        Tenantable Within 180 Days.    Subject to Section 11.3 (with respect to any casualty damage which occurs during the Build-out Period), if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it can make the Premises tenantable within 180 days after the date of the casualty, then Landlord will notify Tenant that Landlord will within such 180-day period repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible. Landlord will provide the notice within 60 days after the date of the casualty. In such case, this Lease remains in full force and effect; provided, however, that Basic Rent and Tenant’s Share of Expenses for the period during which the Premises are untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). Landlord’s notice will specify the anticipated date the Premises could be made tenantable. If both (a) such anticipated completion date is more than 60 days after the date of Landlord’s notice, and (b) less than 12 months will remain in the Term upon such completion date, then either Landlord or Tenant may elect to terminate this Lease by notifying the other within 15 days after the date of Landlord’s notice, which termination will be effective 60 days after the date of such notice of termination.

Section 11.2        Not Tenantable Within 180 Days.    Subject to Section 11.3 (with respect to any casualty damage which occurs during the Build-out Period), if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it cannot make the Premises tenantable within 180 days after the date of the casualty, then Landlord will so notify Tenant within 30 days after the date of the casualty and may, in such notice, terminate this Lease effective on the date that is 60 days after the date of Landlord’s notice. If Landlord fails to provide such notice of termination within such 30-day period, then Landlord’s right to terminate under this Section 11.2 will automatically expire and be of no further force or effect whatsoever. If Landlord does not terminate this Lease as provided in this Section 11.2, then Tenant may terminate this Lease by notifying Landlord within 30 days after the date of Landlord’s notice, which termination will be effective 60 days after the date of Tenant’s notice. If Tenant fails to provide such notice of termination within such 30-day period, then Tenant’s right to terminate under this Section 11.2 will automatically expire and be of no further force or effect whatsoever.

Section 11.3        Pre-Commencement Date Casualty.    Anything in this Lease to the contrary notwithstanding, if fire or other casualty- at any time during the period (“Build-Out Period”) that is after the Delivery Date and before the earlier of (i) the date on Tenant delivers written notice to Landlord that Tenant’s Improvements have been completed and installed hereunder, and (ii) the Commencement Date, renders the whole or any material part of the Premises or the Building untenantable, then (a) Landlord will be responsible (subject to this Section 11.3), if necessary, for the repair and restoration of Landlord’s Improvements in the Building in accordance with this Section 11.3, and (b) Tenant will be responsible (subject to this Section 11.3), if necessary, for the repair and restoration of Tenant’s Improvements. If Landlord determines (in Landlord’s reasonable discretion) that it can so repair and restore Landlord’s Improvements in the Building within 360 days after the date of the casualty, then Landlord will notify Tenant that Landlord will within such 360-day period so repair and restore Landlord’s Improvements to as near their condition prior to the casualty as is reasonably possible. Landlord will provide the notice within 60 days after the date of the casualty, and Landlord’s notice will specify the anticipated date the repair and restoration of Landlord’s Improvements in the Building will be substantially completed. If the aforesaid fire or other casualty renders the whole or any material part of the Premises or the Building untenantable and Landlord determines (in Landlord’s reasonable discretion) that it cannot repair and restore Landlord’s Improvements in accordance with this Section 11.3 within 360 days after the date of the casualty, then Landlord will so notify Tenant within 30 days after the date of the casualty and may, in such notice, terminate this Lease effective on the date that is 60 days after the date of Landlord’s notice. If Landlord fails to provide such notice of termination within such 30- day period, then Landlord’s right to terminate under this Section 11.3 will automatically expire and be of no further force or effect whatsoever. If Landlord does not terminate this Lease as provided in this Section 11.3, then Tenant may terminate this Lease by notifying Landlord within 30 days after the date of Landlord’s notice, which termination will be effective 60 days after the date of Tenant’s notice. If Tenant fails to provide such notice of termination within such 30-day period, then Tenant’s right to terminate under this Section 11.3 will automatically expire and be of no further force or effect whatsoever. If this Lease is not terminated under this Section 11.3 following a fire or other casualty during the Build-Out Period, then this Lease will remain in full force and effect, and Landlord will, at Landlord’s sole cost and expense, repair and restore Landlord’s Improvements in the Building to as near their condition prior to the fire or other casualty as is reasonably possible, with all commercially reasonable diligence and speed (subject to Tenant Delays); provided, however, that the Commencement Date will be delayed until the date which is the earlier of (a) the date which is six months after the date on which Landlord has substantially completed the repair and restoration of Landlord’s Improvements, or (b) the date on which Tenant, using commercially reasonable diligence and speed, has substantially completed Tenant’s Improvements (including any repair or restoration thereof); and provided further, however, that the length of the initial Term will remain at 180 months, from and after the delayed Commencement Date. If Landlord determined that Landlord’s Improvements in the Building could be repaired and restored within 360 days, but Landlord fails, for any reason (other than Tenant Delays), to complete such repair and restoration within such 360-day period, then Tenant shall have the right to terminate this Lease by notice to Landlord given at any time within the 30-day period immediately following the expiration of such 360-day period but prior to Landlord’s repair and restoration of Landlord’s Improvements in the Building.

Section 11.4        Insufficient Proceeds.    Anything in this Article 11 to the contrary notwithstanding, if a fire or other casualty shall occur that causes damage to the Property costing in excess of $1,000,000 to repair and this Article 11 would otherwise obligate Landlord to repair such damage to the Premises or Building, and either (i) such casualty is (in whole or in part) not covered by the property insurance which Landlord is required to maintain under this Lease and the uninsured portion of such casualty (not including any deductible or self-insured retention) exceeds $1,000,000, or (ii) in connection with such casualty, Landlord’s Mortgagee (if any) requires that in excess of $1,000,000 of insurance proceeds that would otherwise have been payable for purposes of repair or restoration of the Property instead be paid to (or at the direction of) Landlord’s Mortgagee for purposes other than the repair or restoration of the Property, then (in the case of either (i) or (ii)), Landlord may, by notifying Tenant within 60 days after the casualty, terminate this Lease effective on the date that is 60 days after the date of Landlord’s notice. If Landlord fails to provide such notice of termination within such 60-day period, then Landlord’s right to terminate under this Section 11.4 will automatically expire and be of no further force or effect whatsoever, and Landlord will proceed to repair and restore the Property in accordance with the terms of this Article 11.

Section 11.5        Landlord’s Repair Obligations.    In the event of a fire or other casualty described in Sections 11.1 or 11.2 (but not in Section 11.3 ), if this Lease is not terminated under Sections 11.2 or 11.4 following a fire or other casualty, then this Lease will remain in full force and effect and Landlord will, at Landlord’s sole cost and expense, repair and restore the Premises and the Property (including all Tenant’s Improvements and other Alterations made by or on behalf of Tenant) to as near their condition prior to the fire or other casualty as is reasonably possible, with all commercially reasonable diligence and speed (subject to Tenant Delays). Notwithstanding the foregoing, if the fire or other casualty occurs after the completion and installation of Tenant’s Improvements but prior to the Commencement Date, but the Build-Out Period has nonetheless not ended because of a failure by Tenant to deliver the written notice referenced in the first sentence of Section 11.3, Landlord will be obligated to repair and restore Tenant’s Improvements if and only to the extent insurance proceeds therefor are available to Landlord at no additional cost. If Landlord determined that the Premises and Property could be restored within 180 days, but Landlord fails, for any reason (other than Tenant Delays), to complete such repair and restoration within such 180-day period, then Tenant shall have the right to terminate this Lease by notice to Landlord given at any time within the 30-day period immediately following the expiration of such 180-day period but prior to Landlord’s restoration of the Premises and Property. Basic Rent and Tenant’s Share of Expenses for any period during which the Premises are untenantable as a result of any casualty (regardless of whether such casualty gives rise to a termination right in favor of Tenant or Landlord under this Lease) will abate on a per diem basis commencing on the date of the casualty and ending on the date on which the Premises and Property (or applicable portion thereof) are restored to ·a tenantable condition (including the availability of reasonable access to and from the same); provided, however, that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises), and Tenant will continue to pay Basic Rent and Tenant’s Share of Expenses for any portion of the Premises which is tenantable. In no event is Landlord obligated to repair or restore any Alterations that have not been previously disclosed to Landlord or Property Manager, and approved by (but only if such approval is required hereunder) Landlord, or any personal property or trade fixtures of Tenant. Landlord will, if necessary, equitably adjust the Basic Rent and Tenant’s Share of Expenses Percentage to account for any reduction in the rentable area of the Premises or Building resulting from a casualty.

Section 11.6        Rent Apportionment Upon Termination.    If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant’s Share of Expenses on a per diem basis, and Tenant will pay the Basic Rent and Tenant’s Share of Expenses to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable, or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided, however, that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then, except as provided in Section 10.3.2, Tenant’s obligation to pay Basic Rent and Tenant’s Share of Expenses abates pro rata (based upon the rentable area of the untenantable portion of the Premises divided by the rentable area of the entire Premises) from the date of the casualty and Tenant will pay the unabated portion of the Rent to the date of such termination).

Section 11.7        Exclusive Casualty Remedy.    The provisions of this Article 11 are the parties’ sole and exclusive rights and remedies as against each other in the event of a casualty. To the extent permitted by Laws, each party waives (as against the other party only) the benefits of any Law that provides any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.

ARTICLE 12

EMINENT DOMAIN

Section 12.1        Termination of Lease.    If a Condemning Authority notifies Landlord that the Condemning Authority will effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Tenant will reasonably determine whether the Taking will render the Premises and/or other portions of the Property which Tenant has the right to use hereunder (including parking areas) unsuitable for Tenant’s intended purposes. If Tenant reasonably concludes that the Taking will render the Premises and/or other portions of the Property which Tenant has the right to use hereunder unsuitable for Tenant’s intended purposes, Tenant will have the right to terminate the Lease by written notice to Landlord. The parties agree that (without limiting the reasons that such determination may be made by Tenant) a determination by Tenant that a Taking will render the Premises (or other portion of the Property, as applicable) unsuitable for Tenant’s intended purposes shall conclusively be deemed to be reasonable for purposes hereof if such Taking affects: (a) 10% or more of the rentable area of the Premises, or (b) 10% or more of the parking spaces which Tenant has the right to use under this Lease. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless of whether the Premises is affected and regardless of whether the Taking will render the Premises unsuitable for Tenant’s intended purposes, then Landlord, in Landlord’s sole and absolute discretion, by notifying Tenant prior to the date that the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date that the Condemning Authority takes possession of the portion of the Property taken. In the event of any termination of this Lease pursuant to this Section 12.1: (i) Landlord and Tenant will document such termination, (ii) this Lease will terminate as of the earlier of the date the Condemning Authority takes possession of the portion of the Property taken or the date on which the Premises (or other applicable portion of the Property) first becomes unsuitable for Tenant’s intended purposes, and (iii) Tenant will pay Rent to the date of termination.

Section 12.2        Landlord’s Repair Obligations.    If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, then this Lease automatically terminates as to the portion of the Premises taken as of the date that the Condemning Authority takes possession of the portion taken. Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant’s Share of Expenses Percentage for the same period to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant’s obligation to pay Basic Rent and Tenant’s Share of Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Premises.

Section 12.3        Tenant’s Participation.    Landlord is entitled to receive and keep all damages, awards or payments with respect to the Property resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant shall be entitled to receive an award for damages to, or Taking of, Tenant’s personal property, trade fixtures and/or equipment, and for moving expenses; provided, however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

Section 12.4        Exclusive Taking Remedy.    The provisions of this Article 12 are the parties’ sole and exclusive rights and remedies as against each other in the event of a Taking. To the extent permitted by Laws, each party waives (as against the other party only) the benefits of any Law that provides such party any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

ARTICLE 13

TRANSFERS

Section 13.1        Restriction on Transfers.    Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld), assign, mortgage or otherwise transfer all or any part of Tenant’s leasehold estate, and/or sublet the Premises to any other person or entity (collectively called “Transfer”). Notwithstanding anything to the contrary contained herein, neither (i) the transfer of stock or other voting or ownership interests in Tenant or any of its Affiliates (including any merger or consolidation involving Tenant or any of its Affiliates), nor (ii) a Permitted Transfer (as hereinafter defined) shall constitute a “Transfer” for purposes hereof, and shall not require Landlord’s consent. For purposes hereof, a “Permitted Transfer” shall mean: (a) any assignment of this Lease to any Affiliate of Tenant, (b) any assignment or sublease executed in connection with a sale or transfer of all or substantially all of the assets of the Tenant or an Affiliate of Tenant, (c) any assignment or sublease to any entity formed or “spun off’ from Tenant by distribution or transfer of ownership interests to Tenant’s direct or indirect owner(s) or any entity which is then an Affiliate of Tenant (or similar transaction), and/or (d) any sublease and/or other permission to use the Property (or any portion thereof) to (1) any Affiliate of Tenant and/or (2) any Tenant Party and/or any contractor, consultant, service provider joint venture partner or client of Tenant which is occupying space in the Premises for purposes related to the conduct of Tenant’s business therein.

Section 13.2        Consent of Landlord.    Within 10 Business Days after Landlord’s receipt from Tenant of a request for Landlord’s consent to a proposed Transfer requiring Landlord’s consent hereunder, Landlord shall have the following options: (a) to consent to such proposed assignment or subletting; or (b) to refuse to consent to such assignment or subletting, it being agreed that any such refusal of consent must be reasonable (as described in Section 13.8). If Landlord fails to notify Tenant within such 10-Business Day period whether Landlord will consent or refuse to consent to a proposed assignment or sublease, then Tenant may deliver a second written notice to Landlord advising of such failure, and if Landlord thereafter fails to notify Tenant of Landlord’s consent or refusal to consent within two Business Days of Landlord’s receipt of such second notice, Landlord will be conclusively deemed to have consented to such proposed Transfer.

Section 13.3        No Release.    No Transfer or Permitted Transfer shall relieve Tenant (or any transferee of Tenant) from primary liability as a principal and not as a surety under the terms of this Lease.

Section 13.4        Profits.    Subject to the last sentence of this Section 13.4, if Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of the Excess Consideration received by Tenant in connection with such Transfer. For purposes hereof, “Excess Consideration” means the rent or other consideration received by Tenant in connection with a Transfer after deduction therefrom for reasonable costs incurred by Tenant in connection with such Transfer, including reasonable improvement allowances, costs for additional improvements (including demising walls) installed in the portion of the Premises subject to such Transfer, and leasing commissions. Notwithstanding the foregoing, the terms of this Section 13.4 shall not apply to the transfer of stock or other voting or ownership interests in Tenant or any of its Affiliates (including any merger or consolidation involving Tenant or any of its Affiliates) nor to any Permitted Transfer.

Section 13.5        Default.    If a monetary or material non-monetary Event of Default under this Lease should occur while the Premises or any part of the Premises are assigned, sublet or otherwise transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant; and Tenant authorizes and directs any transferee to make payments of rent or other consideration direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any transferee should be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

Section 13.6        Tenant Security Interests.    Nothing contained herein shall be deemed to prevent or limit Tenant from leasing, engaging in a sale-leaseback for, and/or granting security interests to any third party in any of its personal property, fixtures and/or equipment at the Property or any services produced by Tenant at the Premises, without the consent of Landlord, which may include (without limitation) a lease or sale-leaseback of Tenant’s personal property, fixtures and/or equipment at the Property to a tax-exempt and/or governmental entity for purposes of abating or reducing personal property or other taxes payable with respect thereto.

Section 13.7        Costs.    Tenant will pay to Landlord, as Additional Rent, all reasonable costs and expenses Landlord incurs in connection with any Transfer requiring Landlord’s consent hereunder, including, without limitation, reasonable attorneys’ fees and costs, regardless whether Landlord consents to the Transfer; provided, that such costs shall not exceed $1,000 for any single Transfer or proposed Transfer.

Section 13.8        Landlord’s Consent Standards.    For purposes of this Article 13, Landlord’s consent to a Transfer will be deemed reasonably withheld if, in Landlord’s good faith judgment, any one or more of the following apply: (a) in the case of an assignment, the proposed assignee does not have the financial strength to perform the Tenant’s obligations under this Lease; (b) either the proposed transferee, or any Affiliate of the proposed transferee, occupies or is negotiating with Landlord to lease space in the Building; (c) the proposed transferee does not have a good business reputation; (d) the subject space is only a portion of the Premises and the configuration thereof (or of the balance of the Premises) would not comply with Laws; (e) the transferee is a government (or agency or instrumentality thereof); or (f) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

Section 13.9        Lease Recognition Agreement.    Landlord agrees, upon request of Tenant, to execute and deliver a lease recognition and non-disturbance agreement in form and substance reasonably satisfactory to Landlord (“Lease Recognition Agreement”) with respect to each Qualified Sublease (as hereinafter defined). Tenant shall, upon request of Landlord and as a condition to Landlord executing a Lease Recognition Agreement, submit to Landlord sufficient information to enable Landlord to verify that the sublease for which a Lease Recognition Agreement is being requested is a Qualified Sublease. For purposes hereof, a “Qualified Sublease” shall mean a sublease which is executed after the date hereof with a subtenant who is a person or entity which has a credit rating or creditworthiness {taking into account any security deposit, letter of credit or other credit enhancement provided by such subtenant) which is reasonably acceptable to Landlord.

Section 13.10        Collateral Access Agreements.    Notwithstanding anything to the contrary contained in this Lease, and without limiting the terms of Section 13.6, Tenant shall have the right to pledge, mortgage, assign, convey or grant security interests in all or any part of Tenant’s personal property, fixtures and/or equipment at the Premises to any persons or entities (each, a “Tenant’s Property Security Party”) for purposes of evidencing and/or securing any financing of Tenant or its Affiliates. Landlord acknowledges that, as of the date of this Lease, certain Tenant’s personal property, fixtures and/or equipment may be subject to security interests in favor of the existing lenders of Tenant and/or its Affiliates, and that the grantee of any such currently existing security interests is a Tenant’s Property Security Party. Any Tenant’s Property Security Party shall have the right to exercise its rights and/or remedies with respect to Tenant’s personal property, fixtures and/or equipment without the consent of Landlord. Further, in the event of a default under the financing arrangements between Tenant or its Affiliates and any Tenant’s Property Security Party, or a termination of this Lease for any reason (including by reason of an Event of Default), a termination of Tenant’s right of possession hereunder, or any rejection of this Lease by Tenant in a bankruptcy of Tenant, Landlord shall permit a Tenant’s Property Security Party to enter the Premises after such default, termination or rejection (as applicable) for purposes of removing from the Premises the Tenant’s personal property, fixtures and/or equipment in which such Tenant’s Property Security Party has a security interest; provided, however, that any such entry after any such default, termination or rejection (as applicable) shall be pursuant to terms and conditions mutually and reasonably acceptable to Landlord and such Tenant’s Property Security Party (such terms and conditions to include, in the event of a termination of this Lease or rejection of this Lease in a bankruptcy of Tenant, (x) a reasonable outside date by which Tenant’s Property Security Party must remove the Tenant’s personal property, fixtures and/or equipment in which such Tenant’s Property Security Party has a security interest (“Tenant’s Personal Property Removal Outside Date”), and (y) a requirement that Tenant’s Property Security Party pay rent to the Landlord upon terms and provisions mutually and reasonably acceptable to Landlord and the Tenant’s Property Security Party, which rent shall be at the same rate as the rental rate in effect under this Lease as of the date of the termination or rejection of this Lease (as applicable)). If Tenant’s Property Security Party fails to so remove Tenant’s personal property, fixtures and/or equipment from the Premises by the mutually agreed upon Tenant’s Personal Property Removal Outside Date, then, in accordance with Section 16.1, (i) all Tenant’s personal property, fixtures and/or equipment not removed on or before the Tenant’s Personal Property Removal Outside Date is deemed abandoned and (ii) Landlord may remove all such abandoned property from the Property and cause its transportation and storage in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Landlord agrees, from time to time, to execute and deliver to Tenant or any Tenant’s Property Security Party commercially reasonable collateral access agreements, waivers, subordinations of liens and such other reasonable documents as any Tenant’s Property Security Party may require in order to evidence and/or secure the rights described in this Section.

ARTICLE 14

DEFAULTS; REMEDIES

Section 14.1        Events of Default.    The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease (Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements):

      Section 14.1.1        Failure to Pay Rent.    Either or both of (a) Tenant’s failure to pay Basic Rent or any monthly installment of Tenant’s Share of Expenses amount as and when due and such failure is not cured within five Business Days after Landlord notified Tenant of Tenant’s failure to pay such Rent when due; or (b) Tenant’ failure to pay any other Additional Rent amount as and when due and such failure continues for 10 Business Days after Landlord notifies Tenant of Tenant’s failure to pay such Rent when due.

      Section 14.1.2        Failure to Perform.    Tenant breaches or fails to perform any of Tenant’s nonmonetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of Tenant’s breach or failure; provided, however, that if Tenant cannot reasonably cure its breach or failure within a 30-day period, then Tenant’s breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30-day period and thereafter diligently pursues the cure to completion. Notwithstanding the foregoing, Tenant is not entitled to any extension of the foregoing 30-day cure period in connection with any such breach or failure by Tenant if such breach or failure cannot be cured by Tenant.

Section 14.1.3        Intentionally Omitted.

      Section 14.1.4        Other Defaults.    The occurrence of any one or more of the following: (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not stayed, dismissed or vacated within 60 days; (d) a trustee or receiver is appointed to take possession of all or substantially all of Tenant’s assets or of Tenant’s interest in this Lease and such appointment is not stayed, dismissed or vacated within 60 days; or (e) all or substantially all of Tenant’s assets or Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure not stayed, discharged or vacated within 60 days. If a court of competent jurisdiction determines that any act described in this Section 14.1.4 does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant’s interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

Section 14.2        Remedies.    Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the remedies below. Landlord shall, in all events, use commercially reasonable efforts to mitigate its damages following the occurrence of an Event of Default.

      Section 14.2.1        Termination of Tenant’s Possession; Re-Entry and Reletting Right.    Terminate Tenant’s right to possess the Premises by any lawful means (and without breach of the peace) without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Premises), and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to reenter, but may re-enter, the Premises and (subject to the terms of Section 13.10) remove all persons and property from the Premises by any lawful means (and without breach of the peace). Landlord may store any property that Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. If Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, as provided in this Section 14.2.1, then Landlord shall use commercially reasonable efforts to relet the Premises to a third party or parties for Tenant’s account. Tenant shall be liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord’s notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease, and Landlord will refund to Tenant the Net Rent that Landlord actually receives from the reletting up to a maximum amount equal to the Rent that Tenant paid which came due after Landlord’s reletting. If the Net Rent that Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

      Section 14.2.2        Termination of Lease.    Terminate this Lease effective on the date that Landlord specifies in its termination notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant, and Tenant will pay to Landlord on demand all damages that Landlord incurs by reason of Tenant’s default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant’s failure to perform, including, without limitation, any Re-entry Costs, (c) an amount equal to the amount by which the present worth, as of the effective date of the termination, of the Basic Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds the present worth, as of the effective date of the termination, of a fair market basic rent for the Premises for the same period (as Landlord reasonably determines the fair market basic rent), and (d) Tenant’s Share of Expenses to the extent that Landlord is not otherwise reimbursed therefor, but only to the extent incurred by Landlord. For purposes of this Section 14.2.2, Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this Section 14.2.2 limits or prejudices Landlord’s right to prove and obtain damages in an amount equal to the maximum amount allowed by Laws, regardless of whether such damages are greater than the amounts set forth in this Section 14.2.2.

      Section 14.2.3        Self-Help.     Perform the obligation on Tenant’s behalf without waiving Landlord’s rights under this Lease, at law or in equity and without releasing Tenant from any obligation under this Lease. Tenant will pay to Landlord, as Additional Rent, all Landlord’s Actual Costs that Landlord incurs on Tenant’s behalf under this Section 14.2.3.

      Section 14.2.4        Other Remedies.    Any other right or remedy available to Landlord under this Lease, at law or in equity.

Section 14.3        Costs.    Without duplication of any other amounts payable by Tenant to Landlord hereunder, and subject to Section 18.8 below, Tenant will reimburse and compensate Landlord on demand and as Additional Rent for Landlord’s Actual Costs incurred by Landlord in connection with or resulting from an Event of Default, regardless of whether suit is commenced or judgment is entered. Such loss includes, without limitation, all reasonable legal fees, costs and expenses (including, without limitation, paralegal fees and other professional fees and expenses) that Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. Without limiting the foregoing (but without duplication), Landlord is entitled to reimbursement of all of Landlord’s Actual Costs, including, without limitation, reasonable attorneys’ fees and paralegal and other reasonable professional fees and expenses, that Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code, by exercising and advocating rights under Section 365 of the Bankruptcy Code, by proposing a plan of reorganization and objecting to competing plans, and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

Section 14.4        Waiver and Release by Tenant.    Tenant waives and releases all Claims that Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises pursuant to this Article 14 by any lawful means and removing and storing Tenant’s property as permitted under this Lease, regardless of whether this Lease is terminated. No such reentry which is made in accordance with this Article 14 is to be considered or construed as a forcible entry by Landlord.

Section 14.5        Landlord’s Default.    Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord’s obligations under this Lease and the breach or failure continues for a period of 30 days after Tenant notifies Landlord in writing of Landlord’s breach or failure; provided, however, that if Landlord is not able through the use of commercially reasonable efforts to cure the breach or failure within such 30-day period, Landlord’s breach or failure is not a default as long as Landlord commences to cure its breach or failure within the 30-day period and thereafter diligently pursues the cure to completion.

Section 14.6        No Waiver.    Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party’s performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant’s performance of its obligations under this Lease constitutes Landlord’s waiver of any such breach or default. No acceptance by Tenant of full or partial amounts owed from Landlord or any third party during the continuance of any breach or default by Landlord of Landlord’s performance of its obligations under this Lease constitutes Tenant’s waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving such check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

Section 14.7        Waiver of Landlord’s Lien.    Landlord does hereby waive and release any and all rights and interests (whether previously or now existing, or arising in the future) in and to any lien (whether possessory, statutory or otherwise, and including any rights of levy or distraint for rent) on, against or with respect to any assets, trade fixtures, equipment or other property of Tenant and/or any other person or entity which may, from time to time, have any such assets, trade fixtures, equipment or other property located at the Property. Landlord agrees that it will, from time to time upon Tenant’s request, execute and deliver to Tenant such documents and instruments as Tenant may reasonably request in order to confirm that Landlord has no lien or lien rights with respect to any such assets, trade fixtures, equipment or other property of Tenant (or of any such other person or entity described in the preceding sentence).

ARTICLE 15

CREDITORS; ESTOPPEL CERTIFICATES

Section 15.1        Subordination.    Subject to this Section 15.1, this Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, are subject and subordinate to the lien of any Mortgage. Tenant, within 10 Business Days after Landlord’s written request therefor, will execute and deliver to Landlord or to any Mortgagee any document reasonably acceptable to Tenant that is required to confirm the self-effectuating subordination of this Lease, as provided in this Section 15.1, to the lien of any Mortgage. Notwithstanding anything to the contrary contained herein, the subordination of this Lease, the rights of Tenant in this Lease, and Tenant’s interest and estate in the Property, to any Mortgage executed and delivered after the Effective Date as provided in this Section 15.1 is expressly conditioned upon the holder of any Mortgage agreeing that as long as no Event of Default is continuing under this Lease, the holder of the Mortgage will not disturb Tenant’s rights of possession under this Lease. The lien of any existing or future Mortgage will not cover Tenant’s trade fixtures or other personal property of Tenant located in or on the Premises or Property. Tenant and Landlord have executed and delivered to Landlord’s existing Mortgage holder a subordination, non-disturbance and attornment agreement in the form of EXHIBIT “K” attached hereto (“SNDA Agreement”). Landlord has caused the Mortgage holder to execute the SNDA Agreement and to return the executed SNDA Agreement to Tenant on or before the Effective Date. No later than 30 days after the execution and delivery of any future Mortgage, Landlord will execute and deliver to Tenant, and will use commercially reasonable efforts to cause the holder of such future Mortgage to execute and deliver to Tenant, an SNDA Agreement with respect to such Mortgage either in the form of EXHIBIT “K” attached hereto or otherwise in form and substance mutually and reasonably acceptable to Tenant and such future Mortgage holder (and to Landlord, if Landlord is a party thereto).

Section 15.2        Attornment.    If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord’s interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord’s interest in this Lease, the Premises or the Property (as the case may be), and will recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 15.3        Mortgagee Protection Clause.    Tenant will give the holder of any Mortgage, in the manner provided for the giving of notices under this Lease or as provided in the SNDA Agreement, at the same time as Tenant notifies Landlord, a copy of any notice of default that Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that such holder shall have the same period of time afforded to Landlord under this Lease within which to cure Landlord’s default (which cure period shall run concurrently with the cure period afforded to Landlord hereunder); provided, however, that if Landlord, Tenant, and such holder enter into any separate agreement regarding the matters addressed in Sections 15.1, 15.2 and 15.3 (including an SNDA), then to the extent of any conflict or inconsistency between the provisions of such separate agreement and the provisions of Sections 15.1, 15.2 and 15.3, the provisions of such separate agreement shall control.

Section 15.4        Estoppel Certificates.

      Section 15.4.1        Contents of Tenant Estoppel Certificates.    Upon Landlord’s written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form mutually and reasonably satisfactory to Landlord and Tenant certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease that are known to Tenant; and (t) such other factual statements customarily included in estoppel certificates of tenants of first class office buildings in the northern suburban Chicago, Illinois office market as Landlord, any lender, prospective lender, investor or purchaser may reasonably request. Tenant will deliver the statement to Landlord within 10 Business Days after Landlord’s request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property, if such party is specified in the estoppel certificate, and any such specified party may rely upon such statement.

      Section 15.4.2        Failure to Deliver.    If Tenant does not deliver the statement referenced in Section 15.4.1 to Landlord within 10 Business Days of receiving Landlord’s draft statement, as provided in Section 15.4.1 above, Landlord may give Tenant a second written notice for such statement. If Tenant fails to deliver the statement within three Business Days of receiving Landlord’s second written request, then Tenant will be estopped from later contesting any inaccuracy (as to factual matters only, and not modifications to the Lease, if any) contained in the draft statement delivered from Landlord to Tenant.

ARTICLE 16

TERMINATION OF LEASE

Section 16.1        Surrender of Premises.    Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in broom clean condition and repair, consistent with Tenant’s maintenance obligations under this Lease, reasonable wear and tear, acts of Landlord, damage by casualty or Taking excepted, and otherwise in its then “as-is” condition. Tenant will, upon such expiration or earlier termination, surrender all keys to the Premises to Property Manager or to Landlord at the office of the Building, or as Landlord or Property Manager may otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, which Tenant has left in the Premises or on the Property. Tenant will at such time remove (a) all of Tenant’s personal property and trade fixtures from the Premises, (b) all cabling which was placed in the Premises as part of Tenant’s Improvements or any Alterations, or otherwise by Tenant, (c) all Exterior Tenant Signage, all Interior Exclusive Floor Tenant Signage, all Rooftop Equipment and all emergency generators installed by or for Tenant, and (d) those Non-Standard Alterations installed by Tenant that Landlord required be removed concurrently with Landlord’s approval of the plans therefor pursuant to Section 8.3, and (e) any other Tenant’s Improvements and Alterations which Tenant, in its sole discretion, elects to remove from the Premises and/or Property; it being agreed that, other than the items described in clauses (a) through (d) above or as expressly provided in this Lease, Tenant shall have the right, at the expiration or sooner termination of the Term, to either remove from the Premises or Property or leave at the Premises or Property, any Tenant’s Improvements and Alterations installed by or on behalf of Tenant at the Property, at Tenant’s sole election, so long as the floor, wall and ceiling surfaces of the Premises are left finished and enclosed. Subject to Section 10.3.2, Tenant will promptly repair any damage to the Premises caused by such removal. Subject to the terms of Section 13.10, all property of Tenant not removed on or before the last day of the Term is deemed abandoned, unless Tenant is then in occupancy of the Premises pursuant to a month-to-month lease as described in Section 16.2, in which event such property may remain in the Premises subject to the terms of said month-to-month lease. Landlord may remove any such abandoned property from the Premises upon termination of this Lease, and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant. Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

Section 16.2        Holding Over.    If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease, but with Landlord’s written consent, then Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy and any other reasonable conditions of Landlord’s consent, except that (a) Basic Rent will equal 125% of the Basic Rent payable by Tenant on the last day of the Term for the first three months after the expiration of the Term, and 150% of the Basic Rent payable by Tenant on the last day of the Term for any period thereafter, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon 30 days’ prior written notice to the other party. Subject to this Section 16.2, if Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord’s written consent, then Tenant is deemed to be occupying the Premises as a tenant at sufferance (for clarity, not a month-to-month or a year-to-year tenant) without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant’s liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy (i) for the first three months after expiration of the Term at the rate of 125% of Tenant’s then-existing Rent (prorated on a daily basis for each day of such occupancy), and (ii) thereafter beginning with the fourth month after expiration of the Term at the rate of 150% of Tenant’s then-existing Rent (prorated on a daily basis for each day of such occupancy). Notwithstanding. the foregoing, upon written notice delivered to Landlord at least 12 months prior to the end of the Term, Tenant may remain in possession of the Premises for up to three months after the expiration of the Term (such period to be specified in Tenant’s written notice), subject to all of the terms and conditions of this Lease, including, without limitation, Tenant’s payment of the then-existing Basic Rent. To the fullest extent allowable under the Laws (but subject to Section 18.8 with respect to the first 60 days of any holdover), Tenant will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any Claims resulting from Tenant’s failure or delay in surrendering the Premises upon the expiration or earlier termination of this Lease without Landlord’s written consent. Nothing contained in this Section 16.2 will limit Landlord’s right to lawfully terminate Tenant’s right to possess the Premises in the event Tenant holds over in the Premises without Landlord’s written consent.

ARTICLE 17

CONSTRUCTION OF TENANT’S IMPROVEMENTS

Section 17.1        Landlord’s Improvements.    Tenant will accept Landlord’s Improvements in the “AS IS, WHERE IS” condition existing as of the Delivery Date, subject only to Landlord’s obligations expressly set forth in this Section 17.1 or elsewhere in this Lease (and subject to any casualty or condemnation occurring prior thereto, which will be addressed by Articles 11 and 12, respectively). In the event that (a) Landlord’s Improvements have not been completed in substantial accordance with the applicable portions of the Outline Specifications and in accordance with all applicable Laws as of the Delivery Date, and (b) either (i) in the event of any such deficiencies (i.e., failure to meet the standard described in clause (a)) in those portions of Landlord’s Improvements which are within the Premises, Tenant delivers written notice thereof to Landlord within 60 days after the Delivery Date, or (ii) in the event of any such deficiencies in Landlord’s Improvements which are outside of the Premises, Tenant delivers written notice thereof to Landlord within 480 days after the Delivery Date, then Landlord will correct such deficiencies so that the applicable portion or portions of Landlord’s Improvements (i.e., the portions which do not meet the standard described in clause (a)) will function in a manner equivalent to that which would have been achieved but for the subject deficiencies, or such that the same comply with Laws as of the Delivery Date, as applicable. Further, in the event that (y) any of Landlord’s Improvements have not been completed in substantial accordance with the applicable portions of the Outline Specifications and in accordance with all applicable Laws, and (z) such deficiencies (i.e., failure to meet the standard described in clause (y)) would constitute latent defects under applicable Illinois law, then subject to the requirements of Illinois law as to latent defects, Landlord will correct such deficiencies so that the appli9able portion or portions of Landlord’s Improvements will function in a manner equivalent to that which would have been achieved but for the subject deficiencies, or such that the same comply with Laws as of the Delivery Date, as applicable. Landlord will perform any work required in order to correct deficiencies pursuant to this Section 17.1 at Landlord’s sole cost and in a commercially reasonable diligent, good and workmanlike manner, taking into account (if applicable) Tenant’s schedule for the construction of Tenant’s Improvements. Nothing contained in the foregoing will be deemed to limit the obligations of Landlord under Articles 6 and 7, except as expressly set forth in the foregoing or in Articles 6 and 7.

Section 17.2        Tenant’s Obligations Regarding Construction of Tenant’s Improvements.    Tenant will construct, or will cause the construction of, Tenant’s Improvements in accordance with this Article 17. Tenant will, in good faith, permit Landlord to bid, in equitable competition, with other third-party contractors to be Tenant’s General Contractor for the construction of Tenant’s Improvements.

Section 17.3        Space Plan and Construction Drawings and Specifications.

      Section 17.3.1        Space Plan.    Tenant will engage Tenant’s Architect to develop and design a space plan (“Space Plan”) for Tenant’s Improvements, which shall show, in reasonable detail, the design and appearance of the finishing material Tenant will use in connection with installing Tenant’s Improvements. Tenant will provide Landlord with the Space Plan for Landlord’s reasonable approval, which approval shall not be unreasonably withheld, and shall be conclusively deemed to have been granted unless Landlord objects to the same by written notice to Tenant within 10 Business Days after Tenant delivers the same to Landlord. Any such objection to the Space Plan by Landlord shall state, with reasonable detail, the reasons for Landlord’s objections thereto, and

Landlord hereby agrees that it will not object to the Space Plan unless the same contemplates Tenant’s Improvements that would (a) not be compatible with the Building and the mechanical components of the Building, or would materially exceed or materially and adversely affect the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (b) include the use of materials that are not of good quality, (c) be visible from the exterior of the Building and would detrimentally affect the first class appearance of the exterior portions of the Property (it being agreed, however, that identification signage of Tenant contemplated or permitted by Section 4.6 which conforms with all Requirements and which includes only the name and/or logo of Tenant shall not be deemed, under any circumstances, to violate the terms of this clause (c)); (d) materially increase the cost of operation or maintenance of any of the material systems of the Property (unless Tenant agrees to pay such increased cost); or (e) not conform to any applicable Requirements (“Tenant’s Improvements Approval Criteria”).

      Section 17.3.2        Construction Drawings and Specifications.    After Landlord receives and has approved (or is deemed to have approved) Tenant’s Space Plan, Tenant will cause Tenant’s Architect to prepare proposed construction drawings and specifications (“Proposed Construction Drawings and Specifications”). Tenant will provide Landlord with the Proposed Construction Drawings and Specifications for Landlord’s reasonable approval, which approval shall not be unreasonably withheld, and shall be conclusively deemed to have been granted unless Landlord objects to the same by written notice to Tenant within 10 Business Days after Tenant delivers the same to Landlord. Any such objection to the Proposed Construction Drawings and Specifications by Landlord shall state, with reasonable detail, the reasons for Landlord’s objections thereto, and Landlord hereby agrees that it will not object to the Proposed Construction Drawings and Specifications unless the same do not comply with the Tenant’s Improvements Approval Criteria. If Landlord properly disapproves the Proposed Construction Drawings and Specifications, Tenant will provide appropriately revised Proposed Construction Drawings and Specifications to Landlord for approval (or disapproval) until Landlord has reasonably approved (based on and subject to the standards and deadlines set forth above in this Section 17.3.2) the Proposed Construction Drawings and Specifications (as finally approved, “Construction Drawings and Specifications”). Upon Landlord’s approval of the Proposed Construction Drawings and Specifications, and of any Tenant-requested revisions thereto, Landlord may reasonably require, as a condition to its approval, that Tenant remove any Non-Standard Alterations contemplated thereby at the end of the Term.

      Section 17.3.3        Changes to Construction Drawings and Specifications.    After Landlord’s approval, no significant changes, modifications or alterations may be made to the Construction Drawings and Specifications (“Change Orders”) without Landlord’s prior written consent, which consent will not be unreasonably withheld, and shall be conclusively deemed to have been granted unless Landlord objects to the same by written notice to Tenant within 10 Business Days after Tenant delivers the same to Landlord. Landlord hereby agrees that it will not object to any Change Orders unless the same do not comply with the Tenant’s Improvements Approval Criteria.

      Section 17.3.4        Building Standard.    Tenant will utilize Building Standard items or items of equal or higher quality, to assure the consistent quality and appearance of the Building. In cases in which the criteria set forth in EXHIBIT “G” hereto applies to such items, no use of items other than Building Standard (or items of equal or higher quality) will be permitted in the Space Plan or the Construction Drawings and Specifications without Landlord’s consent. Landlord will not approve any deviations that Landlord reasonably believes (a) do not conform to applicable codes, ordinances and other Requirements or are disapproved by any governmental agency, or (b) require services materially beyond the level normally provided to other tenants in the Building (unless Tenant agrees in writing to pay for the same). No approval by Landlord of any deviation constitutes an acknowledgment by Landlord that such deviations are in conformance with applicable codes, ordinances and other Laws.

      Section 17.3.5        Landlord’s Approval Rights.    Landlord may withhold its approval of the Space Plan, the Construction Drawings and Specifications, or any Change Orders requested by Tenant only if the same require work which does not satisfy the Tenant’s Improvements Approval Criteria.

Section 17.4        Costs of Tenant’s Improvements.

      Section 17.4.1        Improvement Allowance.    Landlord shall, from and after the Effective Date, make available to Tenant the Improvement Allowance for purposes of paying the costs of Tenant’s Improvements and Other Tenant Work, and for the other purposes specified herein. Tenant may use the Improvement Allowance to pay any cost or expense related in any way to Tenant’s design, construction, use or occupancy of the Premises (and/or the other areas of the Property that Tenant has the right to use pursuant to the Lease), including, without limitation, costs and expenses of the design and construction of Tenant’s Improvements and/or Other Tenant Work, the purchase, moving and installation of any fixtures, furniture, furniture systems or equipment of Tenant, any Change Orders, moving expenses, and/or amounts to be paid to any architect, engineer, project coordinator, construction consultant, or similar consultant. Tenant shall be entitled to a Rent reduction for any part of the Improvement Allowance not used by Tenant which shall be applied as a credit against the Rent first becoming due (in order of payment) after Tenant’s completion (as determined by Tenant) of all Tenant’s Improvements. In the alternative, at Landlord’s sole discretion, Landlord will pay all or any part of the unused Improvement Allowance directly to Tenant, in lieu of the aforesaid Rent credit. Anything in this Lease to the contrary notwithstanding, Tenant will be required to expend not less than $40.00 per rentable square foot of the Premises on the construction of Tenant’s Improvements.

      Section 17.4.2        Total Costs.    “Total Costs” means all costs reasonably incurred by Tenant in connection with (a) the construction and installation of Tenant’s Improvements, and (b) any other measures taken by Tenant which may be reasonably required to accomplish the construction of Tenant’s Improvements, including, without limitation, Tenant’s procurement of bonds, insurance and governmental permits. In addition, Tenant will reimburse Landlord for any reasonable costs incurred by Landlord in connection with its review of the proposed Construction Drawings and Specifications, and any other plans, drawings or the like related to Tenant’s Improvements.

      Section 17.4.3        Cost Quotation.    Promptly after Landlord’s approval of the Construction Drawings and Specifications, Tenant will provide to Landlord a computation, along with reasonable supporting documentation, setting forth Tenant’s estimate of the Total Costs relating to Tenant’s Improvements (“Cost Quotation”) based upon the approved Construction Drawings and Specifications. If the Cost Quotation exceeds the Improvement Allowance, Tenant will be responsible for paying the cost by which the Cost Quotation exceeds the Improvement Allowance (“Excess Costs”) (or Tenant shall revise the Construction Drawings and Specifications (subject to Landlord’s approval as set forth above), so that the Cost Quotation is either (i) no more than the Improvement Allowance, or (ii) in excess of the Improvement Allowance by an amount of Excess Costs that Tenant agrees in writing to pay). The failure of Tenant so to respond within the five-Business Day period will be deemed to be Tenant’s agreement to pay all of the Excess Costs. In the event that the Excess Costs are greater than $250,000, Landlord shall have the right to require, as a condition precedent to Tenant’s proceeding with the construction of Tenant’s Improvements, either (at Tenant’s election): (i) reasonable financial information to establish that Tenant has a reasonably sufficient net worth and credit to pay for the completion of Tenant’s Improvements, or (ii) payment and performance bonds in an amount not less than the full amount of the Excess Costs.

    Section 17.4.4        Payment of Improvement Allowance.    The Improvement Allowance shall be paid by Landlord to Tenant, or if requested by Tenant, to Tenant’s contractors, Tenant’s Architect and/or any other vendors of Tenant identified by Tenant, in each case, on a progress payment basis in accordance with Tenant’s written instructions, no later than the end of the calendar month next following the calendar month within which written requisitions therefor (together with all other accompanying documentation required below in this Section 17.4.4) are delivered to Landlord by Tenant (each written requisition, together with all other accompanying documentation required below in this Section 17.4.2, being herein referred to as a “Tenant Requisition”), which Tenant Requisitions shall be submitted by Tenant to Landlord from time to time, but no more frequently than monthly. Each Tenant Requisition shall: (i) state the amount of such Tenant Requisition, (ii) state the amount payable to each of Tenant’s contractors, Tenant’s Architect and Tenant’s other vendors (and, if such amounts are to be paid directly to any Tenant’s contractors, Tenant’s Architect or other vendor of Tenant, the mailing address thereof), and (iii) list the invoices to be paid or reimbursed (it being understood that if the total amount of such invoices shall exceed the amount of such Tenant Requisition then Tenant shall be responsible for the payment of the balance thereof). Each Tenant Requisition shall be accompanied by (1) the invoices so listed, (2) with respect to invoices from Tenant’s contractors, a certificate signed by Tenant’s Architect certifying that the work represented by such invoices has been performed substantially in accordance with the plans therefor, and (3) sworn statements from such Tenant’s contractors and other payees having any lien rights (and, if reasonable and customary, from Tenant), lien waivers (covering the calendar month or other 30-day period for which payment or reimbursement is sought pursuant to the applicable Tenant Requisition) from Tenant’s General Contractor and 30-day trailing lien waivers (covering the calendar month or other 30-day period immediately preceding the month or period for which payment or reimbursement is sought pursuant to the applicable Tenant Requisition) from all other Tenant’s contractors and other payees having any lien rights, all in customary form; provided, however, that as a condition precedent to the payment of the last $666,090.00 of the Tenant Requisition (or any portion of such last $666,090.00), will also deliver to Landlord, in form and substance reasonably satisfactory to Landlord: (a) a Certificate of Substantial Completion duly executed by Tenant’s Architect certifying as to the completion and installation of all of Tenant’s Improvements; (b) a final Certificate of Occupancy for the Premises, provided, however, that if such Certificate of Occupancy is not available at the time of the final Tenant Requisition, then Tenant may deliver the same as soon as practicable after the substantial completion of Tenant’s Improvements; (c) duly executed final and unconditional lien waivers and such other affidavits, certificates, information, and data as may be requested by Landlord from all general contractors, subcontractors and materialmen performing the work for any of Tenant’s Improvements; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord and Landlord’s lender, if any; (e) as applicable, copies of all warranties and guaranties relating to Tenant’s Improvements together with duly executed assignments thereof to Landlord, provided, however, that if any of such copies are not available at the time of the final Tenant Requisition, then Tenant may deliver the same as soon as practicable, but in no event more than 30 days, after the substantial completion of Tenant’s Improvements; (f) a CADD file (or, at Tenant’s election, a file in another format reasonably acceptable to Landlord) containing the final as-built plans and specifications for Tenant’s Improvements, provided, however, that if any of such as-built plans and specifications are not available at the time of the final Tenant Requisition, then Tenant may deliver the same as soon as practicable, but in no event more than 30 days, after the substantial completion of Tenant’s Improvements; and (g) such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free completion of Tenant’s Improvements. For clarity, the parties agree that the terms of the preceding sentence shall not apply to any portion of the Tenant Allowance which Tenant elects to apply as a credit against Rent (as provided in Section 17.4.1). Landlord, if Tenant shall so direct in any Tenant Requisition or otherwise, shall apply portions of the Improvement Allowance against any amounts due from Tenant to Landlord hereunder. Tenant shall have no duty or obligation to pay any cost or expense for or on account of any Tenant’s Improvements prior to (or concurrently with) the disbursement of the Improvement Allowance by Landlord, it being agreed that Tenant shall have the right to exhaust the entire amount (or, at its sole election, any portion) of the Improvement Allowance prior to itself paying any such costs or expenses. Tenant will be solely responsible for any and all costs of constructing Tenant’s Improvements in excess of the Improvement Allowance.

      Section 17.4.5        Failure to Pay Improvement Allowance.    If Landlord fails, for any reason, to pay the Improvement Allowance due to Tenant hereunder (i.e., if Tenant has fulfilled all of its obligations hereunder with respect to the payment thereof), or any portion thereof, within 10 Business Days after the date the same is due, and so long as there is no Event of Default hereunder, then Tenant shall have the right to give Landlord a second written notice (“Offset Exercise Notice”) requesting payment of such amounts. In the event that Landlord fails to fully pay such amounts within five Business Days after such Offset Exercise Notice is provided to Landlord, any such unpaid amounts, together with interest thereon at the Maximum Rate from the date such payment was initially due, may be offset by Tenant against the next installment of Basic Rent then due Landlord hereunder (in order of payment) until all such unpaid amounts and interest thereon have been either fully offset or paid by Landlord in full. The foregoing rights of offset are in addition to all of Tenant’s rights and remedies under this Lease, at law or in equity. The terms of this Section 17.4.5 shall be binding upon any purchaser or transferee of Landlord’s interest in this Lease, regardless of whether the same relate to matters occurring prior to such purchase or transfer, and upon any holder of a Mortgage, regardless of whether the same relate to matters occurring prior to the date of the Mortgage (as applicable) thereof, or prior to the date of the exercise or enforcement of any rights or remedies thereunder or in any way relating thereto (including any foreclosure or deed in lieu of foreclosure).

Section 17.5        Construction of Tenant’s Improvements and Tenant Work.

      Section 17.5.1        Construction of Tenant’s Improvements.    Tenant will hire a general contractor with demonstrated expertise and experience in the construction of tenant improvement projects similar to Tenant’s Improvements and otherwise reasonably acceptable to Landlord in all respects (“Tenant’s General

Contractor”). Landlord hereby acknowledges that the entities listed on EXHIBIT “L” attached hereto satisfy the criteria described in the preceding sentence, and therefore approves such entities to serve as Tenant’s General Contractor (it being acknowledged, for clarity, that nothing herein shall be construed to mean that such entities listed on EXHIBIT “L” are the only contractors which satisfy the criteria in the preceding sentence). Tenant will cause Tenant’s General Contractor to construct Tenant’s Improvements substantially in accordance with the approved Construction Drawings and Specifications (as the same may be modified pursuant to the terms hereof). Tenant shall have the right, in its reasonable discretion, to select all other subcontractors, engineers, consultants and other persons and entities which will assist in the design, planning and performance of Tenant’s Improvements and Other Tenant Work, and Landlord shall have no approval rights with respect thereto (unless Tenant has failed to exercise its discretion reasonably).

      Section 17.5.2        Construction of Tenant’s Improvements.    If Landlord so requests in writing, Tenant will deliver to Landlord copies of any construction contracts, contractor safety programs, necessary permits and licenses and such other information relating to the construction as Landlord reasonably requests, and which are in Tenant’s possession or control. Tenant will also deliver to Landlord (a) reasonable evidence that Tenant or Tenant’s General Contractor has in force builder’s “all risk” insurance for Tenant’s Improvements for the insurable value thereof, and naming Landlord as a loss payee as its interest may appear; and (b) reasonable evidence that Tenant and each of Tenant’s contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10 and naming Landlord and Property Manager as additional insureds (specifically including coverage for completed operations). Tenant will not commence construction before delivering the evidence of insurance set forth in the preceding sentence. Tenant will cause Tenant’s Improvements and any Tenant Work to be constructed and performed (i) during times and in a manner reasonably determined by Landlord to minimize interference with any other tenants’ use and enjoyment of the Property, and (ii) in compliance with Landlord’s reasonable rules and regulations applicable to third-party contractors, subcontractors and suppliers performing work at the Property.

      Section 17.5.3        Liens and Claims.    The terms of Section 8.4 of this Lease shall apply to the performance of the Tenant’s Improvements.

      Section 17.5.4        Other Tenant Work.    “Other Tenant Work” means all finish work and decoration and other work desired by Tenant and not included within Tenant’s Improvements as set forth in the approved Construction Drawings and Specifications, which may include the installation of computer systems, telephone systems, telecommunications systems, fixtures, furnishings and equipment. All Other Tenant Work will be designed, furnished and installed by Tenant at Tenant’s sole cost and expense; provided, however, that Tenant may use the Improvement Allowance to defray any cost or expense related to the Other Tenant Work. If applicable, the Other Tenant Work will be subject to Article 8 with respect to Alterations.

      Section 17.5.5        Conformance with Laws.    All Tenant’s Improvements and Other Tenant Work must be done in conformance with all applicable Laws. Any necessary permits and other authorizations from appropriate governmental agencies (when required) for Tenant’s Improvements and Other Tenant Work must be obtained by Tenant at Tenant’s sole cost and expense (but any such costs may be paid from the Improvement Allowance as provided above). Any Tenant’s Improvements or Other Tenant Work not in conformance with Laws must be promptly corrected, replaced, or brought into compliance with such applicable codes, ordinances and other Laws at Tenant’s sole cost and expense. No failure by Landlord to object to any such non-conforming Tenant’s Improvements or Tenant Work relieves Tenant from its obligations or imposes any responsibility or liability therefor upon Landlord. Notwithstanding anything to the contrary contained in this Section 17.5.5 (or elsewhere in this Lease), in no event shall Tenant be responsible for obtaining any authorizations, permits or approvals necessary for the use or occupancy of the Property for general and administrative office, training and storage uses, generally (as opposed to any permits or approvals required for Tenant’s specific construction activities at the Property, which shall be the responsibility of Tenant, as provided in this Section 17.5.5).

      Section 17.5.6        Landlord’s Inspections.    Landlord will have the right, upon reasonable advance notice to Tenant, which shall be at least 24 hours in advance (except in the case of an emergency or hazardous condition, in which case only such notice as is reasonable under the circumstances shall be required), and at Landlord’s sole cost and expense, to inspect and observe the performance of Tenant’s Improvements during construction, but in no event shall Landlord materially interfere with, delay or impede such performance. Any such notice from Landlord need not comply with the formal notice requirements of this Lease, but may instead (without limitation) be made by telephone to Tenant, or by e-mail to Tenant’s Representative or Tenant’s Representative’s designee. Notwithstanding such rights, Landlord is under no obligation to inspect or supervise construction of any of Tenant’s Improvements or Other Tenant Work, and no inspection by Landlord will be construed as a representation that Tenant’s Improvements or Other Tenant Work (a) are in compliance with the Construction Drawings and Specifications; (b) are or will be free from faulty or defective materials or workmanship; or (c) are in conformance with any Requirements.

      Section 17.5.7        Responsibility for Function and Operation.    Tenant will be responsible for the function and operation of all Tenant’s Improvements, regardless of whether approved by Landlord or installed by Landlord at Tenant’s request, but Landlord shall be responsible for insuring all Tenant’s Improvements after completion thereof, as provided in Section 10.2.1. Landlord’s preparation, review or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of Tenant’s Improvements in the Premises.

      Section 17.5.8        Construction Warranty; Deliveries Upon Completion.    Tenant will cause Tenant’s General Contractor to warrant Tenant’s Improvements against defects to both Tenant and Landlord for a period of not less than one year after substantial completion. Such warranty may be given in Tenant’s General Contractor’s then standard form of warranty.

      Section 17.5.10        Fees.     If, in connection with any Tenant’s Improvements or Other Tenant Work proposed by Tenant that would affect the Building systems and/or structure of the Building, Landlord requires (in its reasonable discretion) that plans and specifications for such Tenant’s Improvements or Other Tenant Work be reviewed by any third party technical consultants (it being agreed that any such third party consultant selected by Landlord shall be reasonably acceptable to Tenant), then Tenant will pay Landlord’s Actual Cost of retaining such third party consultants, but in no event shall Tenant be required to pay any other fee, cost or expense for any review, inspection and engineering time incurred by or at the request of Landlord in connection with Tenant’s Improvements or Other Tenant Work.

Section 17.6        Construction Representatives.

      Section 17.6.1        Tenant’s Representative.    Tenant has designated Lori Foster as the representative of Tenant having authority to give and receive all notices, consents, approvals and directions regarding Tenant’s Improvements (“Tenant’s Representative”). Tenant may change its representative under this Article 17 at any time by providing five days’ prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Article 17 from Landlord shall be made via telephone (if under Section 17.5.6) or e-mail by Landlord to Tenant’s Representative, with copies (which may be given by e-mail) to Tenant’s Executive Vice President—Supply Chain and to Randy Bartosh of Development Resources, Inc. (Tenant’s consultant), so long as in all cases, e-mail addresses have been provided to Landlord.

      Section 17.6.2        Landlord’s Representative.    Landlord has designated Jerry Ebert as its representative with respect to the matters set forth in this Article 17, who will have full authority and responsibility to act on behalf of Landlord as required in this Article 17. Landlord may change its representative under this Article 17 at any time by providing five days’ prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Article 17 from Tenant may be made to Landlord’s representative.

Section 17.7 Miscellaneous.

      Section 17.7.1         Applicability.    The terms of this Article 17 shall govern the construction and installation of Tenant’s Improvements and Other Tenant Work, and shall govern over any conflicting or inconsistent terms or provisions of Article 8 of this Lease with respect to such work. This Article 17 will not be deemed applicable to (a) any additional space added to the original Premises at any time, whether by the exercise of any options under this Lease or otherwise, or (b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial Term of the Lease, whether by the exercise of any options under this

Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Article 17 shall be performed pursuant to the provisions of Article 8 of this Lease governing Alterations, and this Article 17 shall not be applicable thereto.

      Section 17.7.2        Risk of Loss.    All materials, work, installations and decorations of any nature brought upon or installed in the Premises prior to completion of Tenant’s Improvements will be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord’s behalf will be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except if caused solely by Landlord’s gross negligence or willful misconduct.

      Section 17.7.3        Space Plan Allowance.    In addition to the Improvement Allowance, Landlord shall pay to Tenant an allowance in the amount of $22,647.06 (“Space Plan Allowance”) for any costs incurred by Tenant for preparing the Space Plan and up to two revisions thereto. The Space Plan Allowance shall be paid by Landlord to Tenant within 30 days after Tenant provides Landlord with invoices describing the costs incurred by Tenant in connection with the Space Plan. In the event that Landlord fails to pay the Space Plan Allowance as and when due, Tenant shall have the same rights and remedies as with regard to Landlord’s failure to timely pay the Improvement Allowance, as provided herein. Tenant hereby acknowledges that, as of the Effective Date, Landlord has already paid to (or on behalf of Tenant) $12,625.00 of the Space Plan Allowance.

      Section 17.7.4        Ownership.     All Tenant’s Improvements that Tenant makes or installs (but, for clarity, excluding telephone, computer and other wiring and cabling and Tenant’s trade fixtures, personal property, furniture and equipment) become the property of Landlord and a part of the Building immediately upon completion; provided, however, that upon the expiration of the Term or sooner termination of this Lease, Tenant shall have the right, in its sole discretion (but subject to its obligations under Article 16), to either remove from the Premises, or leave in place at the Premises and surrender to Landlord, any Tenant’s Improvements made by Tenant, except to the extent that such Tenant’s Improvements: (i) constitute Non-Standard Alterations, and (ii) Landlord notified Tenant, concurrently with its approval of such Non-Standard Alterations, that Landlord would either require Tenant to remove or leave in place at the Premises such Non-Standard Alterations (in which event Tenant shall comply with the terms of such notice from Landlord at the end of the Term).

ARTICLE 18

MISCELLANEOUS PROVISIONS

Section 18.1        Notices.    All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this Section 18.1. All Notices shall be deemed to have been given upon receipt (or refusal of receipt) thereof.

Section 18.2        Transfers of Landlord’s Interest.    If Landlord transfers or conveys fee title in and to the Property for any reason other than collateral security purposes (which collateral security purposes shall be deemed to include, for purposes hereof, any sale-leaseback or ground lease transaction or arrangement or similar transaction or arrangement), the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer or conveyance, provided that the transferee assumes all of Landlord’s obligations accruing subsequent to the transfer or conveyance and further provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord’s covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such sale, conveyance or other transfer, each transferor and its respective “Landlord Parties” remain entitled to the benefits of Tenant’s releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during such transferor’s period of ownership.

Section 18.3        Successors.    The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, and its successors and assigns, bind Tenant, and its successors and assigns, and inure to the benefit of Tenant and its permitted successors and assigns.

Section 18.4        Captions and Interpretations.    The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

Section 18.5        Relationship of Parties.    This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

Section 18.6        Entire Agreement; Amendment.    The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

Section 18.7        Severability.    If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

Section 18.8        Landlord’s Limited Liability; Mutual Waiver of Consequential Damages.    Tenant will look solely to Landlord’s interest in the Property and the rents, issues, profits and proceeds thereof (excluding those rents, issues, profits and proceeds which have been distributed in good faith by Landlord prior to the date of the Claim)), for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. Notwithstanding anything to the contrary contained in this Lease, neither party hereto shall be liable for, and each party, on behalf of itself and (in the case of Tenant) the Tenant Parties, and (in the case of Landlord) the Landlord Parties, and their respective successors and assigns, hereby waives any claim against the other (and the other’s Affiliates) for, any consequential or punitive damages (including loss of profits or business opportunity) arising under or in connection with this Lease; provided, however, that the foregoing consequential damages waiver shall not apply to Claims arising out of Tenant’s holding over in the Premises without Landlord’s consent for in excess of 60 days following the expiration of this Lease or sooner termination of the Term. The parties acknowledge, for clarity, that the foregoing waiver of consequential and punitive damages shall not apply to Third Party Indemnified Damages. For purposes hereof, “Third Party Indemnified Damages” shall mean consequential and punitive damages that are sustained by a third party (i.e., a person or entity which is not Landlord, Tenant, Property Manager or an Affiliate of any of them) from a party to this Lease (or another person or entity which is entitled to indemnification under this Lease) if such damages are the subject of an indemnity obligation of the other party to this Lease as set forth herein.

Section 18.9        Survival.    All of the parties obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease, subject to any maximum survival periods as may be set forth herein (including Section 3.5.1). Further, all of the parties’ respective release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

Section 18.10        Attorneys’ Fees.    If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the substantially prevailing party in any such litigation or judicial action (as determined by the arbiter of such litigation or action) is entitled to recover all of its costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenditures) from the non-prevailing party.

Section 18.11        Brokers.    Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and releases and will indemnify, defend (with counsel reasonably acceptable to the other), protect and hold harmless the other from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

Section 18.12        Governing Law.    This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County or, if the suit is brought in federal court, in any federal court appropriate for suits arising in the County; Landlord and Tenant waive the right to bring suit elsewhere.

Section 18.13        Time is of the Essence.    Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 18.14        Joint and Several Liability.    All parties signing this Lease as Tenant are jointly and severally liable for performing all of Tenant’s obligations under this Lease.

Section 18.15        Intentionally Omitted.

Section 18.16        Authority.    Each party represents and warrants to the other that the person signing this Lease on behalf of such party is duly authorized to sign on behalf of and to bind such party hereto.

Section 18.17        Force Majeure.    If either party is delayed in or prevented from performing any obligation under this Lease (excluding, however, the payment of money) by reason of Force Majeure, such party’s performance of such obligation will be excused for a period equal to the period of delay actually caused by the Force Majeure event. In no event will the occurrence of any event of Force Majeure excuse or suspend any of Tenant’s obligations to pay Rent under this Lease after the Commencement Date has occurred.

Section 18.18        Management.    Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord’s agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord’s behalf.

Section 18.19         Financial Statements; Confidentiality.

      Section 18.19.1        Financial Statements.    Tenant will, within 10 Business Days after Landlord’s written request, at any time after the Effective Date until the termination of the Term (but not more than once per calendar year unless in connection with a bona fide sale or financing of the Building), make available to Landlord (in such format and manner as Tenant shall reasonably determine) Tenant’s most recent, audited annual financial statements (i.e., income statement and balance sheet) as Tenant may maintain in the ordinary course of Tenant’s business (“Financial Statements”). Landlord shall maintain the confidentiality of any and all financial information disclosed by Tenant (“Confidential Information”) in accordance with the terms of Section 18.19.2. Landlord acknowledges that if Tenant does not maintain annual audited financial statements separately from its consolidated Affiliates, then Tenant shall be permitted to satisfy its obligations under this Section 18.19.1 by providing Financial Statements for the consolidated group of companies that includes Tenant and its consolidated Affiliates, together with reasonable evidence as to the financial condition of the Tenant entity itself within such consolidated group (which evidence will consist of a statement or certificate from an officer of Tenant or a representative of Tenant’s accounting firm). If and so long as Tenant or any of Tenant’s consolidated Affiliates is/are a reporting company under the Securities and Exchange Act of 1934, as amended, or if Tenant or any of Tenant’s consolidated Affiliates otherwise file(s) reports with the Securities and Exchange Commission in compliance with the Securities and Exchange Act of 1934, as amended, then the foregoing requirements of this Section will be deemed to have been entirely satisfied by the filing by Tenant’s or Tenant’s consolidated Affiliate’s (as applicable) of Forms 10-K, 10-Q and annual reports with the SEC, and Tenant shall have no further obligation to make any financial disclosures to Landlord pursuant to this Lease; provided, however, that if Tenant’s Financial Statements are not separately included as part of any such filing, then Tenant will still be obligated to provide Landlord with reasonable evidence as to the financial condition of the Tenant entity itself within such consolidated group (which evidence will consist of a statement or certificate from an officer of Tenant or a representative of Tenant’s accounting firm).

Section 18.19.2        Confidentiality.    Landlord agrees to maintain the Confidential Information in strict confidence and not to use the Confidential Information for its own benefit, or except as expressly provided herein, disclose the Confidential Information to third parties without the prior written consent of Tenant. Landlord understands, and will take reasonable measures to ensure that its directors, officers, employees and agents are aware, that such Confidential Information may constitute material non-public information under U.S. securities laws and regulations and will not transact in securities of Tenant based on the Confidential Information. Landlord will disclose the Confidential Information only to its directors, officers, employees, agents, prospective purchasers and lenders who have a need to know the Confidential Information to evaluate the creditworthiness of Tenant as a tenant in the Premises, and with respect to agents, prospective purchasers and lenders, only those who have agreed to substantially similar non-disclosure obligations as those contained herein. Landlord acknowledges that unauthorized disclosure or use of the Confidential Information by Landlord may cause irreparable harm and damage to the business of Tenant which may be difficult to ascertain and which may not be adequately compensated by damages at law. Therefore, Landlord agrees that, in the event of a breach or threatened breach of the terms of this Section 18.19.2, Tenant shall be entitled to an injunction prohibiting any unauthorized disclosure or use of the Confidential Information. Any such injunctive relief shall be in addition to, and not in lieu of, any other remedies available to Tenant at law or in equity.

Section 18.20        Quiet Enjoyment.    Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, so long as no Event of Default on the part of Tenant shall be continuing under this Lease.

Section 18.21        Recording.    Concurrently with the execution and delivery of this Lease, Landlord and Tenant shall execute and deliver a recordable memorandum or short form of this Lease, in form and substance reasonably acceptable to Landlord and Tenant. Tenant shall have the right to record any such memorandum or short form of this Lease against the Property at its sole cost and expense. In the event that any such memorandum or short form of this Lease is so recorded, then, within 10 days following the expiration of this Lease or sooner termination of the Term, Landlord and Tenant shall enter into such documentation as may be reasonably required to remove the same of record.

Section 18.22        Press Release.    Landlord shall not issue or release any public notice, statement and/or press release or make any public comment concerning this Lease (including Landlord’s and Tenant’s negotiation and execution of this Lease or the individuals involved in the negotiation and execution of this Lease) until after Tenant has made a formal press release that Tenant has executed the Lease and without the prior written approval of Tenant (but nothing contained in the foregoing shall be construed to prohibit Landlord from making or issuing public statements merely to the effect that Tenant is the tenant of the Premises without providing further detail at any time after Tenant makes any such press release). Nothing contained in this Section 18.22 shall be deemed to (i) prohibit Landlord from disclosing that Tenant is the Tenant under this Lease to appropriate governmental officials as is reasonably required to obtain permits for Landlord’s Improvements prior to Tenant making any such press release, (ii) prohibit the disclosure of the terms of this Lease to a prospective purchaser or lender in connection with any sale or financing of the Property or any portion thereof (so long as the parties to whom the same are disclosed agree not to disclose the terms of the Lease), or (iii) prohibit or limit Landlord from making any disclosures that are required under Laws.

Section 18.23        Construction of Lease and Terms.    The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord’s execution of this Lease.

Section 18.24        Certain Interpretational Rules.    When this Lease provides that a party’s consent or approval shall not be “unreasonably withheld,” the phrase shall be deemed to include “conditioned or delayed” (in cases in which such words do not appear). Wherever in this Lease either Landlord’s or Tenant’s consent or approval is required, Landlord and Tenant each hereby acknowledges its duty to act in each such case reasonably, except where such party is expressly granted the right hereunder to act in its sole discretion. For purposes of this Lease, whenever the words “include,” “includes,” “including,” “e.g.,” or “for example” are used, they shall be deemed to be followed by the words “without limitation” (to the extent that such words do not, in fact, so follow).

Section 18.25        Waiver of Trial by Jury.    LANDLORD AND TENANT EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LEASE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LANDLORD AND TENANT THAT IS TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Section 18.26        Landlord Representations and Warranties.    Landlord hereby represents and warrants to Tenant that, to Landlord’s knowledge (which for purposes of this Lease will mean the actual knowledge of Grady E. Hamilton or John Carlson, without independent inquiry or investigation): (a) Landlord has received no written notice of any breach, violation or default by Landlord or any other party under any Permitted Encumbrance existing on the Effective Date, which breach, violation or default remains uncured as of the Effective Date, and (b) all payments due from Landlord on or prior to the Effective Date under such Permitted Encumbrances have been paid by Landlord, and no such payments are currently delinquent or past due.

Section 18.27        Incentives.    Landlord and Tenant agree that in the event that any incentives, rebates or other financial benefits or concessions are provided or made available to Landlord and/or for the benefit of the Property expressly and specifically by reason of Tenant’s lease, use or occupancy of the Property by any governmental authority having jurisdiction thereover (collectively, “Tenant-Specific Incentives”), then that portion of the Tenant-Specific Incentives which is allocable to Tenant (less any Landlord’s Actual Costs that Landlord shall have actually paid in connection with obtaining the Tenant-Specific Incentives, but in no event to exceed the amount of the Tenant-Specific Incentives, and less any amounts necessary to offset any uncured monetary Events of Default by Tenant) shall accrue solely to Tenant, and shall be for the sole and exclusive benefit of Tenant (including any Tenant-Specific Incentives which take the form of an abatement or reduction of any Property Taxes). However, anything in this Lease to the contrary notwithstanding, (a) Landlord and Tenant acknowledge and agree that there are no Tenant-Specific Incentives which are in existence as of the Effective Date, and (b) no Tenant-Specific Incentives will be permitted if the same will obligate or bind Landlord or the Property (or any portion thereof), without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.

Section 18.28        Recycling.    Landlord shall reasonably cooperate with Tenant in any corporate recycling programs in which Tenant may from time to time participate, which shall include, without limitation, providing receptacles and pick-up service for any recyclable materials; provided, however, that if such cooperation or recycling program requires services from Landlord which are materially beyond the level normally provided to other tenants in the Building, then Tenant will pay the cost of such services directly to Landlord.

[Signatures on following page]

Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

LANDLORD:

Opus North Corporation, an Illinois corporation

By:	/s/ Daniel G. Queenan
Name:	Daniel G. Queenan
Title:	Executive Vice President

Date of Execution by Landlord:

8/26/08

TENANT:

Solo Cup Operating Corporation, a Delaware Corporation

By:	/s/ Robert Korzenski
Name:	Robert Korzenski
Title:	President & CEO

EXHIBIT “A”

DEFINITIONS

“ADA” means the accessibility requirements of Title III of the applicable provisions of the Americans with Disabilities Act of 1990, as amended from time to time.

“Additional Rent” means any charge, fee or expense (other than Basic Rent) payable by Tenant to Landlord under this Lease, however denoted.

“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control such person or entity. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity.

“Alteration” means any change, alteration, addition or improvement to the Premises or Property. Alterations shall not, however, include the installation of personal property, furniture, fixtures or equipment at the Premises or Property.

“Bankruptcy Code” means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

“Basic Rent” means the basic rent amounts specified in the Basic Terms.

“Basic Terms” means the terms of this Lease identified as the “Basic Terms” before Article l of the Lease.

“BOMA Standards” means the “Standard Method for Measuring Floor Area in Office Buildings” approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996).

“Building” means that certain office building now existing on the Land, currently commonly known as Opus Landmark of Lake Forest II, 150 South Saunders Road, Lake Forest, Illinois 60045, consisting of approximately 160,085 rentable square feet.

“Building Monument Sign” will have the meaning set forth in Section 4.6.1.

“Building Rules” means those certain rules attached to this Lease as EXHIBIT “E,” as Landlord may amend the same from time to time in accordance with this Lease.

“Building Standard” means the level of character, quality, design and finish as is described in EXHIBIT “G” attached hereto.

“Build-Out Period” will have the meaning set forth in Section 11.3.

“Business Days” means any day other than Saturday, Sunday or a legal holiday in the State.

“Business Hours” means Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding legal holidays in the State.

“Change Orders” will have the meaning set forth in Section 17.3.3.

“City” means the City of Lake Forest, Illinois.

“Claims” means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any obligations under this Lease.

“Commencement Date” has the meaning set forth in the Basic Terms.

“Commencement Date Memorandum” means the form of memorandum attached to the Lease as EXHIBIT “D.”

“Common Area” means the parking area, driveways, lobby areas, multi-tenant corridors, landscaped areas, patios/terraces, and other areas (outside the Premises) of the Property that Landlord may designate from time to time as common area available to all tenants.

“Condemning Authority” means any person or entity with a statutory or other power of eminent domain.

“Confidential Information” will have the meaning set forth in Section 18.19.1.

“Consent Alterations” will have the meaning set forth in Section 8.1.

“Construction Drawings and Specifications” will have the meaning set forth in Section 17.3.2.

“Cost Quotation” will have the meaning set forth in Section 17.4.3.

“County” means Lake County, Illinois.

“Deciding Appraiser” will have the meaning set forth in Section 1.2.5.2.

“Delivery Date” will have the meaning set forth in Section 1.2.2.1.

“Early Occupancy” will have the meaning set forth in Section 1.2.2.1.

“Effective Date” means the date that Landlord executes this Lease, as indicated on the signature page.

“Event of Default” means the occurrence of any of the events specified in Section 14.1 of this Lease.

“Excess Consideration” will have the meaning set forth in Section 13.4.

“Excess Costs” will have the meaning set forth in Section 17.4.3.

“Excluded Items” will have the meaning set forth in Section 10.3.1.

“Expenses” means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

“Exterior Tenant Signage” will have the meaning set forth in Section 4.6.1.

“Façade Signage” will have the meaning set forth in Section 4.6.1.

“Fair Market Basic Rent” will have the meaning set forth in Section 1.2.5.1.

“Financial Statements” will have the meaning set forth in Section 18.19.1.

“Floor Plan” means the floor plan attached to the Lease as EXHIBIT “C.”

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or

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authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); shortages of fuel or building materials; and other similar or dissimilar causes beyond a party’s reasonable control. It shall be a condition of a party’s right to claim delay by Force Majeure that that party seeking to be excused from performing (“Excused Party”) notify the other party in writing thereof. If such notice of the Excused Party is given within five Business Days after the Excused Party has actual knowledge of a delay by Force Majeure, then such delay shall relate back to the actual commencement of such delay. However, if the Excused Party fails to notify the other party of any such delay within the foregoing five-Business Day period, then the delay shall be deemed to commence upon the date five Business Days prior to any such notification. The Excused Party shall also provide written notice of the estimated length of any applicable delay as promptly as is reasonably practicable after its determination of the estimated length of delay. In each and every case of delay, the Excused Party shall take reasonable measures to mitigate, and shall use commercially reasonable efforts to cause its contractors (if applicable) to mitigate, the extent of delay caused by any event of Force Majeure (which shall, if the other party so requests, include the use of overtime labor), except, however, that to the extent that the Excused Party would be required to bear any additional costs (which may include the use of overtime labor, if necessary) in order to mitigate such delay or costs, the Excused Party shall be obligated to take such measures only if the other party has agreed in advance, in a form reasonably acceptable to the Excused Party, to pay such additional costs.

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

“Improvement Allowance” has the meaning specified in the Basic Terms.

“Improvements” means, collectively, Landlord’s Improvements and Tenant’s Improvements.

“Interior Common Area Tenant Signage” will have the meaning set forth in Section 4.6.2.

“Land” means that certain real property located at 150 South Saunders Road, Lake Forest, Illinois, and legally described on the attached EXHIBIT “B.”

“Landlord” means Opus North Corporation, an Illinois corporation, and its successors and assigns pursuant to Section 18.2 of this Lease at the time in question. In any provision relating to the conduct, acts or omissions of “Landlord”, the term “Landlord” includes the then current Landlord under this Lease and such Landlord’s agents, employees and contractors.

“Landlord Parties” means Landlord and Property Manager, their Affiliates and their respective officers, directors, partners, shareholders, members, managers, agents and employees.

“Landlord’s Actual Cost” shall mean the reasonable actual cost and expense incurred by Landlord in furnishing a particular service or item under this Lease, without any unreasonable profit or mark-up to Landlord on account thereof, including the reasonable cost of providing supplies, materials, third-party contractors and (to the extent not included in Operating Expenses) Building personnel in furnishing such service or item.

“Landlord’s Improvements” means, collectively, a all improvements, equipment, facilities, amenities and other items described on EXHIBIT “F” attached hereto. Landlord’s Improvements do not include any corridor-related improvements which are located in the Premises or on the Premises-side of a common corridor, all such corridor-related improvements being part of Tenant’s Improvements hereunder.

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“Landlord’s Statement” will have the meaning set forth in Section 3.5.1.

“Laws” means any law, regulation, rule, order, statute, building code or ordinance of any governmental entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws.

“Lease” means this Office Lease Agreement, as the same may be amended or modified after the Effective Date.

“Lease Recognition Agreement” will have the meaning set forth in Section 13.9.

“Maximum Rate” means interest at a per annum rate equal to three percentage points in excess of the “prime rate” of interest then charged by Bank of America, N.A., Chicago, Illinois (or, if it is not then in existence, its successor, or if neither is then in existence, another reasonably comparable bank selected by Landlord), from the date when the same is due until the same will be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances.

“Mortgage” means any mortgage, deed of trust, ground lease, “synthetic” lease, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

“Net Rent” means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any Re-entry Costs.

“Non-Standard Alterations” mean (a) any structural Alterations not typically undertaken in comparable office space in the northern Chicago suburban office market and requiring extraordinary demolition costs for the removal thereof, but specifically not including beam cuts, slab penetrations or floor openings which are (in each case) 144 square inches in size or less, (b) any generators, condensers or similar equipment, (c) any raised flooring, and (d) any cafeteria equipment.

“Notices” means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

“Offset Exercise Notice” will have the meaning set forth in Section 17.4.5.

“Operating Expenses” means (subject to the exceptions set forth below) all actual expenses which Landlord incurs during the Term in connection with maintaining, repairing and operating the Property, as determined by Landlord’s accountant in accordance with generally accepted accounting principles consistently followed, including without limitation the following:

(a)

insurance premiums and commercially reasonable deductible amounts under any insurance policy (based upon deductible amounts under any insurance policies held by landlords of first-class office buildings of similar age in the northern Chicago suburban office market);

(b)	maintenance and repair costs of the Building and Common Areas;

(c)	steam, electricity, water, sewer, gas and other utility charges for the Common Areas;

(d)	fuel used in Building systems serving the Common Areas and all tenants generally;

(e)	lighting;

(f)	window washing;

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(g)	janitorial services;

(h)	trash and rubbish removal;

(i)	property association fees and dues and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property;

(j)

wages payable to persons at the level of property manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons’ time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called “fringe benefits” paid in connection with such persons (allocated in a manner consistent with such persons’ wages);

(k)	amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property;

(1)	all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property;

(m)	all services, supplies, repairs or other similar expenses for maintaining and operating the Property;

(n)	non-capital (subject to clause (q) below) replacements required for the normal maintenance, repair and operation of the Property;

(o)	operating, maintaining and repairing security and access control equipment and services;

(p)

reasonable management fees (it being acknowledged and agreed that, as of the Effective Date, the management fee is 3% of the gross annual revenues for the Property, which fee is subject to adjustment by Landlord during the Term to the extent such adjusted fee is substantially similar to management fees being charged by landlords of properties which are reasonably similar to the Property) and the costs (including rental) of maintaining a building or management office in the Building, not to exceed the rate of Basic Rent paid by Tenant with respect to the Premises;

(q)

capital improvements installed by Landlord (i) to comply with changes in Laws or the interpretation or enforcement thereof first enacted after the Commencement Date, or (ii) which have a reasonable expectation of reducing energy costs or other Operating Expenses, but only to the extent of the reasonably estimated savings realized, provided, however, that in computing Operating Expenses, Landlord will amortize the cost of such capital improvements (including reasonable charges for interest on the unamortized amount) over their useful life (as reasonably determined by Landlord) on a straight-line basis; and

(r)

expenses Landlord incurs in connection with the maintenance, repair and operation of public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property.

Notwithstanding anything to the contrary contained herein, Operating Expenses do not include the following:

(aa)	the cost of capital improvements to the Property, except as provided in clause (q) above;

(bb)	marketing costs, leasing commissions and tenant expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants;

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(cc)	legal expenses incident to Landlord’s enforcement of any lease;

(dd)	interest or principal payments (or any other payment) on any Mortgage of Landlord (except as allowed under clause (q) above);

(ee)	any expense for which Landlord is entitled to reimbursement by another tenant other than as an Operating Expense;

(ff)

the cost of any repairs, restoration or other work for which Landlord is directly reimbursed by insurance proceeds or Taking awards, warranties and/or from any other third parties (other than as an operating expense), and Landlord agrees to use commercially reasonable efforts to pursue from any such third parties any such reimbursement to which Landlord may be entitled;

(gg)	any amount paid for products or services to an entity that is an Affiliate of Landlord, but only if and to the extent such amount exceeds the fair market value of such services and products;

(hh)	the costs of any utilities which are separately metered to the Premises or to another tenant’s premises;

(ii)	any fines or penalties imposed on Landlord for failing to timely perform its obligations under this Lease and/or costs or expenses for which Landlord is obligated to indemnify Tenant under this Lease;

(jj)	salaries of employees above the grade of building manager and/or which are not related to the management, operation, repair or maintenance of the Property;

(kk)	any ground rent or other amount payable under any ground lease (or similar instrument) now or hereafter affecting the Property;

(ll)	any bad debt loss, rental loss, or reserves for bad debts or rental loss;

(mm)	costs (other than the cost of routine maintenance and monitoring) of remediation of Hazardous Materials;

(nn)	any costs which would allow Landlord a “double recovery’’ of any other costs for which Landlord is directly reimbursed other than as an Operating Expense;

(oo)	any costs incurred by Landlord in connection with the construction of Landlord’s Improvements;

(pp)	costs, fines, penalties or fees incurred due to Landlord’s failure to make any payment when due;

(qq)

costs and expenses (including court costs, attorneys’ fees and disbursements) related to or in connection with disputes with any holder of a Mortgage or by or among any persons having an interest in the Landlord or the Building;

(rr)

costs incurred in connection with a sale, lease or transfer (including testamentary transfers) of all or any part of the Building, or any interest therein, or of any interest in Landlord, or in any person comprising, directly or indirectly, Landlord or in any person having an equity interest, directly or indirectly in Landlord;

6

(ss)

any cost attributable to the initial construction and development of the Building and other improvements on the Land, including: (i) the cost of any “tap fees” or one-time lump sum sewer or water connection fees for the Building payable in connection with the initial construction of the Building, and (ii) any costs due in connection with the development, installation and/or improvement of any of the streets, roads, drives or utilities (or facilities therefor) adjacent to, in the vicinity of or comprising part of the Property, including any costs due under that certain Illinois Route 60 and Saunders Road Intersection Improvement Agreement dated as of December 20, 2005 between the Landlord initially named in this Lease and the City of Lake Forest, any costs due under Sections 2.3 or 2.7 of that certain Cost Sharing and Maintenance Agreement dated as of November 29, 2000 among the Landlord initially named herein, Lake Forest Landmark Company LLC, and Amberly Woods, L.L.C., any costs due under Section 2 of that certain Amendment to Cost Sharing and Maintenance Agreement dated as of August 30, 2006 among the Landlord initially named herein, Lake Forest Landmark Company LLC, and Amberly Woods, L.L.C., and/or any costs due under Section 2 of that certain Second Amendment to Cost Sharing and Maintenance Agreement dated as of June 8, 2007 among the Landlord initially named herein, Lake Forest Landmark Company LLC, and Amberly Woods, L.L.C. (provided, however, that any payments or credits to or in favor of Landlord under any of the foregoing instruments or sections thereof, as applicable, will not reduce Operating Expenses or otherwise benefit Tenant);

(tt)	costs and expenses incurred by Landlord associated with the operation of the business of the legal entity or entities which constitute Landlord (as opposed to operation of the Building);

(uu)	depreciation of the Building or other improvements at the Property;

(vv)	costs of Landlord’s defense of lawsuits against Landlord and any judgments or costs of settlement;

(ww)	any costs (including legal fees and prepayment of any indebtedness) incurred in connection with any mortgaging, financing, refinancing or sale of the Building or any portion thereof;

(xx)	acquisition or leasing costs of sculpture, paintings or other objects of art;

(yy)	costs for repairing, replacing or otherwise correcting defects in the initial construction of the Building incurred within the first year of substantial completion of the Building shell;

(zz)	charitable or political contributions;

(aaa)	administrative, management and engineering payroll expenses of Landlord or any agent of Landlord (other than the management fee described in the Lease);

(bbb)	any legal fees, costs and expenses incurred by Landlord in connection with any dispute involving Landlord or the Building;

(ccc)	Property Taxes and any items expressly excluded from Property Taxes as set forth in the definition of such term below (except for those excluded pursuant to clause (ff) of such definition); and

(ddd)

if and to the extent not included in the other exclusions from Operating Expenses set forth above, any (i) services or benefits that are received by any tenant of the Building (other than Tenant) but not Tenant; (ii) costs that are incurred by Landlord solely, or in disproportionate amounts, as a result of another tenant’s particular use or occupancy of its premises or the Property as compared to Tenant’s use of the Premises or Property; or (iii)

7

services, benefits or costs that are otherwise received or incurred in differing amounts by, for or as a result of another tenant’s particular use or occupancy of its premises or the Property as compared to Tenant’s use of the Premises or Property.

“Other Tenant Work” will have the meaning set forth in Section 17.5.4.

“Outline Specifications” will have the meaning set forth in Section 4.9.

“Permitted Encumbrances” means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions which affect the Property and which: (i) are in effect on the Effective Date and listed in Chicago Title Insurance Company Title Commitment No. 1401 880006111, having an effective date of April 10, 2008 (and delivered to Landlord’s counsel by Tenant’s counsel under e-mail cover correspondence dated August 4, 2008), and/or (ii) first arise after the Effective Date; provided that no such matter which first arises after the Effective Date shall constitute a Permitted Encumbrance to the extent the same materially and adversely interferes with Tenant’s rights under the Lease.

“Permitted Transfer” will have the meaning set forth in Section 13.1.

“Permitted Use” will have the meaning set forth in Section 4.1.

“Premises” means that certain space situated in the Building shown and designated on the Floor Plan and described in the Basic Terms.

“Property” means, collectively, the Land, Building and all other improvements on the Land.

“Property Manager” means the property manager specified in the Basic Terms or any other agent Landlord may appoint from time to time to manage the Property.

“Property Taxes” means any general real property tax, improvement tax, assessment, special assessment, reassessment, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including without limitation, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term “Property Taxes” does not include (aa) Landlord’s state or federal income, franchise, estate or inheritance taxes, (bb) excess profits taxes, gift taxes, capital stock taxes, transfer taxes, mortgage or intangible taxes or fees, (cc) fines, penalties and interest due to the delinquent payment by Landlord of any tax or assessment comprising taxes, (dd) other taxes to the extent applicable to Landlord’s general or net income (as opposed to taxes specific to rents, receipts or income attributable to ownership of or operations solely at the Building), net worth or capital, (ee) any costs which would allow Landlord a “double recovery’’ of any other costs for which Landlord is directly reimbursed other than as a Property Tax, (ff) Operating Expenses and any items expressly excluded from Operating Expenses as set forth in the definition of such term above (except for those excluded pursuant to clause (ccc) of such definition), or (gg) Rent Taxes. Property Taxes “for” or “with respect to” any period under this Lease shall mean the Property Taxes that are due and payable with respect to such period, regardless of when the same accrue (i.e., Property Taxes shall be determined on a “cash” basis). If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term “Property Taxes” for such calendar year.

“Proposed Construction Drawings and Specifications” will have the meaning set forth in Section 17.3.2.

“Qualified Sublease” will have the meaning set forth in Section 13.9.

“Re-entry Costs” means all Landlord’s Actual Costs which Landlord incurs re-entering or reletting all or any part of the Premises after an Event of Default, including, without limitation, all Landlord’s Actual Costs which Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and

8

reasonable attorneys’ fees) and storing such property; (c) reletting, renovating or altering the Premises, but only for office purposes; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises.

“Rent” means, collectively, Basic Rent and Additional Rent.

“Rent Tax” means any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease; provided, that “Rent Tax” does not include any of the items excluded from Property Taxes as set forth in clauses (aa) through (ee) of the definition thereof.

“Required Cafeteria Improvements” will have the meaning set forth in Section 7.2.2.2

“Required Cafeteria Improvement Costs” will have the meaning set forth in Section 7.2.2.2.

“Requirements” means, collectively, all Laws, together with all Building Rules and Permitted Encumbrances. Requirements shall not, however, include any terms or provisions of any Mortgage or ground lease or instrument similar to either of the foregoing.

“Rooftop Rights” will have the meaning set forth in Section 4.7.

“Scheduled Delivery Date” will have the meaning set forth in the Basic Terms.

“SNDA Agreement” will have the meaning set forth in Section 15.1.

“Space Plan” will have the meaning set forth in Section 17.3.1.

“Space Plan Allowance” will have the meaning set forth in Section 17.7.3

“State” means the State of Illinois.

“Storage Space” will have the meaning set forth in Section 1.4.

“Storage Space Rent” will have the meaning set forth in Section 1.4.

“Structural Alterations” means any Alterations that would materially and adversely affect the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

“Taking” means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

“Telecommunications Equipment” means a microwave dish or similar antenna for telecommunications that Tenant may maintain on the roof of the Building solely for Tenant’s personal use within the Premises and in accordance with Section 4. 7.

“Tenant” means the tenant identified in the Lease and such tenant’s permitted successors and assigns. In any provision relating to the conduct, acts or omissions of “Tenant,” the term “Tenant” includes the tenant identified in the Lease and such tenant’s agents, employees and contractors.

“Tenant Delay” means any delay caused or contributed to by Tenant or its agents, contractors or employees to the extent the same results from:

9

i.            Tenant’s failure to give any authorization, response, approval or consent expressly required of Tenant under this Lease within any express time period required therefor as provided in this Lease; except to the extent that Tenant’s failure to give such authorization, response, approval or consent within any such time period expressly required herein results in Tenant’s deemed approval of or consent to the subject matter thereof; or

ii.            any breach or violation by Tenant of the terms and provisions of the Lease, or any other failure by Tenant to comply with the terms of the Lease.

Notwithstanding the foregoing, it shall be a condition of Landlord’s right to claim any Tenant Delay that Landlord notify Tenant in writing thereof. If such notice of Landlord is given within five Business Days after Landlord has actual knowledge of a Tenant Delay, then the Tenant Delay shall relate back to the actual commencement of such Tenant Delay. However, if Landlord fails to notify Tenant of any such Tenant Delay within the foregoing five-Business Day period, then the Tenant Delay shall be deemed to commence upon the date five Business Days prior to any such notification. Landlord further agrees to provide Tenant with written notice of the estimated length of any applicable Tenant Delay as promptly as is reasonably practicable after Landlord’s determination of the estimated length of the delay. In each and every case of Tenant Delay, Landlord shall take reasonable measures to mitigate, and shall use commercially reasonable efforts to cause Landlord’s contractors to mitigate, the extent of delay caused by any Tenant Delay (which shall, if Tenant so requests, include the use of overtime labor), except, however, that to the extent that Landlord would be required to bear any additional costs (which may include the use of overtime labor, if necessary) in order to mitigate such delay or costs, Landlord shall be obligated to take such measures only if Tenant has agreed in advance, in a form reasonably acceptable to Landlord, to pay such additional costs.

“Tenant Parking Spaces” will have the meaning set forth in Section 1.3.2.

“Tenant Parties” means Tenant, its Affiliates and their respective officers, directors, partners, shareholders, members, managers and employees.

“Tenant Reception Desk” will have the meaning set forth in Section 4.6.3.

“Tenant Requisition” will have the meaning set forth in Section 17.4.4.

“Tenant Reserved Spaces” will have the meaning set forth in Section 1.3.1.

“Tenant Responsibility Hazardous Materials” will have the meaning set forth in Section 5.1.

“Tenant Unreserved Spaces” will have the meaning set forth in Section 1.3.2.

“Tenant’s Architect” means Partners by Design, or another architect selected by Tenant which is reasonably acceptable to Landlord.

“Tenant’s General Contractor” will have the meaning set forth in Section 17.5.1.

“Tenant’s Improvements” means all improvements to the Premises and Property which are made by or on behalf of Tenant in connection with Tenant’s initial use and occupancy of the Premises and Property (but not including Landlord’s Improvements).

“Tenant’s Improvements Approval Criteria” will have the meaning set forth in Section 17.3.1.

“Tenant’s Personal Property Removal Outside Date” will have the meaning set forth in Section 13.10.

“Tenant’s Property Security Party” will have the meaning set forth in Section 13.10.

“Tenant’s Representative” will have the meaning set forth in Section 17.6.1.

“Tenant’s Security System” will have the meaning set forth in Section 6.1.6.

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“Tenant’s Share of Expenses” means the product obtained by multiplying the sum of the amount of Operating Expenses plus the amount of the Property Taxes, in each case due and payable during the period in question, by the Tenant’s Share of Expenses Percentage.

“Tenant’s Share of Expenses Percentage” means the initial percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease.

“Term” means the initial term of this Lease specified in the Basic Terms and, if applicable, any renewal term then in effect.

“Termination Date” will have the meaning set forth in Section 1.2.2.2.

“Third Party Indemnified Damages” will have the meaning set forth in Section 18.8.

“Total Costs” will have the meaning set forth in Section 17.4.2.

“Transfer” has the meaning set forth in Section 13.1.

“Visitor Parking Area” will have the meaning set forth in Section 1.3.2.

11

EXHIBIT “B”

LEGAL DESCRIPTION OF THE LAND

PARCEL 1:

Lot 2 in Opus Landmark of Lake Forest Subdivision, being a subdivision of part of the East half of the East half of Government Lot 2 of the Northwest quarter of Section 1, Township 43 North, Range 11, East of the Third Principal Meridian according to the plat thereof recorded June 21, 2000, as Document No. 4542702, in Lake County, Illinois.

Except from the above described premises that portion of the land taken for Saunders Road by Plat of Dedication recorded May 4, 2006 as Document 5987992.

Also except from the above described premises that portion of the land taken for Saunders Road by Plat of Dedication recorded May 4, 2006 as Document 5987993.

PARCEL 2:

That portion of Saunders Road as vacated by the City of Lake Forest Ordinance No. 00-43 recorded December 22, 2000 as Document 4623821 and re-recorded May 4, 2006 as Document 5987986 and Plat of Vacation of Saunders Road recorded May 4, 2006 as Document 5987989, described as follows:

The East 60.00 feet of the South 679.00 feet of Lot 2 in Opus Landmark of Lake Forest Subdivision, being a subdivision of part of the East Y2 of the East of Government Lot 2 of the Northwest V. of Section I, Township 43 North, Range II East of the Third Principal Meridian, according to the plat thereof recorded June 21, 2000 as Document No. 4542702, in Lake County, Illinois.

EXHIBIT “C”

FLOOR PLAN

EXISTING TENANT
SOLO
North

August 22, 2008

0 25' 50' 100'

OPUS.

Opus Landmark of Lake Forest - Phase II

Opus Architects & Engineers, Inc.

Lake Forest, Illinois

Level One

SOLO
North

August 22, 2008

0 25' 50' 100'

OPUS.

Opus Landmark of Lake Forest - Phase II

Opus Architects & Engineers, Inc.

Lake Forest, Illinois

Level Two

2

SOLO
North

August 22, 2008

0 25' 50' 100'

OPUS

Opus Landmark of Lake Forest - Phase II

Opus Architects & Engineers, Inc.

Lake Forest, Illinois

Level Three

3

SOLO
North
0
25'
50'
100'

August 22, 2008

OPUS.

Opus Architects & Engineers, Inc.

Opus Landmark of Lake Forest - Phase II

Lake Forest, Illinois

Level Four

4

EXHIBIT “D”

FORM OF COMMENCEMENT DATE MEMORANDUM

Commencement Date Memorandum

THIS MEMORANDUM is made and entered into as of the              day of                     , 20     by and between Opus North Corporation, an Illinois corporation (“Landlord”), and Solo Cup Operating Corporation, a Delaware corporation (“Tenant”).

RECITALS:

l.            Landlord and Tenant arc party to a certain Office Lease Agreement dated as of August 26, 2008 (“Lease”), relating to certain premises (“Premises”) located in the building commonly known as “Opus Landmark of Lake Forest II,” located in Lake Forest, Illinois (“Building”).

2.            Landlord and Tenant desire to confirm the Commencement Date (as such term is defined in the Lease) and the date the Term of the Lease expires.

ACKNOWLEDGMENTS:

Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1.            All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

2.            The Commencement Date under the Lease is                 , 20__.

[Signatures on following page]

Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

LANDLORD:

Opus North Corporation, an Illinois corporation

By:

Name:

Title:

TENANT:

Solo Cup Operating Corporation, a Delaware corporation

By:

Name:

Title:

2

EXHIBIT “E”

BUILDING RULES

All terms used in these Building Rules which are not otherwise defined in these Building Rules shall have the meanings ascribed thereto as set forth in the Lease to which these Building Rules are attached. Landlord and Tenant hereby agree as follows with respect to Tenant’s use and occupancy of the Premises and Property, in each case, except as otherwise expressly provided in the Lease:

1.            Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Premises, will be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing. In the event of a violation of the foregoing by Tenant, Landlord may, after reasonable prior notice to Tenant, remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2.            No awning or other projection will be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior of the Building or visible from the exterior of the Premises, will be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3.            Tenant, and its servants, employees, customers, invitees and guests, will not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant will not (a) place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building, (b) install equipment which would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere, or (c) place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building.

4.            Tenant will not waste electricity, water or air conditioning and will cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning systems and will refrain from attempting to adjust any Building HVAC controls other than unlocked room thermostats, if any, installed for Tenant’s use. Tenant will keep corridor doors closed.

5.            Tenant shall make its own arrangements for protecting its space from theft, robbery and pilferage, which may include keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

6.            Landlord will have the right to prohibit any advertising by Tenant which includes the Building and which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as an office complex for office use, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7.            The Premises will not be used for lodging, sleeping or for any immoral or illegal purpose.

8.            Unless expressly permitted by Landlord, no additional locks or similar devices will be attached to any door or window and no keys other than those provided by Landlord will be made for any door. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant’s possession, Tenant will surrender all keys of the Premises and will explain to Landlord all combination locks on safes, cabinets and vaults.

9.            Any carpeting cemented down by Tenant will be installed with a releasable adhesive.

10.            The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances will be thrown therein. No person will waste water by interfering or tampering with the faucets or otherwise.

11.            No bicycle or other vehicle, and no dog (other than seeing-eye dogs) or other animal will be allowed in offices, halls, corridors, or elsewhere in the Building.

12.            Tenant will not throw anything out of the door or windows, or down any passageways or elevator shafts.

13.            All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse will be made only through entryways and elevators provided for such purposes.

14.            All safes and other major equipment and articles which could adversely affect floor load tolerances in, or otherwise damage, the Building will be carried in or out of the Premises only at such time and in such manner as will be reasonably prescribed in writing by Landlord, and Landlord will in all cases have the right to specify the proper position of any such safe, equipment or article.

15.            Canvassing, soliciting, and peddling in the building is prohibited and each Tenant will cooperate to prevent the same.

16.            Tenants, and its servants, employees, customers, invitees and guests, will, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked in a no parking zone. All vehicles will be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles will be parked overnight (except on an occasional, short-term basis).

17.            Persons entering or departing from the Building may be reasonably questioned as to their business in the Building (in a manner consistent with the first class character of the Building), and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Building. All entries into and departures from the Building will take place through such one or more entrances as Landlord will from time to time reasonably designate. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to reasonably restrict access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Building and the property therein. Landlord will in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Building of any person.

18.            All entrance doors to the Premises will be locked when the Premises are not in use. All corridor doors will also be closed during times when the same are not in use and the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

19.            Subject to the terms of the Lease, Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s reasonable judgment, for its best interest or for the best interest of the tenants of the Building.

20.            In the event of any conflict between the terms, provisions and conditions of these Rules and Regulations and the terms, provisions and conditions of the Lease, the terms, provisions and conditions of the Lease will govern and control.

2

EXHIBIT “F”

OUTLINE SPECIFICATIONS FOR LANDLORD’S IMPROVEMENTS/BASE BUILDING

Outline Specification

Project	OPUS LANDMARK OF LAKE FOREST II

Client	OPUS NORTH CORPORATION

Location	Lake Forest, Illinois

Date	August 14, 2008

Base Building	GENERAL REQUIREMENTS

General	SCOPE:

This outline specification defines the scope of work for the design and construction of a 199,337 (including 6,815 SF storage area) gross square foot (approx.) resulting in approx. 160,085 rentable SF multi-tenant shell office building with an underground parking garage and storage area for Opus North Corporation (Client) on a site of approximately 15.75 acres in Lake Forest, Illinois.

Tenant Build-out design and construction work are provided under a separate scope of work, and arc not within the scope of this shell and core specification.

Building Area

The four-story office building approximate gross square footage as defined in this specification is as follows:

	Lower Level 1st Floor 2nd Floor 3rd Floor 4th Floor Total Gross Area Auto Parking: On-grade Below-grade Truck Docks Trash Compactor Positions	32,552 s.f. 40,190 s.f. 41,516 s.f. 42,387 s.f. 42,692 s.f. 199,337 s.f. 571 cars 46 cars 1 1

Common areas are defined as entrance lobby, elevators, electrical, telephone and mechanical rooms, toilet rooms, janitor’s closets, truck dock areas, stairs and exit corridors on first floor.

Building occupancy, for calculating exiting requirements is based on the following:

1,813 people (50% women)

Outline Specification The work will be in accordance with Holabird & Root plans dated July 6, 2006.

General Conditions

GUARANTEES:

All materials and equipment incorporated into this project shall be new. The Contractor shall guarantee all work to be free from defects of workmanship and material for one (1) year after completion of the base building. The Contractor shall obtain a manufacturer’s standard roofing system warranty guaranteeing the roof to be free from leaks for a period often (10) years.

Permits, Licensing, Fees

Contractor will give to the proper authorities all notices required by law relative to the work of the project; obtain and pay for all building permits, licenses; and apply for other permits. Environmental use permits and permits required in conjunction with data processing or office activities will be the responsibility of the Client.

Codes

Contractor will be responsible for complying with local building codes and zoning ordinances which apply to the project, including the BOCA codes, Illinois Accessibility Code, ADA and the Occupational Safety and Health Act provisions applicable to construction sites.

Testing

A testing program involving soils, cast in place concrete, bituminous pavements, structural steel, roofing and other materials requiring testing will be developed and employed by Contractor during the course of the project.

Trade Name Reference

Identification herein of items by trade names indicates the quality standard; the words “or equal” are to apply to any such references.

Materials

All materials will be first quality, new materials unless specified otherwise. Colors and finishes will be selected from manufacturer’s standards.

Design and Engineering

Contractor in conjunction with Opus Architects & Engineers, Inc., and/or other consultants will cause to be prepared a complete set of base building working drawings to include civil, structural, architectural,

Outline Specification

plumbing, HVAC, electrical, fire protection, and landscape.

Site Development

Grading and Earth Work

Contractor will clear, strip, excavate, and rough and fine grade the site. The building elevation will be set to allow for a balanced cut and fill grading condition. Adequate grades will be set for drainage which will be handled by means of catch basins, storm sewers and surface run-off as appropriate. The scope of the earthwork and the foundation system design will be in accordance with soil borings and report prepared by GME Consultants, Inc., dated June 29, 2000.

The building foundation system will be conventional spread footing foundations and will be based on a soil bearing capacity of up to 6,000 PSF. As referenced in the above mentioned soils report, Geopiers will be used to provide the required bearing capacity.

All earthwork will be observed, tested, and approved by an independent soils engineer. Fill areas will be compacted to 95% standard Proctor in both the building and parking areas. Areas to receive bituminous paving outside the areas of the building structures will be graded for proper drainage.

Exterior Concrete Sidewalks, Curb and Gutter

Contractor will furnish and install all exterior concrete work. Concrete sidewalks will be unreinforced, standard gray, broom-finished unless otherwise noted. Contractor will also furnish integral concrete curb and gutter sections to border all asphalt areas.

Concrete apron at truck dock will consist of 8” concrete slab reinforced over 4” of CA6 base. Apron will be 60’-0” long by 25’-0” wide.

All exterior concrete work will be constructed using a 4,000 psi, air-entrained concrete mixture. All work will be jointed for thermal movements and placed on compacted material.

Bituminous Paving and Striping

The arrangement of the building, parking and truck maneuvering areas will be as shown on the drawings. The paved areas subject to car traffic and parking will consist of a 3” layer of Class I (IDOT Classification) bituminous over a 4” layer of bituminous aggregate mixture over a 6” base of granular base material. Paving in truck traffic areas will consist of 3” layer of Class I (IDOT Classification) bituminous over 10” of bituminous aggregate mixture.

All bituminous pavements will be striped to indicate parking stalls, handicapped parking locations, median lines, and traffic control features

Outline Specification

in accordance with the site design.

Approximately 46 parking stalls will be under cover on the lower level in a separate secured executive parking area with automobile access via a key card or remote controlled, motor operated overhead door. Wall around secured parking will be constructed of drywall and metal studs and/or unpainted cast in place concrete. Ventilation will be provided per code utilizing an exhaust fan and wall in-take louvers. A fire protection and lighting system will be included to meet municipal code requirements.

Telephone and Electric Utilities

Contractor will coordinate the service entrances with the electric and telephone utility companies to provide complete and operable systems. The actual telephone service within the building will be provided by the telephone utility and the cost of the phone system will be borne by Tenants. Service brought to NETPOP room only.

Water Service

A water service main will be provided from the main located in the public right of way adjacent to the site. This main will be adequately sized for the domestic services within the building and for the interior and exterior fire protection systems. Service main will be code approved cement lined ductile iron pipe. A single service main with a split-off for domestic and fire protection water will be brought into the mechanical room.

Sanitary Sewerage

A 6” minimum sanitary sewer line will be extended from the building to the sanitary system located in the public right of way. The sanitary sewer line will be code approved standard polyvinyl chloride plastic or standard strength vitrified clay sewer pipe with code approved manholes and castings.

Storm Drainage

Contractor will set adequate grades so that drainage and surface water run-off will be handled through catch basins, trench drains and storm sewers as required to regional storm detention ponds. The storm sewer will be reinforced concrete pipe with catch basins and manholes as required by code and the governing watershed district.

Lawns and Landscaping

A complete landscaping package is provided to include plantings, an underground lawn irrigation system, retaining walls, pavers and landscape design.

Outline Specification

Exterior Lighting

At building entrances and in parking areas, Contractor will install lighting conforming to code and municipal requirements and controlled by a programmable electronic time clock. Exterior lighting for parking areas will be metal halide lamps.

Light standards painted steel will be mounted on 24” diameter concrete bases in parking and traffic areas. These standards and forward throw cut-off luminaries at truck docks will be located to provide an average of 1 footcandle of lighting throughout the parking and drive areas.

Building Structure and Exterior Envelope

Building Structural System

The base building structural system will conform to the standards of ACI, ASTM, SJI, and applicable building regulations. The general construction will be steel columns and composite beams carrying metal floor deck. Bay sizes will be as shown on the drawings. The base building envelope will fall in the category of BOCA Type 1B, protected.

Live load design criteria

Floors

100 psf, (80 psf, plus 20 psf for the partition, mechanical and ceiling loads) 6 1/2” thick standard weight concrete with 6 x 6.W2.1 x W2.I welded wire mesh or steel fiber mesh on standard 3” deep non-cellular metal deck

	Roof	30 psf minimum
	Wind	20 psf minimum

All interior concrete is designed for a minimum compressive strength of 3,000 psi at 28 days. Concrete slab-on-grade will be 4” thick on 6” granular base. This slab-on-grade is part of the base building scope.

Floor Leveling Standard

The concrete slab on grade (SOG) will be installed to meet the following standards:

•     Floor Flatness FF = 20

•     Floor Levelness FL = 17

The concrete composite decks (Floors 1-4) will be installed to meet the following standards:

•     Floor Flatness FF = 20

•     Floor Levelness FL = N/A

Outline Specification

Building Exterior

The office building wall system will consist of moderately articulated, colored precast concrete wall panels utilizing imported aggregates.

The precast wall panels will be used in combination with curtain wall and punched glass and aluminum windows. Window sill height will be 30”.

Granite trim will be used to highlight exterior entry ways.

A distinctive front entry design will be provided.

Insulation for exterior walls will be foil faced thermax board to achieve a minimum total R-Value of 14. All exterior soffits and window overhangs will be insulated in a similar manner. Rigid perimeter insulation will be provided to a depth of 2’ below finished grade at all exterior walls.

The lobby entrance door will be 6’-6” diameter standard revolving door with prefinished framing members, aluminum cap soffit and fascia, and clear tempered glass.

All other exterior entrance doors and frames will be medium style prefinished aluminum framing members to match the windows and curtainwall. All exterior doors will have aluminum thresholds. The doors at the main entrance and exits will have I” diameter stainless steel door pulls.

Windows will be 1” thick, standard color reflective coating, insulated glass set in prefinished aluminum frames with a thermally improved design.

Window units will be fixed, with no operating sash. Exterior glass in lobby, doors and sidelights will be clear.

Roofing

The roof will be single-ply EPDM ballasted roof with rigid insulation yielding an insulating value of approximately R=l4 for the roofing system.

Roofing and flashing will be guaranteed by the roofing subcontractor for one year. The single-ply membrane system excluding insulation and metal coping will be guaranteed by the membrane manufacturer for ten (10) years.

All roof areas will slope to roof drains with interior downspouts. All roof edge fascias will be pre-finished clad metal to match adjacent materials; other flashings will be prefinished aluminum to match the windows.

Outline Specification

Roof access will be provided from the stairwell by means of a ships ladder.

The roof-top mechanical screen will be constructed of spandrel glass and aluminum sections.

Clear Height

The floor to ceiling height in the office areas will be 9’ 0”.

The floor to ceiling height in the toilet rooms and lower level corridor will be 8’-0”.

Plumbing System

System Description

Contractor will design and install a complete base building plumbing system. Included will be all outside sewer and water work, interior waste and vent, hot and cold water piping system, drain tile (per recommendations of the previously referenced soils report), and common plumbing fixtures. Systems shall conform to all local and state codes.

Outside Sewer and Water Work

Contractor will make all necessary connections to the municipal utilities and flush and test all piping systems. Contractor shall obtain all approvals and municipal inspections.

Interior Piping Systems

A complete sanitary waste and vent piping system, and hot and cold water piping system will be provided, using code approved materials and methods. An interior roof drainage system will be connected to the exterior storm drain system.

All hot and cold water piping and all roof drain sumps and horizontal runs of metal roof drainage piping will be insulated to energy code thicknesses.

Stop valves are included at each fixture in addition to the required unions and isolating valves to create an easily serviceable system. All piping systems will be flushed and tested. The domestic potable system shall be purified per code.

Drainage Specialties

Floor drains will be provided in the toilet rooms, Janitor’s closet and mechanical room. Drains and cleanouts will be equal to Smith, Wade, or Zurn.

Outline Specification

Service Water Heating System

Hot water will be delivered to lavatories at 110 degrees Fahrenheit by means of electric water beaters in the Janitor’s closet. Water heaters will be equal to A.O. Smith.

Plumbing Fixtures and Equipment

Plumbing fixtures will be commercial quality equal to American Standard, Kohler, or Eljer.

Lavatories will be vitreous china bowels with automatic shut-off style faucets (if required by code). Water closets will be wall mounted, flush valve type. Urinals will be wall mounted, flush valve units. All fixtures will conform to the water and energy saving provisions of the Plumbing Code. Fixture counts will also conform with local code requirements.

A total of eight (8) washrooms are anticipated, (1 men’s and 1 women’s per floor). The fixtures to be provided in each washroom are as follows:

	Men’s:	3 Water Closets 2 Urinals 5 Lavatories

	Women’s:	5 Water Closets 5 Lavatories

One (1) floor drain will be provided in each washroom.

A janitor’s closet with mop sink will be furnished on each of the above four (4) floors.

One (1) freeze-proof wall hydrant equal to Woodford, Josam, or Zurn will be installed at the dock area.

Wet columns (1-l/2” water, 4” sanitary and 3” vent) will be provided at the east and west ends of the building for plumbing of tenant improvement lunchroom sinks etc.

Electric water coolers will be installed near toilet room entrance locations. The quality will be equal to Halsey Taylor, Westinghouse, or Oasis. (Stainless Steel Finish).

One (1) set of house pumps will be provided to increase water pressure to the upper floors if required.

The building will not be provided with a water softener system.

Protection Systems	Fire Protection System Contractor will install a wet pipe shell building automatic fire protection

Outline Specification

system for the facility to comply with the requirements of all applicable codes.

The automatic fire protection sprinkler system is designed for the following density:

Light hazard 0.10 GPM/1500 SF

The base building sprinkler system will include a fire pump if required, sprinkler heads, distribution piping, reduced pressure backflow preventer, riser piping and control valves for each floor. All building systems and risers will be manifolded from the service entry in the mechanical room. The sprinkler system will contain a flow alarm capable of being connected to a fire alarm panel for remote alarm monitoring. Leasing of monitored phone line is by Client.

Sprinkler heads in finished common areas with ceilings shall be concealed. Heads shall be placed in approximate center of ceiling tiles (+/-two inches).

Base building sprinkler heads will consist of one (1) chrome pendent recessed head at 9’-0” ceiling height every 225 usable square feet in a general pattern in the tenant areas.

Additional heads and relocation of heads, if required, will be part of the Tenant Improvement work.

The system will include a free-standing 22” Fire Department Siamese connection adjacent to the main entrance or truck dock and a free- standing, 12” Fire Department hose connection at each stairwell door if required by Code.

Exposed heads are included at mechanical and electrical rooms, truck dock, janitor’s closets and stairwells. Concealed heads are included at other finished common areas and in the tenant area office space. All of the above work is part of the Base Building Scope. Recessed concealed heads are included at the entrance lobby.

Pre-action systems, dry systems, FM 200 systems, and other special fire protection systems and panels as well as relocation or addition of sprinkler heads are included under the Tenant Improvement work.

Heating, Ventilating and Air Conditioning System	Heating, Ventilating and Air Conditioning System Contractor will design, furnish and install a base building heating, ventilating and air conditioning system meeting local codes and ASHRAE 90.1.

Outline Specification

Design Conditions

Heating and air conditioning systems will be capable of maintaining inside temperatures of 72 degrees Fahrenheit at -10 degrees Fahrenheit outside winter conditions and 72 degrees Fahrenheit dry bulb inside at 92 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb outside summer conditions.

Loading area and mechanical/electrical room areas will be heated to 60 degrees Fahrenheit at -10 degrees Fahrenheit winter conditions.

Ventilation air from the· outside will be provided at a minimum of 20 CFM per person for up to 1050 people (21,000 cfm) or in sufficient quantity to make-up all required exhaust, whichever is greater. Humidification is not included within the scope of this specification.

For load calculations, the average occupancy has been based on 142 usable square feet per person and 5.0 watts per square foot for lighting, equipment and miscellaneous loads over 150,000 assumed usable square feet.

Air-Conditioning & Heating System Description

The following HVAC system is included:

VAV Packaged Rooftop System

The air conditioning system will utilize weather proof, insulated, roof mounted, packaged, variable air volume cooling and ventilating units. The units will have a direct expansion cooling coil; air cooled condensing unit with capacity control; two (2) sets of throw-away filters; and an enthalpy economizer cycle, with exhaust fan, permitting the use of outside air for cooling at favorable outside dry bulb temperature and relative humidity.

Rooftop units will be screened as necessary to meet Code.

The rooftop units will be equal to McQuay or Trane. The system air volume will vary in response to a system static pressure controller.

Computer rooms, or any other room requiring dedicated HVAC systems, will be provided as part of the tenant improvement allowance. The base building HVAC cooling system may be used to supplement and/or back- up the special area systems.

The base building cooling load is based on approx. one (1) ton per 320 rentable square feet (excluding lower level) for a total of 500 tons.

The Base Building HVAC system will consist of rooftop VAV units, main supply ductwork, return plenum, six (6) fan powered VAV boxes with electric heat on the 2nd and 4th floors, four (4) tan powered VAV

Outline Specification

boxes with electric heat on the 3rd floor and (1) one fan powered VAV box with electric heat on the 1st floor. Each of the fan powered YAV boxes provide temporary heat and are equipped with localized thermostats. The Base Building HVAC system will also include mechanical, elevator and electrical room ventilation as required by Code.

Space will be provided within the mechanical roof screen for tenant’s supplemental air cooled condensing units, if required.

Heating Units

Base Building utility area baseboard units, if required, will be commercial grade units equal to Q-Mark BBC Series. Vestibule heaters will be equal to Q-Mark Series 4000 Architectural model with concealed controls.

Dock area and mechanical room electric unit heaters will have integral controls.

The lower level will be heated to approximately 50° Fahrenheit.

Air Distribution System

Base Building exhaust system will be provided for toilet rooms; janitors closets; elevator, electrical and mechanical rooms per code. Fire dampers and access panels will be installed at all penetrations of fire separations as required by the regulatory agency. A relief system will be included to operate during the economizer cycle.

The garage will have exhaust fans interlocked with a carbon monoxide detection system.

Temperature Controls

A fully computerized D.D.C. control system is included for the Base Building VAV system. Extension of the D.D.C. controls for tenant improvement systems and other energy management functions shall be part of the tenant improvement work.

Test and Balance: Operation and Maintenance Instructions

The equipment and air duct and water systems will be tested and balanced to provide proper flow distribution. The test and balance agency will be AADC certified.

The following BYAC items are included under Tenant Improvement work:

–  Special dedicated HVAC systems.

–  Energy Management beyond DDC system.

–  Supplemental base board heating or other special heating in the tenant

Outline Specification

areas.(Heat is included in other common areas per code within the Base Building scope.)

–   Interior zone VAV boxes, additional perimeter zone VAV boxes, associated D.D.C. controls, ductwork, diffusers, registers and grilles.

–   Tenant area ductwork from perimeter zone VAV boxes and associated diffusers, registers and grilles.

–   Other special systems.

–   Tenant area special exhaust

Electrical Systems

General

The Base Building electrical work will include wiring of all base building HVAC equipment, elevators, etc., exterior lighting and lighting of interior common areas, with exit and emergency lighting as required by code.

Base Building scope will also include distribution to electrical switches in electrical closets on each floor.

Tenant area panels, light fixtures, exit and emergency fixtures, receptacles, switches, transformers, empty phone and data conduits, UPS, security and other special systems are part of the Tenant Improvement work.

Electrical Service and Power Distribution

The base building scope includes a capacity of 7.0 watts per square foot for electric heating. Tenant improvement heating work begins at the triple tubs (provided under base building scope) and includes the associated breakers plus any excess power beyond and above stipulated 7.0 watts per square foot.

Electrical service will be sized for the following tenant average load which is in addition to base building equipment loads such as HVAC, elevators, sump pumps, etc. Total tenant load of 5.0 watts of convenience power per useable SF assuming a 50% diversity factor; maximum of 11.5 watts per useable SF of connected load.

	Lighting	1.5 watts/USF
	Tenant Equipment/ Convenience Power	5.0 watts/USF

	Total Tenant Area Load	6.5 watts/USF (demand load) 11.5 watts/USF (connected load)

A 480/277 volt, 3-phase, 4-wire, pad mounted transformer will be furnished by the electrical utility. Base building electrical installation will be completed from the transformer to centrally located power and lighting panels, throughout the building. A 480/277 volt distribution will be provided to the heating and air conditioning system equipment.

Outline Specification

A 1,600 and 2,000 amp main service switchboard will be supplied complete with main service Ground Fault protection. All distribution over current devices will be of the fused type. Bolt on type circuit breakers will be used on panel boards. Panel boards and panel board feeders for lighting and convenience power will be oversized for 20% future load.

Aluminum wire may be used for feeders size #6 and larger, provided that only compression type terminations and connectors are used and that copper “pigtails” will be used where mechanical terminations and connections must be made.

Equipment Connections

All electrically powered base building mechanical equipment as described above will be connected as required. This will include but not be limited to fire pump, house pumps, elevators, sump pumps, HVAC equipment, exhaust fans, electric baseboard heaters, and ventilation fans. Electrically powered tenant area equipment will be connected as part of the Tenant Build-out work.

Miscellaneous Power

Miscellaneous use duplex 120 volt receptacles will be provided in common areas as required per code.

Emergency Power

A properly sized diesel generator with integral fuel tank or back-up power system and transfer switch or battery back-up will be installed to provide emergency power for base building only, fire life safety system, one elevator, and emergency exit lighting to meet code requirements, as part of the base building scope of work.

Generator will provide emergency power to the fire pump.

Space will be provided for a Tenant supplied emergency generator, if required.

Telephone/Data (Point of entry)

Two (2) four (4”) inch PVC conduits under foundation to basement telephone room will be provided. One (1)4’ x 8’ x 3/4” sheet of plywood will be provided as a telephone board in the telephone closet on each floor as part of the Base Building work. Each floor will be provided with two (2) 3.5” sleeves through the floor in the telephone closets. All telephone and data cabling and the permits required for this work are by Tenant.

Outline Specification

Security System

Security system is included within the Base Building scope of work to provide for Base Building entry door card readers, garage entry card reader, fire monitoring, elevator monitoring, elevator traveling cable security capability and other security items as required for the base building plus expansion capability for tenant security needs.

Fire Alarm System

Fire Alarm System - A complete UL approved fire management system consisting of a fire command station, pull alarm detection system, bell alarms, strobe lighting and a fire department telephone communication system will be provided as part of the Base Building scope for the common areas. The system will monitor sprinkler flow, isolating valves, smoke detectors, and individual pull alarms.

Lighting System

Tenant Areas

Tenant area lighting fixtures will be provided as part of the Tenant Build-out Allowance.

Elevator Lobbies (3rd through 4th Floor)

Two (2) lamp, staggered strip cove fluorescent indirect lighting and PL downlight fixtures will be provided at the ceiling as part of the Tenant work.

Electrical Rooms, Mechanical Room, Janitors Closets and Dock Areas

Lighting in these spaces will be 4 foot and/or 8 foot fluorescent strip fixtures and will be provided as part of base building costs.

Exterior

Lighting at the building exterior exits will consist of soffit mounted, recessed metal halide fixtures. Wall mounted fixtures will also be provided as required at the dock area. All exterior lighting is included as part of base building costs.

Emergency/Exit

Emergency lighting will consist of emergency back-up system powered selected fixtures and exit lights in the stairwells, corridors and other common areas included as part of base building costs.

Exit Corridor

The lighting in the first floor exit corridor as well as other miscellaneous common area finished spaces on the first floor will be 2’ X 2’ or 2’ x 4’

Outline Specification

three lamp, nine or eighteen cell Jay-in parabolic fluorescent fixtures or PL downlight fixtures, included as part of base building costs.

Toilet Rooms

Fluorescent cove lighting will be provided in each toilet room on the four (4) floors as part of base building costs.

Stairs

Stairwell lighting will consist of ceiling mounted and/or wall mounted fluorescent lighting fixtures included as part of base building costs.

Interior Circulation

Elevators

Passenger Elevators

Contractor will furnish and install two (2) hydraulic passenger elevators with a capacity of 3,000 lbs. at a speed of 150 ft per minute. The platform dimensions will be approximately 5’-6” x 7’-0” with 9’-0” ceiling height; the doors will be center opening 3’-6” X 8’-0”. The elevators will have call buttons and indicator lights for all levels. Control panels will be provided on each side of the center opening doors.

Passenger/Service Elevator

Contractor will furnish and install one (1) hydraulic general service elevator with a capacity of 4,500 lbs. at 150ft. per minute. The platform dimensions will be approximately 7’-8” x 7’-8” with 9’-0” ceiling height. The service doors will be side opening at rear of car and at front.

An elevator status panel will be located in the Elevator Machine Room to monitor the elevator location and status.

The elevator cars will be furnished as shell cab construction. The elevator cab interior finishes and design for the three (3) elevators will be provided as part of the base building.

Stairs

Interior fire stairs will be constructed of steel stringer and concrete filled metal pan treads with metal risers. Handrails and supports at all walls will be metal sections.

Equipment

Truck Dock

Two (2) 48” depressed exterior docks will be provided. The receiving dock will be provided with one (1) 30,000 lb. mechanical dock leveler. Space at the second dock will be provided for a trash compactor.

Outline Specification

Interior Finishes

Main Lobby and First Floor Elevator Lobby

A 2-story, one entry level, single loaded lobby is included. Lobby finishes will be provided as part of the base building. The scope of lobby finishes includes:

–   Granite, terrazzo (or other similar type material) flooring and base

–   Carpeting and pedimats Millwork and trim and directory Handrail

–   Painting, wall covering, granite facing, column covers and wood paneling

–   Gypsum board and acoustical ceiling

–   Concealed sprinklers

–   Ceiling and accent lighting

–   Architectural baseboard heaters and grilles

–   Gypsum board partitions and soffits

–   Interior windows, doors and hardware

–   Lobby, common area and elevator finish design

Common/Tenant Areas

A.     Floors: Tenant area floor finishes arc provided under tenant improvement cost allowance.

Unless otherwise specified, all floor areas will be troweled smooth exposed concrete.

B.     Partitions:

1.     Two hour rated partitions extending full height from floor to underside of deck will be provided at the first floor exit corridor. The walls will be constructed of3 5/8” metal studs with one layer of 3/4” gypsum board on each side, sound attenuation blankets, fire taped and sanded.

2.     Unrated partitions extending full height from floor to underside of deck will be provided at the elevator machine room. The walls will be constructed of3 5/8” metal studs with one layer of 5/8” gypsum board on each side, sound attenuation blankets, fire taped and sanded.

3.     Two-hour rated shaft walls extending full height from floor to underside of deck will be provided at mechanical shafts. The walls will be constructed of 2 1/2” metal studs with two layers of 1/2” gypsum board and 1” gypsum shaft liner, sound attenuation blankets, fire taped and sanded.

4.    Walls enclosing toilet rooms, lobby, phone closets, mechanical rooms and electrical/transformer rooms will be non-rated partitions

Outline Specification

extending from floor to underside of deck. The walls will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, fire-taped and sanded.

5.     All other partitions shown on the drawings shall extend from floor to ceiling grid and will be constructed of 3 5/8” metal studs with one layer of 5/8” gypsum board on each side, fire-taped and sanded.

6.    Two and one-half inch thick batt insulation for sound attenuation will be provided in the wall construction surrounding the toilet rooms, mechanical rooms, first floor corridor and dock (receiving) area.

7.     A layer of 5/8” gypsum board will be provided at the knee wall under exterior windows as part of the base building work. Taping and finishing of these surfaces is part of the Tenant Build-out work.

8.     Studs, drywall, taping and finishing of building columns will be part of the Tenant Build-out work.

C.     Ceilings:

A 2’ x 2’ acoustical tile ceiling with recessed medium fissured lay-in panels in a white painted steel suspended grid system will be provided in all finished common areas as part of the base building scope. Lay-in ceiling will begin at the interior window head section which will be set at 9’-0” A.F.F. In tenant areas, the grid and lay-in tile will be provided as part of the Tenant Build-out work.

Toilet Rooms:

A.    Floors: The toilet room floors will receive a standard unglazed cushion edge, domestic ceramic or porcelain tile, as manufactured by American Olean Mosaic or equal.

B.    Walls/Base: All toilet mom walls will be floor to floor height drywall partitions with acoustical batt insulation. Plumbing walls will receive full height unglazed domestic ceramic or porcelain tile. All other wall surfaces will be vinyl wall covering. Ceramic tile base, with a coved profile will be provided around the full perimeter of each toilet room.

C.    Ceilings:

A 2’ x 2’ acoustical tile ceiling with medium fissured lay-in panels in a white painted steel suspended grid system.

D.    Vanities: Granite with a 4” front return will be installed in each toilet room.

Outline Specification

Stairs

In general, the outboard stairs will be of a utilitarian design.

A     Floors: Landings and treads will be sealed concrete.

B.    Walls: All stair-side gypsum board or masonry surfaces will be provided with two (2) coats of semi-gloss enamel paint. Concrete surface will be finished with Tamms or equal product.

C.    Ceilings: The underside of the exposed stairway structure will be painted.

D.    Metals: All handrails, stringers, etc. will be painted.

The central stair will be constructed similarly to the outboard stairs, but will be provided with the following upgraded finishes:

A.    Treads, risers and landings will be carpeted.

B.    Vinyl base will be provided at landings.

C.    A 2’ x 2’ acoustic ceiling will be provided below landings and below the roof structure above the top floor level.

D.    A factory assembled, 4’ x 8’ double domed skylight with dropped soffit will be installed in the roof above the stair.

Electrical/Telephone Rooms, Mechanical Rooms and Docks

A.    Floors: The floors in these rooms will be exposed sealed concrete.

B.    Walls: The walls will be unfinished sheetrock. No vinyl base will be provided in these areas.

C.    Ceiling: The exposed structure will remain unfinished.

Janitor’s Closet

A.    Floors: The janitor’s closet floor will be the exposed concrete slab.

B.    Walls: The sheetrock walls will be painted. Vinyl base will be installed around the perimeter of the room.

C.    Ceiling: The exposed structure will remain unfinished.

Toilet Partitions and Accessories	Toilet Rooms Toilet partitions will be metal, ceiling hung with a baked-on enamel finish. Each toilet partition door will have a chrome latch, coat hook, and

Outline Specification

rubber bumper. Matching screens will be installed between each urinal. Handicapped toilet stalls will be provided with grab bars as required by code. A tissue dispenser will be installed for each toilet stall, with a sanitary napkin disposal for each women’s toilet stall. Tissue dispenser in women’s toilet stalls will be dual dispenser with stainless steel shelf above.

A soap dispenser, paper towel cabinet, and mirror in each toilet room and a sanitary napkin dispenser in each women’s toilet room will be provided. All toilet rooms will have mirrors above each lavatory sink.

Doors

Wood Doors

Interior doors will be 3’-0” x 8’-10” or (7’-10” at toilet room interior doors) solid core plain sliced mahogany veneer or approved equal with a stained, sealed, and varnished finish. Wood doors will be provided with a standard profile 2” wide hollow metal frame. Base building doors will be provided as shown on the plans.

Hollow Metal Doors and Frames

Exterior hollow metal door at truck dock will be 3’-0” x 7’-0”. Other required exterior hollow metal doors will be 3’-0” wide and height will be selected to be compatible with adjacent architectural features. Exterior hollow metal doors will be insulated flush face panel design.

Interior hollow metal doors in service areas will be 3’-0” x 7’-0” or 8’-0”, flush face panel design. All exterior and interior frames will be standard profile 2” wide hollow metal frame. All hollow metal doors and frames will painted.

Finish Hardware

All door hardware will be as manufactured by Schlage, Russwin or Corbin to meet ADA requirements, with function appropriate to intended usage. Base building and tenant locksets will be lever style hardware equal to Schlage L 9000 Series #07 with US-26D satin chrome finish. A complete keying system allowing doors within a given area to keyed alike and tied into a building master and grand master system will be furnished.

Overhead Doors

Two (2) 9’ x 10’ exterior overhead doors, 20 gauge flush metal panel, fully weatherstripped with lock and hardware, insulated, motor operation. Overhead doors will be furnished at the dock and compactor areas respectively.

Specialties	Fire Extinguishers Ten (10) fire extinguishers and cabinets will be provided for the common

Outline Specification

areas.

Mini Blinds

One inch (1”) horizontal mini blinds are included within the base building scope of work for all tenant area exterior windows.

Miscellaneous Metals

An access ladder will be provided to each elevator pit. A ships ladder will be provided to the roof.

Window Washing

A set of window washing roof tie-backs will be provided in the roof structural system in accordance with code requirements. Swing stages, davits, wall tic backs and window washing equipment are not included.

Exceptions

Items Not Included

The following items are specifically excluded from the Base Building scope of work:

–   Setting, wiring, plumbing, or connections of tenant equipment including computers, CRT’s, computer peripherals, cameras, process equipment, etc.

–   Lightning protection, F.A.A. warning lights, fire alarm connection to local fire equipment,.

–   Central time clock and music, paging, night bells, telephone, or other internal communications systems

–   Draperies, or other window treatments (beyond Base Building mini blinds)

–   Furniture and office furnishings including demountable office partitioning, lockers, vending machines, racking and shelving, audio-visual equipment and projection screens

–   Underfloor power/communication duct system

–   Window cleaning swing stages and washing equipment

–   Trash containers or compactors

–   Exterior plaza or furniture

–   Flag poles

–   Link to Phase I building.

–   Artwork.

–   Any other items not specifically named in this proposal

–   Deli

–   Fitness Center

Tenant Build-out	Notwithstanding anything herein to the contrary, the following items are to be accommodated by the Tenant Build-Out Allowance: – Interior finishes on floors (including raised floors) and walls

Outline Specification

     throughout the building (except common areas)

–   Acoustic ceiling tile and grid in tenant areas

–   Tenant area partitions and wall finishes, hollow metal doors, wood doors, frames, windows and hardware

–   Additional plumbing in tenant areas to include lunchrooms, kitchens, coffee stations, private toilets etc.

–   Mechanical system interior VAV boxes, additional perimeter VAV boxes, all diffusers, register, grilles and associated ductwork, (D.D.C. included in Base Building to Base Building VAV boxes)

–   Additional or relocated sprinkler drops and heads and fire extinguishers in tenant areas, FM 200 and special Fire Protection Systems

–   Electrical metering, distribution panels, wall outlets and switches, empty telephone/data wall boxes, and trim in tenant areas

–   Tenant area light fixtures

–   Raceways, data and telecommunication wiring and antennas

–   Dedicated HVAC systems beyond base building central HVAC system

–   Specialty interior items and systems

–   Tenant area millwork

–   Telecommunication, cable TV/Broadband Communications systems and sound systems

–   General conditions, construction supervision, permits, hoisting, insurance, or contractor’s fee for Tenant Build-out

–   Tenant Build-out design and space planning

Notwithstanding anything herein to the contrary, the following items are included in base building costs:

–   On-grade parking

–   Sitework and Landscaping

–   Building foundations

–   Building Superstructure

–   Building Envelope (i.e. skin and roof)

–   Common area partitions finished on common area side (minus finishes on tenant side)

–   Common area ceilings

–   Central Plant Mechanical, Electrical and Plumbing

–   Complete Standard Fire Protection System

–   Tenant area mini blinds

–   Security System (base building only)

–   Toilet Rooms and Stairwell Finishes

–   Lobby finishes

–   Stairs plus three (3) hydraulic elevators

–   Signage

–   Base Building Design and Engineering

“EXHIBIT “G”

GENERAL DESCRIPTION OF BUILDING STANDARD

CEILING HEIGHT TYPICAL:

9’-0” clear height from finish floor to ceiling tile.

PARTITIONS:

Partitions will conform to all state and local building codes.

Interior Partitions:

1.

Two hour rated partitions extending full height from floor to underside of deck will be constructed of 3-5/8” metal studs with one layer of  3⁄4” gypsum board on each side, sound attenuation blankets, fire taped and sanded. These walls are required at the first floor exit corridor.

2.

Unrated partitions extending full height from floor to underside of deck will be constructed of 3-5/8” metal studs with one layer of 5/8” gypsum board on each side, sound attenuation blankets, fire taped and sanded. These walls are required at the elevator machine room.

3.

Two hour rated shaft walls extending full height from floor to underside of deck will be constructed of 2-1/2” metal studs with two layers of  1⁄2” gypsum board and 1” gypsum shaft liner, sound attenuation blankets, fire taped and sanded. These walls are required at mechanical shafts.

4.

Walls enclosing toilet rooms, lobby, phone closets, mechanical rooms and electrical/transformer rooms will be non-rated partitions extending from floor to underside of deck. The walls will be constructed of 3-5/8” metal studs with one layer of 5/8” gypsum board on each side, fire-taped and sanded.

5.

All other partitions not listed above shall at a minimum extend from 11oor to ceiling grid and will be constructed of 3-5/8” metal studs with one layer of 5/8” gypsum board on each side, fire-taped and sanded (not including knee walls).

6.

Two and one-half inch thick batt insulation for sound attenuation will be provided in the wall construction surrounding the toilet rooms, mechanical rooms, first floor corridor and dock (receiving) area.

Tenant demising partitions & columns:

Interior building columns shall be finished with a minimum metal studs, drywall, taping and wall finish. Interior partition connections to existing window mullions will be by break-metal closure end cap over wall end to match mullion partition in color. Window sill height will be approximately 32” above finish floor. Two and one-half inch thick batt insulation for sound attenuation will be provided in the demising wall construction between two tenant spaces, with the wall partition being fire rated per code.

DOORS:

Suite entrance door:

3’-0” x 8’-10” pair of solid glass Hurculite doors or solid glass doors with millwork trim and mullions with approved stain, sealer, and varnish shall be provided at Suite Entrances. Sidelites at each side of door opening shall also be provided. Entrance locking system shall comply with code and local Fire Marshalls requirements. Hollow metal frames will not be allowed.

Interior doors:

Interior doors will be 3’-0” x 8’-10” x 1  3⁄4“ flush panel solid core doors as above with painted (satin) standard profile, 2” face, welded hollow metal frame.

DOOR HARDWARE:

All door hardware will meet ADA requirements, with function appropriate to intended usage. Base building and tenant latch and locksets will be lever style equal to Schlage L 9000 Series #07, with US-260 satin chrome finish. A complete keying system allowing doors within a given tenant area to be sub mastered and tied to a building master system will be provided. Electric strikes/locksets are permissible as is card reader technology as long as Landlord is provided credentials to access.

Entrance door Hardware equal to:

Lockset Schlage # L 9050 07A

2 pr. Hinges- Stanley #FBB 168

Closer- Vale 3500 BF Series

Wall stop- Glynn Johnson 50C/60C

Hurculite Doors may require special pulls and Mag lock mechanisms

Interior door hardware equal to:

Lockset -· Schlage # L 9050 07A or Latchset - Schlage #9010

2 pr. Hinges-- Stanley #FBB 168

Wall stop- Glynn Johnson 50C/60C

TENANT ID SIGNAGE:

One (1) per tenant, Entry will have building standard suite identification graphics.

ELECTRICAL:

Duplex Receptacles:

Partition mounted convenience outlet (120v.) ivory device with satin stainless finish cover plate in building standard outlet box.

Data Outlets:

One (1) per office/conference room, work station and copy vending room. Partition mounted building standard boxes with pull string to above ceiling for tenant contractor’s use.

Light switches:

Partition mounted single pole, ivory toggle switches with satin stainless cover plate in building standard outlet box.

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Light Fixture:

Equal to:

Recessed lay-in deep cell parabolic 2’x4’ fluorescent fixture: Columbia lighting Model #P4D24-332G-MA36-5-EB8LHUNV equipped with (3) 32W T-8 lamps.

Recessed lay-in deep cell parabolic 2’x2’ fluorescent fixture: Columbia lighting Model #P4D22-317G-MA33-S-EB8LHUNV equipped with (3) 17W T-8 lamps.

2’x4’ compact fluorescent lay-in direct/indirect basket fixture: H.E. Williams Model #DIG-S24-X-32-WPR. All offices and conference rooms to be equipped with (2) 32W T8 lamps per fixture. All open areas to be equipped with (3) 32W T-8 lamps per fixture.

2’x2’ compact fluorescent lay-in direct/indirect basket fixture: H.E. Williams Model #DIG-S22-X 4” recessed square horizontal compact fluorescent downlight fixture Kirlin Model #FRT-04092-43 with(1) 32W lamp.

Incandescent 4-1/2” recessed downlight Infinity Model #R45-50-PAR20/Med w/ Matte trim kit.

Emergency Lighting: (as required)

Equal to:

Energy efficient 3-tube 2’ x 4’, lay-in fluorescent fixtures with T-8 lamps and 18 cell parabolic diffusers equal to Metalux-Paralux Ill (2P3GAX/340, IS cell) or indirect lighting fixtures as approved by Opus.

Exit signs:

Exit signs in accordance with applicable codes type suspended from ceiling.

CEILING:

Equal to:

2’x2’ or 2’x4’ Ceiling Tile

9/16” Fine Line Ceiling Grid

WINDOW TREATMENT:

One-inch (1”) horizontal mini-blinds. Levelor or equal. Color to be black.

CARPET:

TBD...    Carpet material allowance (for carpet material only) for tenant improvement areas equal to $20/SY or more.

MILLWORK:

Closets:

One painted shelf and one stainless/chrome steel rod.

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Pantry cabinets:

Plastic laminate counter top with millwork base and wall hung cabinets.

MECHANICAL:

Plumbing:

Equal to:

Sink-Eikay #LIZAD 2219 with #LK-35 strainer and tailpiece and faucet.

Fire Sprinkler System:

A sprinkler grid with semi-recessed or recessed heads at a coverage rate of one per two hundred twenty- five (225) square feet or as required by code for specifics of tenants build out.

HVAC:

Variable Air Volume system with fan-powered boxes and reheat coils as required for build out and by code.

FLOOR LOADING:

(Tenant’s use not to exceed the floor loads listed below)

Live load (typical floor)	100 PSF
Live load (designed storage areas only) Dead	125 PSF
load (superimposed)	5 PSF
Partitions (on typical floor)	Included in floor live load

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EXHIBIT “H”

GENERAL DESCRIPTION OF LANDLORD’S JANITORIAL SERVICES

1.	GENERAL

DAILY SERVICES (MONDAY – FRIDAY, EXCEPT HOLIDAYS):

1.	Sweep all staircases and vacuum if carpeted.

2.	Empty and clean all wastepaper baskets, ashtrays, receptacles, etc. and damp dust and wash as necessary.

3.	Clean cigarette burns, and replace sand or water as necessary.

4.	Dust and sanitize all telephones.

5.	Wash and sanitize all water fountains using a disinfectant solution.

6.	Dust mop, using a treated mop, all stone, ceramic tile, terrazzo and other types of unwaxed flooring, and damp mop spills.

7.	Dust mop, using treated mop, all vinyl, asbestos, asphalt, rubber and similar types of flooring. This includes removal of gum and other similar substances using a scraping device.

8.	Sweep all steps, sidewalks and plaza.

9.	In lobby, dust and wipe clean mail chutes, mail depository door, metal doorknobs, kick plates, and directional signs.

10.	Damp mop the elevator lobbies and corridors.

11.	Vacuum all carpets and rugs, moving light fixtures other than desks and file cabinets as needed, etc.

12.	Hand dust all fixtures, windowsills and furniture, including desktops, chairs and tables with specialty treated cloths (do not disturb papers on desk).

13.	Dust all exposed filing cabinets, bookcases and shelves with specially treated cloths.

14.	Low dust all horizontal surfaces to hand height (70”), including all sills, ledges, moldings, shelves, counters and baseboards.

15.	Low dust moldings, picture frames and convertors.

16.	Clean upper side of all glass furniture lops.

17.	Spot clean all interior glass to partitions and doors, and in glass elevator.

18.	Maintain janitor slop sink and locker rooms in clean and orderly condition.

19.	Remove all gum and foreign matter on sight.

20.	Designated lights shall be turned off after work is completed and floors are to be left in a neat and orderly condition.

WEEKLY SERVICES:

1.	Wet mop all staircases or detail vacuum.

2.	Clean building directory glass.

3.	Remove fingerprints from doors, frames, handles, railings, light switches and push plates.

4.	Sweep clean loading dock areas and garage.

5.	Detail dust all railings to staircases.

6.	Spray buff all tile floors. Lobbies may require spray buffing more often.

7.	Polish all elevator door tracks.

8.	Hand dust all door louvers and other ventilating louvers within reach.

II.	RESTROOMS

DAILY SERVICES (MONDAY- FRIDAY, EXCEPT HOLIDAYS):

1.	Clean tables and chairs in lounge area.

2.	Clean and sanitize both sides of the toilet seats with a germicidal solution.

3.	Clean and polish all mirrors, powder shelves and bright work. Bright work includes flushometers, piping and toilet seat hinges.

4.	Empty and clean all paper towel and sanitary disposal receptacles.

5.	Wash receptacles with a germicidal solution.

6.	Dust all partitions, tile walls and dispensers. Remove all finger marks and smudges.

7.	Spot clean partitions for graffiti.

8.	Refill soap, toilet tissue and towel dispensers. Restroom stock is to be supplied by the customer.

9.	Sweep and mop all ceramic tile floors with a germicidal solution.

10.	Remove wastepaper and refuse to trash room in special carriages and dump into compactor unit.

11.	Sanitary napkin dispensers are to be stocked and serviced by contractor.

MONTHLY SERVICES:

1.	Machine scrub tile floors as required.

2.	Wash partitions

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III	CARPET

DAILY SERVICES (MONDAY- FRIDAY, EXCEPT HOLIDAYS):

1.	Spot clean carpeting.

IV.	ELEVATORS

DAILY SERVICES (MONDAY- FRIDAY, EXCEPT HOLIDAYS):

1.	Dust walls around cabs.

2.	Clean fingerprints from around push button plates.

3.	Vacuum carpeted floors in passenger elevators.

4.	Damp mop, floor in freight elevators, if any.

5.	Vacuum elevator door tracks.

V.	QUARTERLY SERVICES

1.	Perform all high dusting, which includes all vertical surfaces such as walls, partitions, Venetian blinds and other surfaces not reached in nightly cleaning.

2.	Vacuum grill and duct work.

3.	Clean all interior glass in partitions and doors.

4.	Wash partitions, tile walls and surfaces with a proper disinfectant in all restrooms.

5.	Machine scrub tile.

6.	Resilient tile throughout the building, except where scheduled otherwise, shall be scrubbed and refinished using a neutral, low alkaline washing solution and a synthetic resistant finish.

7.	All baseboards are to be wiped clean after each refinishing of floors.

8.	Special care is to be taken to assure that chrome of legs of metal furniture is wiped clean after each refinishing of the floors.

9.	Vacuum upholstered furniture, drapes, etc.

10.	Shampoo all public area carpeting.

11.	Hose down loading dock areas.

12.	Wash entrance lobby walls.

13.	Dust exterior of light fixtures.

14.	Clean exterior glass two (2) times per year. Clean interior glass one (1) time per year.

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EXHIBIT “I”

GENERAL DEPICTION OF STORAGE SPACE

SOLO
North

August 22, 2008

0 25' 50' 100'

OPUS.

Opus Landmark of Lake Forest - Phase II

Opus Architects & Engineers, Inc.

Lake Forest, Illinois

Lower Level

EXHIBIT “J-1”

GENERAL DEPICTION OF FAÇADE SIGNAGE

2

EXHIBIT “J-2”

DETAILS FOR BUILDING MONUMENT SIGNAGE

EXHIBIT “J-3(a)”

GENERAL DEPICTION OF ONE ALTERNATIVE FOR INTERIOR COMMON AREA TENANT SIGNAGE

Tenant’s interior common area sign may include a statement as to the location of any reception area of Tenant

B-B\C
2'-2"
18'-10"
EQ
EQ
EQ
EQ
EQ
EQ
LEVEL THREE
+138'-4"
CEILING LEVEL
+133'-8 1/2"
LEVEL TWO
+124'-8"
LEVEL ONE
+111 '-0"
EQ
EQ
22'-8½"
2'-5 5/8"
G5
SOLO
WOOD
REVEAL
TYP
BRUSHED
SS REVEAL
WOOD
PANEL
POLISHED
GRANITE
6' x 2'
SIGN / LOGO AREA -
LETTERING / GRAPHICS
TO BE COMPATIBLE WITH
EXISTING LOBBY FINISHES.
(BRUSHED SS OR EQUAL)
BRUSHED SS RAISED
LETTERS / LOGO
APPROX. 6'X2'

LOBBY ELEVATION @
STONE & WOOD WALL

1/4"=1'-0"

OPUS.

Exhibit J-3(a)

Opus Architects & Engineers, Inc.

August 4, 2008

EXHIBIT “J-3(b)”

GENERAL DEPICTION OF ONE ALTERNATIVE FOR INTERIOR COMMON AREA TENANT SIGNAGE

Tenant’s interior common area sign may include a statement as to the location of any reception area of Tenant.

7.6
25'-11"
EQ-B
EQ-B
EQ-B
EQ-B
EQ-A
EQ
ELEVATOR LOBBY BEYOND
LEVEL TWO
ELEVATOR LOBBY BEYOND
THERMAL FIN. GRANITE WALL
POLISHED FIN GRANITE BASE
LEVEL ONE
6' x 2' SIGN / LOGO AREA - LETTERING / GRAPHICS TO BE COMPATIBLE WITH EXISTING LOBBY FINISHES. (BRUSHED SS OR EQUAL)
LOBBY ELEVATION @ STONE WALL
1/4"=1'-0"

OPUS.

Exhibit J-3(b)

Opus Architects & Engineers, Inc.

August 4, 2008

EXHIBIT “J-4”

TENANT RECEPTION DESK

RECEPTION
SEATING AREA
LINE OF BALCONY
ABOVE
LOBBY AREA PLAN
TENANT ENTRY
1/4"=1'-0"

OPUS.

Sketch-Entry

Opus Architects & Engineers, Inc.

August 18, 2008

B-B\C
2'-2"
18'-10"
EQ
EQ
EQ
EQ
EQ
EQ
LEVEL THREE
+138'-4"
CEILING LEVEL
+133'-8 1/2"
LEVEL TWO
+124'-8"
LEVEL ONE
+111'-0"
22'-8½"
2'-5 5/8"
WOOD
REVEAL
TYP
BRUSHED
SS REVEAL
WOOD
PANEL
C5
SOLO
POLISHED
GRANITE
48" x 18"
SIGN / LOGO AREA -
LETTERING / GRAPHICS
TO BE COMPATIBLE WITH
EXISTING LOBBY FINISHES.
(BRUSHED SS OR EQUAL)

LOBBY ELEVATION @
STONE & WOOD WALL
1/4"=1'-0"

OPUS.

Sketch-Entry

Opus Architects & Engineers, Inc.

August 18, 2008

EXHIBIT “K”

FORM OF SNDA AGREEMENT

Upon filing return to:

H. Daniel Smith

Smith, Gardner, Slusky, Lazer,

Pohren & Rogers, LLP

8712 West Dodge Road

Suite 400

Omaha, NE 68114

402-392-0101

dsmith@smithgardnerslusky.com

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is dated as of August 26, 2008 by and among UNION BANK & TRUST COMPANY, a Nebraska state banking corporation, its successors and assigns (“Lender’), SOLO CUP OPERATING CORPORATION, a Delaware corporation, (“Tenant”), and OPUS NORTH CORPORATION, an Illinois Corporation (“Landlord” or “Borrower”).

RECITALS:

Lender, Tenant and Landlord acknowledge the following:

A.        Landlord owns the property legally described in Exhibit A attached hereto (“Property”).

B.        Landlord has leased a portion of the Property to Tenant (“Premises”) pursuant to a lease dated the 26th day of August, 2008 and all amendments, supplements and additions thereto (“Lease”).

C.        Lender has agreed to make a first mortgage loan (“Loan”) to Landlord, repayment of which is to be secured by a Combination Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement (“Mortgage”) on the Property.

D.        As a condition precedent to Lender’s disbursement of the Loan proceeds, Lender has required that Tenant subordinate the Lease and Tenant’s interest in the Premises in all respects to the lien of the Mortgage.

E.        In return, Lender is agreeable to not disturbing the Tenant’s possession of the Property.

F.         Lender is disbursing the Loan proceeds in reliance upon the agreements contained in this instrument, but for which it would not disburse the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements which follow, Lender, Tenant and Landlord agree as follows:

1.        Subordination.    Tenant agrees that the Lease, terms, covenants and provisions thereof including all of the rights of Tenant in, to or under the Lease, are, and shall at all times continue to be, subject to and subordinate in all respects to the lien of the Mortgage and to all renewals, modifications, supplements, replacements and extensions thereof, and to the rights and interest of the holder of the Mortgage, as fully and with the same force and effect as if the Mortgage had been executed, delivered and recorded, and the indebtedness secured thereby had been fully disbursed prior to the execution and delivery of the Lease or possession of the Property by Tenant, or its predecessors in interest.

2.        Nondisturbance.    So long as Tenant is not in default under the Lease (beyond any period given Tenant to cure such default), Lender agrees that Tenant’s possession of the Property and Tenant’s other rights and privileges under the Lease or any extensions or renewals thereof, shall not be diminished, disturbed or interfered with by Lender, and if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage and/or the sale of the Property, Tenant shall not be named as a party defendant therein unless required by law or if the Tenant fails to comply with the terms of this Section. Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee’s sale, the Lease will continue in full force and effect as a direct lease between the Lender and/or the succeeding owner of the Premises, as the case may be, and the Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of its term as it may be extended, and Lender, or any successor owner of the Premises, will be bound by all of the terms of the Lease. Lender agrees that so long as the Lease is in full force and effect, no proper exercise by Tenant of its rights under the Lease shall constitute a default under the Mortgage or require Lender’s consent, and that any conflict between the terms of the Lease and the terms of the Mortgage shall be resolved in favor of the Lease.

3.        Attornment.    Tenant agrees that the institution of any action or other proceedings by Lender under the Mortgage in order to realize upon Landlord’s interest in the Property shall not result in the cancellation or termination of the Lease or Tenant’s obligations thereunder. If Lender shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure or otherwise: (a) the Lease shall not be terminated, or otherwise affected thereby except as specified herein; (b) Tenant shall attorn to Lender and recognize Lender as its landlord under the Lease for the unexpired term of the Lease, subject to all of the terms and

2

conditions of the Lease, except as specified herein, said attornment to be effective and self-operative immediately upon Lender succeeding to the interest of the Landlord under the Lease without the execution of any further instruments on the part of any of the parties hereto; and (c) Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the Landlord under the Lease; provided, however, that Tenant shall be under no obligation to pay rent to Lender until Tenant receives written notice from Lender that it has succeeded to the interest of Landlord under the Lease. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and arc the same as now set forth therein.

4.        Lender Not Bound By Certain Acts of Landlord.    If the Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be: (a) responsible or liable for, or obligated to cure, any defaults by Landlord under the Lease, or any act or omission of any prior landlord (including Landlord) (provided that, and subject to subparagraphs (f) and (g) below, the foregoing shall not be deemed to relieve Lender or any other party from the obligation to perform any obligation of the Landlord under the Lease which remains unperformed at the time the Lender or any other party succeeds to the interest of Landlord under the Lease and which continues (or has theretofore continued) beyond any applicable cure period); (b) subject to any claims, defenses or offsets under the Lease or against any prior landlord (including Landlord) which arose or existed prior to the time Lender obtains possession of the Property (provided that, and subject to subparagraphs (f) and (g) below, the foregoing shall not be deemed to relieve Lender or any other party from the obligation to perform any obligation of the Landlord under the Lease which remains unperformed at the time the Lender or any other party succeeds to the interest of Landlord under the Lease and which continues (or has theretofore continued) beyond any applicable cure period); (c) bound by any rent paid more than thirty (30) days in advance; (d) liable for the return of any security deposit paid to any prior landlord, including Landlord, unless Lender has actually received the same; (c) bound by any amendment or modification of the Lease made without its prior written consent which would (i) result in a reduction or rent or other sums due and payable pursuant to the Lease, (ii) reduce the term of the Lease, (iii) provide for payment of rent more than thirty (30) days in advance, or (iv) materially increase Landlord’s obligations under the Lease (Lender agrees not to unreasonably withhold or delay its consent to any proposed amendment or modification which does not materially and adversely affect Lender’s security); provided that Lender shall be bound by any such amendments or modifications that are contemplated by the Lease in connection with the exercise of rights of Tenant or Landlord thereunder (for example, but without limitation, an amendment memorializing Tenant’s exercise of any renewal or extension rights under the Lease); (f) bound by any provisions of the Lease regarding the commencement or completion of any construction by the Landlord thereunder (provided; however, that (i) Lender will be bound by construction obligations upon the expiration of 180 days from the date Lender comes into fee title of the Property, and further provided that if Lender sells the Property

3

prior to the expiration of the 180-day period, then any purchaser thereof must be bound by said construction obligations at the time of purchase, and (ii) such lack of liability on the part of Lender shall not affect any of Tenant’s rights of rent abatement, offset or termination described in the Lease in the event of any failure to perform any such construction obligations as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement); and (g) bound by any provisions of the Lease which provided for warranties of construction from the Landlord or other parties to Tenant (provided, however, that Lender will be bound by any such warranties of construction in the Lease after expiration of 180 days from the date Lender comes into fee title of the Property, and further provided that if Lender sells the Property prior to the expiration of the 180-day period, the any purchaser thereof must be bound by said construction warranties at the time of purchase). Nothing in this Section shall be deemed a waiver of any rights or remedies that Tenant may possess or claim personally against Landlord for any defaults or acts of Landlord. For clarity, the parties agree that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall be responsible and liable to Tenant for the payment of any then unpaid or unfunded allowances (including, without limitation, the Improvement Allowance and Space Plan Allowance, each as defined in the Lease) due or to become due to Tenant under the Lease, regardless of whether the obligation to fund and/or pay such amount shall have arisen prior to, on or after the date on which the Lender succeeded to the interest of Landlord under the Lease, and nothing contained in this Section 4 shall be deemed to limit such responsibility or liability.

5.        Right To Cure Landlord’s Default.    Notwithstanding any provisions of the Lease to the contrary, no notice of cancellation or termination of the Lease by Tenant by reason of a default under the Lease by the Landlord thereunder shall be effective unless Lender shall have first received notice of the default giving rise to such cancellation and shall have failed, for a period of thirty (30) days after receipt thereof, to cure such default. Tenant will forward to Lender copies of any statement, notice, claim or demand of default under the Lease given or made by Tenant to Landlord, in all cases by the same method as the statement, notice, claim or demand of default was given or made to Landlord.

6.        Assignment of Lease.    Tenant acknowledges that Landlord is assigning the Lease and rents thereunder to Lender as security for the Note given by Landlord to Lender. Tenant agrees that upon receipt of a written notice from Lender, it will thereafter pay to Lender directly all rent and other amounts due or to become due from time to time under the Lease. The Tenant shall have the right to rely upon the notice from Lender and shall pay such rents and other amounts to Lender without any obligation or right to determine the actual existence of the right of Lender to receive such rents and other amounts, notwithstanding any notice from or claim of Landlord to the contrary. Landlord shall have no right or claim against Tenant for any such rents and other amounts so paid by Tenant to Lender and Landlord waives and releases any such claims. Landlord and Lender agree that Tenant shall be credited under the Lease for any payments sent to Lender pursuant to such written notice. In the event that Tenant makes such payment(s) to Lender as provided for in this Section, Landlord agrees not to commence any action (at

4

law or in equity) against Tenant to recover: (a) the proceeds of said payment(s); or (b) possession of the Premises.

7.        Casualty and Condemnation.    Lender agrees that so long as the Lease is in full force and effect, if the Premises shall be damaged or destroyed by fire or other casualty, or taken by condemnation, and such event does not result in the termination of the Lease by Landlord or Tenant pursuant to any right reserved therein by either such party, then notwithstanding any contrary provision contained in the Mortgage, Lender will make the proceeds of insurance, or condemnation award, available for the purpose of repairing and restoring the Premises, as the case may be, subject to such reasonable procedures with respect thereto as Lender may impose.

8.        Notices.    Any notice required or permitted to be given by either party hereto to the other under the terms of this Agreement, or documents related hereto, shall be given by one of the following methods: (i) by deposit in the United States Mail, registered or certified, return receipt requested, postage prepaid, (ii) by telefacsimile with proof of transmission, (iii) by reputable overnight courier providing a receipt for overnight delivery, or (iv) by personal delivery with proof of delivery, addressed as follows:

5

If to Borrower:	Opus North Corporation 9700 Higgins Road, Suite 900 Rosemont, IL 60018 Attn: Dave Everson

with copy to:	Daspin & Aument LLP 227 W. Munroe Street Suite 3500 Chicago, Illinois 60606 Attn: Nicole Rudman Brown

If to Lender:	Union Bank & Trust Company 2720 South I 77th Street Omaha, NE 68130 Attn: Karen J. Cenovic

with copy to:	Dwyer, Smith, Gardner, Lazer , Pohren, Rogers & Forrest 8712 West Dodge Road Suite 400 Omaha, NE 68114 Attn: H. Daniel Smith

If to Tenant: Prior to the Commencement Date under the Lease:	Solo Cup Operating Corporation 1700 Old Deerfield Road Highland Park, Illinois 60035 Attn: General Counsel

If to Tenant: From and after the Commencement Date under the Lease:	Solo Cup Operating Corporation 150 S. Saunders Road Lake Forest, Illinois 60045 Attn: General Counsel

All notices shall be deemed to have been given upon receipt (or refusal of receipt) thereof.

9.        Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of Lender, Tenant and Landlord and any person or entity that takes title to the Property by virtue of a foreclosure sale or otherwise. This Agreement shall not modify or in any way affect Landlord’s obligations under the Lease.

6

10.        Amendment.    This Agreement may be amended only by a written agreement signed by Lender, Landlord and Tenant.

11.        Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

12.        Counterparts.    This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Lender and Tenant agree that facsimile executed copies of this Agreement shall be binding. Original copies of this Agreement shall be circulated and signed by Tenant and Lender as soon as practicable after closing of the loan.

13.        Tenant Financing.    Tenant shall have the absolute right from time to time during the term of the Lease and without Landlord’s or Lender’s further approval written or otherwise, to collaterally assign or to grant and assign a mortgage or other security interest in Tenant’s interest in the Lease and all of Tenant’s property to Tenant’s lenders in connection with Tenant’s financing arrangements. Lender agrees to execute such confirmation certificates and other documents as Tenant’s lenders may reasonably request in connection with any such financing provided the same are in a form acceptable to Lender.

14.        Entire Agreement.    This Agreement contains the entire agreement between the parties respecting the subject matter contained herein and supersedes all prior or contemporaneous written or oral agreements and negotiations between the parties.

[REMAINDER OF PAGE LEFT BLANK]

7

UNION BANK & TRUST COMPANY, a Nebraska state banking corporation:

By
Karen J. Cenovic, Senior Vice President

STATE OF NEBRASKA	)
	)	SS.
COUNTY OF DOUGLAS	)

The foregoing instrument was acknowledged before me this                      day of                     , 2008, by Karen J. Cenovic, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument. She is the Senior Vice President of Union Bank & Trust Company, a Nebraska state banking corporation, for and on behalf of said Union Bank & Trust Company, and she acknowledged, signed and delivered the instrument as her free and voluntary act, for the uses and purposes therein set forth.

Notary Public

Signature Page to Subordination Agreement

Opus North Corporation

TENANT:

SOLO CUP OPERATING CORPORATION:

By

Its

STATE OF	)
	)	SS.
COUNTY OF	)

The foregoing instrument was acknowledged before me this                      day of                     , 2008, by                     , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which he/she acted, executed the instrument. He/She is the                      of Solo Cup Operating Corporation, a Delaware corporation, for and on behalf of said Solo Cup Operating Corporation, and he/she acknowledged, signed and delivered the instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

Notary Public

Signature Page to Subordination Agreement

Opus North Corporation

LANDLORD:

OPUS NORTH CORPORATION, an Illinois corporation:

By
Dave Everson, Vice President

STATE OF MINNESOTA	)
	)	SS.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this                      day of                     , 2008, by Dave Everson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. He is the Vice President of Opus North Corporation, an Illinois corporation, for and on behalf of said Opus North Corporation, and he acknowledged, signed and delivered the instrument as his free and voluntary act, for the uses and purposes therein set forth.

Notary Public

Signature Page to Subordination Agreement Opus North Corporation

Exhibit A

Legal Description

Parcel 1:

Lot 2 in Opus Landmark of Lake Forest Subdivision, being a subdivision of part of the East 1/2 of the East 1/2 of Government Lot 2 of the Northwest 1/4 of Section 1, Township 43 North, Range 11 East of the Third Principal Meridian, according to the plat thereof recorded June 21, 2000, as Document No. 4542702, in Lake County, Illinois. Except from the above described premises that portion of the land taken for Saunders Road by Plat of Dedication recorded May 4, 2006 as document 5987992. Also Except from the above described premises that portion of the land taken for Saunders Road by Plat of Dedication recorded May 4, 2006 as document 5987993.

Parcel 2:

That portion of Saunders Road as vacated by The City of Lake forest Ordinance No. 00-43 recorded December 22, 2000 as document 4623821 and re-recorded May 4, 2006 as document 5987986 and Plat of Vacation of Saunders Road recorded May 4, 2006 as document 5987989, described as follows: The East 60.00 feel of the South 679.00 feet of Lot 2 in Opus Landmark of Lake Forest Subdivision, being a subdivision of part of the East 112 of the East 1/2 of Government Lot 2 of the Northwest 114 of Section 1, Township 43 North, Range 11 East of the Third Principal Meridian, according to the plat thereof recorded June 21, 2000, as Document No. 4542702, in Lake County, Illinois.

Exhibit Page to Subordination Agreement

Opus North Corporation

E-1

EXHIBIT “L”

PRE-APPROVED LIST OF POSSIBLE TENANT’S GENERAL CONTRACTORS

1.	Clune Construction;

2,	Clayco Construction;

3.	Pepper Construction Company; or

4.	Opus North Corporation

First Amendment to Office Lease Agreement

Opus Development Corporation, an Illinois corporation – Landlord

and

Solo Cup Operating Corporation, a Delaware corporation --Tenant

Opus Landmark of Lake Forest II-- Lake Forest, Illinois

Dated as of November 23, 2010

First Amendment to Office Lease Agreement

This First Amendment to Office Lease Agreement (“First Amendment”) is made and entered into as of the 23rd day of November, 2010, by and between Opus Development Corporation, an Illinois corporation formerly known as Opus North Corporation (“Landlord”), and Solo Cup Operating Corporation, a Delaware corporation authorized to transact business in Illinois (“Tenant”).

Recitals:

A.        Landlord and Tenant are parties to that certain Office Lease Agreement, dated as of August 26, 2008, with an Effective Date (as such term is defined therein) also of August 26, 2008 (“Original Lease”). Pursuant to the Original Lease, Landlord is leasing to Tenant, and Tenant is currently leasing from Landlord, the Premises (as such term is defined in the Original Lease). The Premises constitute certain office space in the Opus Landmark of Lake Forest II Office Building located at 150 South Saunders Road, Lake Forest, Illinois, and are commonly known as Suites 150, 200, 300 and 400.

B.        Tenant has informed Landlord that Tenant desires to install a second (and redundant) communications line (“Redundant Line”) into the Building (as such term is defined in the Original Lease) in order to provide further assurance to Tenant of uninterrupted telephone service to and from the Premises (in particular, but not by of limitation, for Tenant’s customer service group). Tenant’s installation of a Redundant Line is acceptable to Landlord, subject to the terms, provisions and conditions of this First Amendment.

C.        Because the installation of a Redundant Line affects the Building, and not just the Premises, it is appropriate for the arrangements in connection therewith to be set forth in an amendment to the Original Lease. As a result, Landlord and Tenant desire to amend the Original Lease as set forth herein.

Agreements:

Now, therefore, for and in consideration of the foregoing Recitals and the covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Landlord and Tenant agree as follows:

Section 1        Meanings of Terms; Incorporation of Recitals. Except as otherwise set forth in this First Amendment, all capitalized terms used herein will have the respective meanings given them in the Original Lease. The Recitals set forth above are hereby incorporated into this First Amendment and are hereby made a part hereof, as if fully set forth herein. The Original Lease, as amended by this First Amendment, will herein and hereafter be referred to as the “Lease.”

Section 2        Redundant Line Installation Redundant Line Work.

(a)        Redundant Line Work; Performance of Redundant Line Work.    Strictly subject to this Section 2 and the balance of this First Amendment, Tenant may, at its sole cost and expense, cause the installation of a Redundant Line and related conduit and other equipment (collectively, “Redundant Line Work”). The Redundant Line Work will include, without limitation, bringing the Redundant Line into the demarcation room located on the lower level of the Building, generally as depicted on the site plan set forth on Exhibit A attached hereto and made a part hereof (“Redundant Line Plans”). Among other things, the Redundant Line Work will include making watertight any physical intrusions into the Building. Any material deviation from the Redundant Line Plans must be approved by Landlord, in writing and in Landlord’s sole and absolute discretion. Among other things, Tenant (i) will cause the Redundant Line Work to be performed in a first-class, prudent and commercially reasonable manner which minimizes or eliminates any interference with the operation of the Property as a first-class office facility for all of the tenants thereof, and (ii) will promptly repair and restore any and all damage to the Property (or any portion thereof) attributable to the Redundant Line Work, including, without limitation, to the parking areas, the sidewalks and the landscaping which are a part of the Property.

(b)        Tenant’s Contractor for Redundant Line Work; Landlord’s Consultant.    Tenant has contracted with AT&T Communications, or an affiliate thereof (“AT&T”), for the performance of the Redundant Line Work. Landlord hereby approves AT&T as Tenant’s contractor for such purpose, subject to the requirements of this First Amendment. Landlord has retained Mackie Consultants, LLC (“Landlord’s Consultant”) to review the performance of the Redundant Line Work by AT&T and its subcontractors. Tenant will cause AT&T and its subcontractors (i) to allow Landlord’s Consultant full access to all of the Redundant Line Work at all times during the performance thereof for the purpose of inspecting both the ongoing performance of the Redundant Line Work, as well as the Redundant Line Work already in place from time to time; and (ii) to comply with all directions from Landlord’s Consultant which are intended to assure that the Redundant Line Work is being performed (A) in accordance with the Redundant Line Plans, (B) in a manner reasonably necessary to protect the Property and all Improvements (including, without limitation, assuring that no underground lines providing utility or other services to the Building are damaged or impaired), or (C) otherwise in accordance with the terms, provisions and conditions of this First Amendment. In the event that Landlord’s Consultant gives directions to Tenant or to AT&T and its subcontractors with respect to the performance of the Redundant Line Work, but Tenant, AT&T or any one of more of AT&T’s subcontractors fails or refuses to comply therewith, Tenant will cause the performance of the Redundant Line Work to be suspended immediately until either (1) there has been compliance with the directions of Land lord’s Consultant, or (2) it is established to Landlord’s reasonable satisfaction that such compliance is not necessary in order to conform with the requirements of this First Amendment. Anything in this First Amendment to the contrary notwithstanding, any directions given by Landlord’s Consultant will neither constitute any warranty or other undertaking by Landlord or Landlord’s Consultant to Tenant as to the adequacy of such directions nor create any liability or responsibility on the part of Landlord or Landlord’s Consultant with respect thereto, all such liability and responsibility remaining with Tenant or with AT&T and its subcontractors, exercising their independent professional judgment.

(c)        Costs.    Tenant will be solely responsible for all costs and expenses of the Redundant Line Work, and all costs and expenses of the maintenance and operation of the Redundant Line. In addition, Tenant will reimburse Landlord for all costs and expenses of Landlord’s Consultant in connection with the Redundant Line Work, within 30 days after Landlord’s invoice therefor accompanied by reasonable supporting documentation. All such costs will be Additional Rent for purposes of the Lease and, among other things, will be paid by Tenant in order that Tenant complies with its obligations under the Lease to prevent the filing of any mechanics’ liens against the Property or any portion thereof.

Section 3        Indemnification.    Tenant will indemnify, defend and hold harmless Landlord, and its officers, directors, shareholders, managers, members, employees, contractors, consultants and agents, from any Joss, cost, damage, expense and other liability (including, without limitation, reasonable attorneys’ fees and costs) arising out of or suffered in connection with or as a result of the performance of any of the Redundant Line Work, or any portion thereof, or the maintenance or operation by or on behalf of Tenant of the Redundant Line, including, without limitation, any loss, cost, damage, expense or other liability arising out or suffered in connection with (i) any damage to the Property, the Building, the Premises, the premises of any other tenants in the Building, or any portion or portions of any of the foregoing, or (ii) any interruption or interference with services to be provided to the Building or any other tenants in the Building. This indemnification will be in addition to all other indemnification and other obligations of Tenant set forth in the Original Lease.

Section 4        Full Force and Effect.    Except as expressly amended by this First Amendment, the Original Lease will remain in full force and effect in accordance with its terms, provisions and conditions.

[Signatures on following page]

2.

Landlord and Tenant each caused this First Amendment to be executed and delivered by its duly authorized representative to be effective as of the date first above written.

LANDLORD:

Opus Development Corporation, an Illinois corporation formerly known as Opus North Corporation

By:	/s/ David Everson
Name:	David Everson
Title:	General Manager
Vice President, Sales & Finance

TENANT:

Solo Cup Operating Corporation, a Delaware corporation authorized to transact business in Illinois

By:	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	Executive VP-HR, General Counsel

3.

Exhibit A — Identification of Redundant Line Plans

Tenant will be directional boring underneath the existing parking lot, going from the electrical room straight east to property line, at this location we will be setting a 24” X 36” X 24” hand hole. Tenant will need to dig at the Building to find the existing conduits coming out and connect our 4” conduit to an existing sleeve in the Building foundation. The directional bore will not disturb the parking lot unless we need to cross an existing utility then Tenant will have to expose to get a depth on that utility. These location will be restored to original condition.

Second Amendment to Office Lease Agreement

This Second Amendment to Office Lease Agreement (“Second Amendment”) is made and entered into as of the 30th day of August, 2012, by and between Lake Forest Landmark II, LLC, an Illinois limited liability company, successor-in-interest to Opus Development Corporation, an Illinois corporation (formerly known as Opus North Corporation) (“Landlord”), and Solo Cup Operating Corporation, a Delaware corporation authorized to transact business in Illinois (“Tenant”).

Recitals:

A.        Landlord and Tenant are parties to that certain Office Lease Agreement, dated as of August 26, 2008, with an Effective Date (as such term is defined therein) of August 26, 2008 (“Original Lease”), as amended by that certain First Amendment to Office Lease Agreement, dated as of November 23, 2010 (“First Amendment,” and together with the Original Lease, the “Existing Lease”). Pursuant to the Existing Lease, Landlord is leasing to Tenant, and Tenant is leasing from Landlord, the Premises (as such term is defined in the Existing Lease). The Premises constitute certain office space in the Landmark of Lake Forest II Office Building located at 150 South Saunders Road, Lake Forest, Illinois, and are commonly known as Suites 150, 200, 300 and 400.

B.        On December 1, 2010, the Building (as such term is defined in the Existing Lease) experienced an electrical event (“Electrical Event”). Following the Electrical Event, it was discovered that certain of the electrical equipment in or about the Building was damaged. In response to the discovery of damaged electrical equipment, Landlord caused the total replacement of the 4000 amp electrical service to the Building (including 9 electrical feeds/external switchgear/system grounding) (the “Project”), and incurred certain costs in the amount of $271,121.24 in connection therewith (“Project Costs”).

C.        Landlord and Tenant have now reached agreement on the share of the Project Costs to be paid by Tenant as Additional Rent under the Lease.

D.        Landlord and Tenant desire to amend the Existing Lease to reflect such agreement as to Tenant’s share of the Project Costs and the manner in which it will be paid.

Agreements:

Now, therefore, for and in consideration of the foregoing Recitals and the covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Landlord m1d Tenant agree as follows:

Section 1        Meanings of Terms; Incorporation of Recitals.    Except as otherwise set forth in this Second Amendment, all capitalized terms used herein will have the respective meanings given them in the Existing Lease. The Recitals set forth above are hereby incorporated into this Second Amendment and are hereby made a part hereof, as if fully set forth herein.

Section 2        Tenant’s Share of Project Costs.    In addition to paying Tenant’s Share of Operating Expenses in accordance with Section 3 hereof, Tenant will pay to Landlord, as Additional Rent, $225,618.54, being Tenant’s Share (83.217%) of the Project Costs, as follows:

(i)        $12,278.56, covering the period from January 1, 2012, through August 31, 2012, payable on or before September 1, 2012; and

(ii)        139 monthly installments of $1,534.82 each, commencing on September 1, 2012, and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term.

Section 3        Operating Expense Catch-Up.    In addition to paying Tenant’s Share of the Project Costs in accordance with Section 2 hereof, on or before September 1, 2012, Tenant will pay to Landlord, as Additional Rent, $4,837.60, which amount represents a portion of Tenant’s Share of Operating Expenses, which portion was withheld by Tenant for the period from January 1, 2012, through August 31, 2012.

Section 4         Full and Final Payment.    Landlord represents that the Project Costs represent all costs incurred by Landlord in furtherance of the Project for which Landlord is seeking or will seek reimbursement from Tenant. Landlord further represents that it has provided to Tenant copies of invoices or other documentation that detail such costs and the services provided to Landlord in relation to the Project. Landlord and Tenant agree that the payments set forth in Section 2 herein represent Tenant’s full and final payment for all costs associated with the Project. Landlord hereby agrees that Tenant shall not be responsible for any additional costs or liabilities related to the Project (other than the Project Costs), whether known or unknown.

Section 5        Miscellaneous.

(a)        Counterparts; Facsimile and Electronic Signatures.    This Second Amendment may be executed in any number of counterparts, each of which will constitute an original document and all of which together will constitute one instrument. Any party hereto may rely upon a facsimile or electronic copy of an executed counterpart of this Second Amendment, and this Second Amendment will be enforceable against the party executing such counterpart.

(b)        Captions.    The paragraph headings or captions appearing in this Second Amendment are for convenience only, are not a part of this Second Amendment, and are not to be considered in interpreting this Second Amendment.

(c)        Governing Law; Binding Nature: Further Amendment.    This Second Amendment (a) will be construed and enforceable in accordance with the laws of the State of Illinois, without application of its choice of law rules; (b) will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns; and (c) may be modified or amended only by a written agreement executed and delivered by Landlord and Tenant.

2.

(d)        Full Force and Effect.    Except as expressly amended by this Second Amendment, the Existing Lease will remain in full force and effect in accordance with its terms, provisions and conditions. The Existing Lease, as amended by this Second Amendment, will herein and hereafter be referred to as the “Lease.”

(e)         Conflicts.    In the event of any conflict or inconsistency between this Second Amendment and the Existing Lease, the terms, provisions and conditions of this Second Amendment will govern and control.

[Signatures on following page]

3.

Landlord and Tenant each caused this Second Amendment to be executed and delivered by its duly authorized representative to be effective as of the date first above written.

LANDLORD:

Lake Forest Landmark II, LLC, an Illinois limited liability company

By:	NWB Real Estate Company, an Illinois corporation Its Managing Member

	By:	/s/ Charles F. Gross
Charles F. Gross, President

TENANT:

Solo Cup Operating Corporation, a Delaware corporation authorized to transact business in Illinois

By:	/s/ Robert D. Koney, Jr.

Name:	Robert D. Koney, Jr.

Title:	Executive Vice President &
Chief Financial Officer

4.

EXHIBIT B

Sublease

EXHIBIT C

Space Plan

[See Following Pages]

HORIZON PHARMA

150 S Saunders Rd
Lake Forest, IL 60045
08/26/15

STORAGE
BARISTA
AVENUE C
STORAGE ROOM
CATERING
CREALTA PHARMACEUTICALS, LLC.
IN-PROGRESS

SPACE PLAN - FLOOR 1 - OPTION 2

NELSON

HORIZON PHARMA

150 S Saunders Rd
Lake Forest, IL 60045
08/26/15

IN-PROGRESS

SPACE PLAN - FLOOR 3 - OPTION 3 - REVISION 2

NELSON